Filed Pursuant to Rule 424(b)(3)
Registration No. 333-182469

The information in this preliminary prospectus supplement is not complete and may be changed. Neither this preliminary prospectus supplement nor the accompanying prospectus is an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion. Dated September 9, 2012.

Preliminary Prospectus Supplement to Prospectus dated June 29, 2012

            Shares

American International Group, Inc.

Common Stock

The United States Department of the Treasury (the “selling shareholder” or “Treasury”) is offering          shares of the common stock, par value $2.50 per share (the “common stock”), of American International Group, Inc. (“AIG”). AIG will not receive any of the proceeds from the sale of the shares being sold by the selling shareholder.

Subject to the completion of this offering, AIG intends to purchase up to $5.0 billion of common stock in this offering at a price per share equal to the initial price to public.

The common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “AIG.” The last reported sale price of the common stock on September  7, 2012 was $33.99 per share.

See “Risk Factors” beginning on page S-4 of this prospectus supplement and in Item 1A. of Part II of AIG’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2012 and Item 1A. of Part I of AIG’s Annual Report on Form 10-K for the year ended December 31, 2011 to read about risk factors you should consider before buying shares of the common stock.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total
Initial price to public	$	$
Underwriting discount to be paid by AIG with respect to the shares sold by the selling shareholder (excluding shares purchased by AIG in this offering) (1)	$	$
Proceeds to the selling shareholder (1)(2)	$	$

(1)	AIG has agreed to pay the underwriting discount with respect to the shares sold by the selling shareholder (excluding shares purchased by AIG in this offering), totaling $ with respect to shares (or $ assuming full exercise of the underwriters’ over-allotment option to purchase additional shares from the selling shareholder). No underwriting discount will be paid to the underwriters with respect to the shares purchased by AIG in this offering.
(2)	AIG will not receive any of the proceeds from the sale of the shares offered by the selling shareholder.

The underwriters have the option to purchase within 30 days of the date of this prospectus supplement up to an additional         shares from the selling shareholder to cover over-allotments, if any, at the initial price to the public. AIG has agreed to pay the underwriting discount with respect to any shares sold by the selling shareholder (excluding shares purchased by AIG in this offering).

The underwriters expect to deliver the shares against payment in New York, New York on or about September     , 2012.

Joint Global Coordinators

Citigroup	Deutsche Bank Securities	Goldman, Sachs & Co.	J.P. Morgan

Joint Book-Runners

BofA Merrill Lynch	Barclays	Morgan Stanley	RBC Capital Markets

UBS Investment Bank	Wells Fargo Securities	Credit Suisse	Macquarie Capital

Prospectus Supplement dated September     , 2012.

We are responsible only for the information contained in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein and any related free writing prospectus issued or authorized by us. Neither we, the selling shareholder nor any underwriter has authorized anyone to provide you with any other information, and we, the selling shareholder and the underwriters take no responsibility for any other information that others may give you. The selling shareholder and the underwriters are offering to sell the common stock only in jurisdictions where offers and sales are permitted. The offer and sale of the common stock in certain jurisdictions is subject to the restrictions described herein under “Underwriting — Selling Restrictions.” The information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein by reference is accurate only as of the date on the front of those documents, regardless of the time of delivery of those documents or any sale of our common stock.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying prospectus, which describes more general information regarding AIG’s securities, some of which does not apply to this offering. This prospectus supplement and the accompanying prospectus are part of a registration statement (the “registration statement”) that we filed with the Securities and Exchange Commission (“SEC”) using the SEC’s shelf registration rules. You should read both this prospectus supplement and the accompanying prospectus, together with additional information incorporated by reference herein and therein as described under the heading “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus.

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus supplement to “AIG,” “we,” “us,” “our” or similar references mean American International Group, Inc. and not its subsidiaries.

If the information set forth in this prospectus supplement differs in any way from the information set forth in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement. The information contained in this prospectus supplement or the accompanying prospectus or in the documents incorporated by reference herein and therein is only accurate as of their respective dates.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

This prospectus supplement and the accompanying prospectus and other publicly available documents, including the documents incorporated herein and therein by reference, may include, and officers and representatives of AIG may from time to time make, projections, goals, assumptions and statements that may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These projections, goals, assumptions and statements are not historical facts but instead represent only AIG’s belief regarding future events, many of which, by their nature, are inherently uncertain and outside AIG’s control. These projections, goals, assumptions and statements include statements preceded by, followed by or including words such as “believe,” “anticipate,” “expect,” “intend,” “plan,” “view,” “target” or “estimate.” These projections, goals, assumptions and statements may address, among other things:

•	the timing of the disposition of the ownership position of Treasury in AIG;

•	the monetization of AIG’s interests in International Lease Finance Corporation (“ILFC”);

•	AIG’s exposures to subprime mortgages, monoline insurers, the residential and commercial real estate markets, state and municipal bond issuers and sovereign bond issuers;

•	AIG’s exposure to European governments and European financial institutions;

•	AIG’s strategy for risk management;

•	AIG’s ability to retain and motivate its employees;

•	AIG’s generation of deployable capital;

•	AIG’s return on equity and earnings per share long-term aspirational goals;

•	AIG’s strategies to grow net investment income, efficiently manage capital and reduce expenses;

•	AIG’s strategies for customer retention, growth, product development, market position, financial results and reserves; and

•	the revenues and combined ratios of AIG’s subsidiaries.

S-ii

It is possible that AIG’s actual results and financial condition will differ, possibly materially, from the results and financial condition indicated in these projections, goals, assumptions and statements. Factors that could cause AIG’s actual results to differ, possibly materially, from those in the specific projections, goals, assumptions and statements include:

•	actions by credit rating agencies;

•	changes in market conditions;

•	the occurrence of catastrophic events;

•	significant legal proceedings;

•	the timing of, and the applicable requirements of, any new regulatory framework to which AIG becomes subject;

•	concentrations in AIG’s investment portfolios, including its municipal bond portfolio;

•	judgments concerning casualty insurance underwriting and reserves;

•	judgments concerning the recognition of deferred tax assets;

•	judgments concerning deferred policy acquisition costs recoverability;

•	judgments concerning the recoverability of aircraft values in ILFC’s fleet; and

•

such other factors as are discussed throughout the “Risk Factors” section of this prospectus supplement, discussed throughout Part I, Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations and in Part II, Item 1A. Risk Factors of AIG’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2012, and discussed throughout Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and in Part I, Item 1A. Risk Factors of AIG’s Annual Report on Form 10-K for the year ended December 31, 2011, as amended by Amendment No. 1 and Amendment No. 2 on Form 10-K/A filed on February 27, 2012 and March 30, 2012, respectively (collectively, the “Annual Report on Form 10-K”), and discussed throughout Exhibit 99.2, Management’s Discussion and Analysis of Financial Condition and Results of Operations of AIG’s Current Report on Form 8-K dated May 4, 2012.

AIG is not under any obligation (and expressly disclaims any obligation) to update or alter any projections, goals, assumptions or other statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise.

Unless the context otherwise requires, the term “AIG” in this “Cautionary Statement Regarding Forward-Looking Information” section means American International Group, Inc. and its consolidated subsidiaries.

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WHERE YOU CAN FIND MORE INFORMATION

AIG is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and files with the SEC proxy statements, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as required of a U.S. publicly listed company. You may read and copy any document AIG files at the SEC’s public reference room in Washington, D.C. at 100 F Street, NE, Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. AIG’s SEC filings are also available to the public through:

•	The SEC’s website at www.sec.gov; and

•	The New York Stock Exchange, 20 Broad Street, New York, New York 10005.

AIG’s common stock is listed on the NYSE and trades under the symbol “AIG.”

AIG has filed with the SEC a registration statement on Form S-3 relating to the common stock. This prospectus supplement is part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus supplement to a contract or other document, please be aware that the reference is not necessarily complete and that you should refer to the exhibits that are part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC’s public reference room in Washington, D.C. as well as through the SEC’s internet site noted above.

The SEC allows AIG to “incorporate by reference” the information AIG files with the SEC (other than information that is deemed “furnished” to the SEC) which means that AIG can disclose important information to you by referring to those documents, and later information that AIG files with the SEC will automatically update and supersede that information as well as the information contained in this prospectus supplement. AIG incorporates by reference the documents listed below and any filings made with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act until all the shares of the common stock to which this prospectus supplement relates are sold or the offering is otherwise terminated (except for information in these documents or filings that is deemed “furnished” to the SEC):

(1) Annual Report on Form 10-K for the year ended December 31, 2011 filed on February 23, 2012, Amendment No. 1 on Form 10-K/A filed on February 27, 2012 and Amendment No. 2 on Form 10-K/A filed on March 30, 2012.

(2) Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2012 filed on May 3, 2012 and Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2012 filed on August 2, 2012.

(3) The definitive proxy statement on Schedule 14A filed on April 5, 2012.

(4) Current Reports on Form 8-K filed on January 11, 2012, February 23, 2012, March 5, 2012, March 6, 2012, March 8, 2012, March 13, 2012, March 13, 2012, March 22, 2012, March 22, 2012, April 10, 2012, May 3, 2012, May 4, 2012, May 10, 2012, May 10, 2012, May 16, 2012, May 24, 2012, June 21, 2012, June 29, 2012, July 11, 2012, August 2, 2012, August 8, 2012, August 20, 2012, August 23, 2012, September 6, 2012 and September 7, 2012.

(5) The description of common stock in the registration statement on Form 8-A, dated September 20, 1984, filed pursuant to Section 12(b) of the Exchange Act, and the description of the share purchase rights associated with the common stock in the registration statement on Form 8-A, dated March 9, 2011, filed pursuant to Section 12(b) of the Exchange Act.

S-iv

AIG will provide without charge to each person, including any beneficial owner, to whom this prospectus supplement is delivered, upon his or her written or oral request, a copy of any or all of the reports or documents referred to above that have been incorporated by reference into this prospectus supplement excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You can request those documents from AIG’s Investor Relations Department, 180 Maiden Lane, New York, New York 10038, telephone 212-770-6293, or you may obtain them from AIG’s corporate website at www.aig.com. Except for the documents specifically incorporated by reference into this prospectus supplement, information contained on AIG’s website or that can be accessed through its website is not incorporated into and does not constitute a part of this prospectus supplement. AIG has included its website address only as an inactive textual reference and does not intend it to be an active link to its website.

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SUMMARY

This summary highlights information contained elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. As a result, it does not contain all of the information that may be important to you or that you should consider before investing in our common stock. You should read carefully this entire prospectus supplement and the accompanying prospectus, including the “Risk Factors” section of this prospectus supplement, Part II, Item 1A. of AIG’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2012, Part I, Item 1A. Risk Factors of our Annual Report on Form 10-K, and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, which are described under “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus. Unless otherwise indicated, the information contained in this summary assumes no exercise by the underwriters of their over-allotment option to purchase additional shares from the selling shareholder.

American International Group, Inc.

AIG, a Delaware corporation, is a leading international insurance organization serving customers in more than 130 countries. AIG companies serve commercial, institutional and individual customers through one of the most extensive worldwide property-casualty networks of any insurer. In addition, AIG companies are leading providers of life insurance and retirement services in the United States. AIG’s principal executive offices are located at 180 Maiden Lane, New York, New York 10038, and its main telephone number is (212) 770-7000. AIG’s internet address for its corporate website is www.aig.com. Except for the documents referred to under “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus which are specifically incorporated by reference into this prospectus supplement and the accompanying prospectus, information contained on AIG’s website or that can be accessed through its website is not incorporated into and does not constitute a part of this prospectus supplement or the accompanying prospectus. AIG has included its website address only as an inactive textual reference and does not intend it to be an active link to its website.

Recent Developments

On September 5, 2012, AIG’s Board of Directors authorized the purchase of shares of its common stock with an aggregate purchase amount of up to $5.0 billion in this offering. Subject to the completion of this offering, AIG intends to purchase up to $5.0 billion of common stock in this offering at a price per share equal to the initial price to public set forth on the cover of this prospectus supplement. No underwriting discount will be paid to the underwriters with respect to the shares purchased by AIG in this offering.

On September 6, 2012, AIG priced the sale of approximately 591.9 million ordinary shares of AIA Group Limited (“AIA”) by means of a placing to certain institutional investors. Upon the closing of the placing, which is scheduled for September 11, 2012 and is subject to customary closing conditions, AIG will receive net proceeds of approximately US$2.0 billion. The ordinary shares of AIA have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any other applicable law, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and any other applicable law.

AIG expects to use $3.0 billion of cash and short-term investments, which includes $2.5 billion from AIG’s Direct Investment Book (the “DIB”), and the $2.0 billion in net proceeds from the sale of shares of AIA to purchase its shares in this offering. On September 11, 2012, the DIB is expected to receive shares of AIA currently owned by AIA Aurora LLC, a wholly owned subsidiary of AIG. DIB liquidity after these transactions will remain in excess of the amount AIG believes to be necessary to meet all of the DIB’s maturing liabilities even in stress scenarios without having to liquidate DIB assets or rely on additional liquidity from AIG.

Upon completion of this offering, Treasury will own less than 50% of our common stock. As a result, we will be regulated by the Board of Governors of the Federal Reserve System (“FRB”) as a savings and loan holding company (“SLHC”). A more detailed discussion of the regulations that are expected to be applicable to us is set forth below under “Regulation.”

Summary of the Offering

Common stock the selling shareholder is offering	Shares

Underwriters’ over-allotment option to purchase additional shares from the selling shareholder	Shares

Common stock outstanding as of August 31, 2012	1,630,132,809 Shares

Use of proceeds	We will not receive any of the proceeds from the sale of the shares offered by the selling shareholder. We will pay the underwriting discount with respect to the shares sold by the selling shareholder, but no underwriting discount will be paid to the underwriters with respect to the shares purchased by AIG in this offering. We will pay our share of the offering expenses, including the fees and expenses of counsel for the selling shareholder.

Treasury ownership after completion of this offering	shares (approximately % of the outstanding shares as of August 31, 2012, as adjusted for AIG’s repurchase of shares in this offering), assuming no exercise of the underwriters’ over-allotment option to purchase additional shares from the selling shareholder.

New York Stock Exchange, or “NYSE,” Listing Ticker Symbol	“AIG”

The offer and sale of the common stock in certain jurisdictions is subject to the restrictions described herein under “Underwriting — Selling Restrictions.”

RISK FACTORS

An investment in our common stock involves certain risks. You should carefully consider the risks described below and in Part II, Item 1A. Risk Factors of our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2012 and Part I, Item 1A. Risk Factors of our Annual Report on Form 10-K, as well as the other information included in this prospectus supplement and the accompanying prospectus, or incorporated by reference into this prospectus supplement and the accompanying prospectus, before purchasing shares of our common stock.

We may be unable to pay dividends or repurchase shares of our common stock and we currently do not pay cash dividends and do not expect to pay cash dividends in the foreseeable future.

We have not paid any cash dividends since September 2008, and we do not anticipate paying cash dividends in the foreseeable future. No assurance can be given that we will begin paying cash dividends.

Our regulatory status will affect our ability to pay dividends or repurchase shares of our common stock. Companies that control a federal savings association, such as AIG Federal Savings Bank, are generally SLHCs and subject to regulation by the FRB. However, companies that are majority owned by the United States are excluded from being treated as SLHCs. Upon completion of this offering, Treasury will cease to own at least 50 percent of the outstanding shares of our common stock, and, as a result, we will be regulated by the FRB as an SLHC. The FRB, as a supervisory matter, could limit our ability to pay dividends or repurchase shares of our common stock. The payment of dividends and repurchase of shares of common stock may depend, among other things, on whether we are “well capitalized” and whether we have demonstrated profitability. In addition, the FRB has proposed consolidated capital requirements that would apply to SLHCs and will propose enhanced prudential standards for SLHCs, all of which could, when adopted, restrict our ability to pay dividends and repurchase our common stock. In addition, if we are treated as a systemically important financial institution (“SIFI”) under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“Dodd-Frank”), we will be subject to an additional regulatory framework that could further limit our ability to pay dividends or repurchase shares of our common stock. A more detailed discussion of the SHLC regulatory framework that is expected to be applicable to us is set forth below under “Risk Factors — Upon the completion of this offering, we will become regulated by the FRB, and the enactment of Dodd-Frank will subject us to substantial additional federal regulation, either or both of which may materially and adversely affect our businesses, results of operations, cash flows, financial condition and credit ratings,” and “Regulation.” We are unable to predict if or when we will be able to pay dividends or repurchase shares of our common stock consistent with future regulatory restrictions.

Even if regulatory approval of a payment of dividends or a repurchase of shares of our common stock is received, the payment of any dividend or repurchase of any shares of common stock will be subject to the approval of our Board of Directors, in its sole discretion. In considering whether to pay a dividend or repurchase shares of common stock, our Board of Directors will take into account such matters as our financial position, the performance of our businesses, our consolidated financial condition, results of operations and liquidity, available capital, the existence of investment opportunities, contractual, legal and regulatory restrictions on the payment of dividends by our subsidiaries to us, rating agency considerations, including the potential effect on our debt ratings, and such other factors as our Board of Directors may deem relevant.

In 2012, we have repurchased approximately $8 billion of common stock that had been offered in three registered offerings by the selling shareholder of shares of our common stock. Our Board of Directors has authorized the purchase of additional shares of our common stock with an aggregate purchase amount of up to $5.0 billion in this offering. Subject to the completion of this offering, we intend to purchase up to $5.0 billion of common stock in this offering at a price per share equal to the initial price to public. The timing of additional purchases, if any, will depend on future regulatory restrictions, further board action, market conditions, our financial condition, results of operations, liquidity, rating agency considerations and other factors. There is no assurance that we will repurchase any additional shares.

Upon the completion of this offering, we will become regulated by the FRB, and the enactment of Dodd-Frank will subject us to substantial additional federal regulation, either or both of which may materially and adversely affect our businesses, results of operations, cash flows, financial condition and credit ratings.

On July 21, 2010, Dodd-Frank, which effects comprehensive changes to the regulation of financial services in the United States, was signed into law. Dodd-Frank directs existing and newly-created government agencies and bodies to promulgate regulations implementing the law, an ongoing process anticipated to continue over the next few years. We cannot predict with certainty the requirements of the regulations ultimately adopted or how or whether Dodd-Frank and such regulations will affect our businesses, results of operations, cash flows or financial condition, require us to raise additional capital or result in a downgrade of our credit ratings.

Upon completion of this offering, Treasury will cease to own at least 50 percent of the outstanding shares of our common stock, and we will be regulated as an SLHC. As a result:

•

We will be subject to FRB examination, supervision and enforcement authority and reporting requirements. We cannot predict how the FRB will exercise general supervisory authority over us. The FRB could, as a prudential matter, for example, limit our ability to pay dividends, repurchase shares of our common stock or acquire or enter into other businesses.

•

If rules proposed by the FRB in June 2012 are adopted as proposed, we will be subject to the same minimum leverage and risk-based capital requirements applicable to insured depository institutions and bank holding companies, starting on January 1, 2013. These rules implement the so-called Basel III capital accords, which generally increase capital requirements for banking institutions compared to existing requirements. We cannot predict whether the capital regulations will be adopted as proposed. In addition, as the increased capital standards fully phase in during the period 2013–2018, we may be required to raise additional capital to meet the new requirements or restrict our growth, acquisitions, dividends or repurchases of our common stock.

•

We may become subject to enhanced prudential standards, which have been proposed by the FRB for bank holding companies and SIFIs but have not yet been proposed for SLHCs. We cannot predict what enhanced prudential standards the FRB will promulgate for SLHCs and how they will differ from the standards for bank holding companies and SIFIs.

Under Dodd-Frank, we may become subject to additional requirements if we are designated as a SIFI by the Financial Stability Oversight Council (“Council”). If we are designated as a SIFI, we will be regulated by the FRB both as a SIFI and in our capacity as an SLHC. The regulations applicable to SIFIs and to SLHCs, when all have been adopted as final rules, may differ materially from each other.

If we are designated as a SIFI:

•	We would become subject to capital plan and stress test requirements to determine whether, on a consolidated basis, we have the capital necessary to absorb losses due to adverse economic conditions.

•

We would be subject to stricter prudential standards, including stricter requirements and limitations relating to risk-based capital, leverage, liquidity and credit exposure, as well as overall risk management requirements, management interlock prohibitions and a requirement to maintain a plan for rapid and orderly dissolution in the event of severe financial distress.

•	We would become subject to a new early remediation regime process to be administered by the FRB.

If we are designated as a SIFI and determined to be a grave threat to U.S. financial stability:

•	We would be required to maintain a debt-to-equity ratio of no more than 15:1.

•	The FRB may:

•	limit our ability to merge with, acquire, consolidate with, or become affiliated with another company;

•	restrict our ability to offer specified financial products;

•	require us to terminate specified activities;

•	impose conditions on how we conduct our activities; or

•

with approval of the Council, and a determination that the foregoing actions are inadequate to mitigate a threat to U.S. financial stability, require us to sell or otherwise transfer assets or off-balance-sheet items to unaffiliated entities.

See “Regulation” below for further discussion of this potential regulation.

If we continue to control AIG Federal Savings Bank or another insured depository institution, we will become subject to the “Volcker Rule,” which limits “proprietary trading” and the sponsorship of, or investment in “covered funds.” The term “covered funds” includes hedge, private equity or similar funds and, in certain cases, issuers of asset backed securities if such securities have equity-like characteristics. These prohibitions could substantially impact our investment portfolios as they are currently managed. The Volcker Rule, as proposed, contains an exemption for proprietary trading by insurance companies for their general account, but the final extent of this exemption cannot be predicted. Even if we no longer controlled an insured depository institution, we might still be subject to additional capital and quantitative limitations under the Volcker Rule as a SIFI.

In addition, Dodd-Frank establishes a new framework for regulation of over-the-counter (“OTC”) derivatives under which we may have to collateralize previously uncollateralized swaps. These additional obligations to post collateral or the costs of assignment, termination or obtaining alternative credit could have a material adverse effect on us. This new framework may also increase the cost of conducting a hedging program or have other effects materially adverse to us.

We cannot predict the requirements of the regulations ultimately adopted, the level and magnitude of supervision we may become subject to, or how Dodd-Frank and such regulations will affect the financial markets generally or our businesses, results of operations, cash flows or financial condition. It is possible that the regulations adopted under Dodd-Frank could significantly alter our business practices, require us to raise additional capital, impose burdensome and costly requirements and add additional costs. Some of the regulations may also affect the perceptions of regulators, rating agencies, customers, counterparties, creditors or investors about our financial strength and could potentially affect our financing costs or result in a ratings downgrade.

Our holding company structure and certain regulatory and other constraints could affect our ability to pay our obligations.

We are a holding company and we conduct substantially all of our operations through subsidiaries. We depend on dividends, distributions and other payments from our subsidiaries to fund payments on our obligations, including debt obligations. Further, the majority of our investments are held by our regulated subsidiaries. Our subsidiaries may be limited in their ability to make dividend payments or advance funds to us in the future because of the need to support their own capital levels.

Treasury will continue to be a significant shareholder after this offering and may have interests inconsistent with other holders of our common stock.

Treasury currently has approximately 53 percent of the voting power of our common stock before this offering. The voting power of our common stock held by Treasury would be reduced to approximately              percent of our outstanding common stock after the completion of this offering, assuming no exercise of the underwriters’ over-allotment option to purchase additional shares from the selling shareholder. The interests of Treasury (as a government entity) may not be the same as those of other holders of our common stock.

Treasury will continue to have a significant vote on matters subject to shareholder approval, including:

•	approval of mergers or other business combinations;

•	a sale of all or substantially all of our assets;

•	amendments to our restated certificate of incorporation; and

•	other matters that might be favorable to Treasury, but not to our other shareholders.

Moreover, Treasury’s significant vote in connection with a change in control of us could also have an adverse effect on the market price of our common stock. Treasury may, subject to applicable securities laws and except as described under “Underwriting,” transfer all, or a portion of, our common stock to another person or entity and, in the event of such a transfer, that person or entity could become a significant shareholder. Treasury’s rights under a registration rights agreement, dated as of January 14, 2011, between us and Treasury (the “Registration Rights Agreement”), may be assigned to any person purchasing over $500 million of our common stock.

We granted Treasury certain registration rights and, subject to certain exceptions, the ability to control the terms, conditions and pricing of any offering in which it participates, including any primary offering by us.

Under the Registration Rights Agreement, we have granted Treasury registration rights with respect to the shares of our common stock issued in connection with a series of integrated transactions with the Treasury, the Federal Reserve Bank of New York (the “FRBNY”) and the AIG Credit Facility Trust (the “Trust”) that closed on January 14, 2011 to recapitalize AIG (the “Recapitalization”), including:

•	the right to participate in any registered offering of our common stock by us;

•	the right to demand no more than twice in any 12-month period that we effect a registered fully marketed offering of its shares;

•	the right to engage in at-the-market offerings; and

•

subject to certain exceptions, the right to approve the terms, conditions and pricing of any registered offering in which it participates until its ownership falls below 33 percent of our voting securities then outstanding.

Possible future sales of our common stock by Treasury, or the perception that such sales could occur, could adversely affect the market for our common stock.

Under the Registration Rights Agreement, we have granted Treasury the registration rights described above. Although we can make no prediction as to the effect, if any, that sales by Treasury would have on the market price of our common stock, sales of substantial amounts of our common stock, or the perception that such sales could occur, could adversely affect the market price of our common stock.

Possible future sales or other dilution of our equity by us, or the perception of any such possible future sales, may adversely affect the market price of our common stock.

Except as described under “Underwriting,” and subject to Treasury’s rights under, and the restrictions contained in, the Registration Rights Agreement, we are not restricted from issuing additional shares of our common stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, our common stock, such as various warrants issued by us. The issuance of the additional shares of our common stock or such other securities will dilute the ownership interest of the existing holders of our common stock. The market price of our common stock could decline as a result of sales of shares of our common stock or sales of such other securities made after this offering or the perception that such sales could occur.

The price of our common stock has fluctuated and may continue to fluctuate significantly, which may make it difficult for you to resell shares of our common stock owned by you at times or at prices you find attractive.

The price of our common stock on the NYSE constantly changes and has been highly volatile. We expect that the market price of our common stock will continue to fluctuate.

Our stock price may fluctuate as a result of a variety of factors, many of which are beyond our control. These factors include:

•

sales of common stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, our common stock, or the perception that such sales could occur, or other actions by Treasury;

•	periodic variations in our operating results or the quality of our assets;

•	operating results that vary from the expectations of securities analysts and investors;

•	changes in expectations as to our future financial performance;

•	the operating and securities price performance of other companies that investors believe are comparable to us;

•	actions by credit rating agencies;

•

factors as noted or referenced in this prospectus supplement under “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Information” and under comparable headings in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus; and

•

changes in global financial markets and global economies and general market conditions, such as interest or foreign exchange rates, stock, commodity or real estate valuations or volatility, adverse European economic and financial conditions related to sovereign debt issues in certain countries, concerns regarding the European Union or geopolitical or military crises.

In addition, in recent years, the stock market in general has experienced extreme price and volume fluctuations. This volatility has significantly affected the market prices of securities issued by many companies, including for reasons unrelated to their operating performance. These broad market fluctuations may adversely affect our stock price regardless of our operating results.

Our common stock is an equity security and is subordinate to our existing and future indebtedness and our preferred stock.

Shares of our common stock are equity interests in us and do not constitute indebtedness. This means that shares of our common stock will rank junior to all of our indebtedness and to other non-equity claims against us and our assets available to satisfy claims against us, including in our liquidation. Additionally, the holders of our common stock are subject to the prior dividend and liquidation rights of holders of our preferred stock or the depositary shares representing such preferred stock then outstanding. Our Board of Directors is authorized to issue additional classes or series of preferred stock without any action on the part of the holders of our common stock.

The amendment to our previously amended and restated certificate of incorporation (the “Protective Amendment”) and our Tax Asset Protection Plan (the “Plan”) could have an anti-takeover effect.

Although the reason our Board of Directors approved the Protective Amendment (which has been included in our restated certificate of incorporation) and adopted the Plan is to protect the long-term value of certain tax attributes that may reduce future income taxes, the Protective Amendment could be deemed to have an anti-takeover effect because, among other things, it will restrict the ability of a person, entity or group to accumulate

4.99 percent or more of our common stock. Similarly, while the Plan is not intended to prevent a takeover, it does have a potential anti-takeover effect because an acquiring person may be diluted upon the occurrence of a triggering event. Accordingly, the overall effects of the Protective Amendment and the Plan may be to render more difficult, or discourage, a merger, tender offer, proxy contest or assumption of control by a substantial holder of our securities. See “Description of Common Stock — Protective Amendment” and “Description of Common Stock — The Tax Asset Protection Plan” in this prospectus supplement for a more detailed discussion about the Protective Amendment and the Plan.

Our ability to utilize tax losses and credits carryforwards to offset future taxable income may be significantly limited if we experience an “ownership change” under the Internal Revenue Code.

As of June 30, 2012, we had substantial net operating loss carryforwards, capital loss carryforwards and foreign tax credits carryforwards to reduce future income taxes (“tax assets”). Our ability to utilize such tax assets to offset future taxable income may be significantly limited if we experience an “ownership change” as defined in Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”). While the Treasury owned more than 50 percent of our common stock, under guidance issued by the Internal Revenue Service, we were not treated as having experienced an ownership change. However, as a result of this offering, the Treasury’s ownership of our outstanding common stock will fall below 50 percent, and it will now be possible for us to experience an ownership change. An “ownership change” will generally occur if the percentage of our “stock” owned by “5-percent shareholders” (as defined in Section 382 of the Code) has increased by more than 50 percentage points over the lowest percentage of our “stock” owned by such shareholders at any time during a 3-year period, with certain exceptions related to the disposition of the common stock held by the Treasury. If we were to experience an “ownership change,” it is possible that a significant portion of our tax assets could expire before we would be able to use them to offset future taxable income. Based on the proposed method of distributing the common stock offered hereby, we do not, however, expect this offering to result in an “ownership change.”

On March 9, 2011, our Board of Directors adopted the Plan to help protect our ability to recognize tax benefits from certain tax attributes in order to reduce our potential future income tax liability. At our annual meeting of shareholders on May 11, 2011, our shareholders ratified the Plan and also adopted the Protective Amendment, which is designed to prevent certain transfers of our common stock that could result in an “ownership change.” While the Plan and the Protective Amendment are intended to deter and prevent acquisitions of our common stock that may result in an “ownership change,” such acquisitions may still occur. See “Description of Common Stock — Protective Amendment” and “Description of Common Stock — The Tax Asset Protection Plan” in this prospectus supplement for a more detailed discussion about the Protective Amendment and the Plan.

The selling shareholder is a federal agency, and your ability to bring a claim against the selling shareholder under the federal securities laws may be limited.

The doctrine of sovereign immunity, as limited by the Federal Tort Claims Act (the “FTCA”), provides that claims may not be brought against the United States of America or any agency or instrumentality thereof unless specifically permitted by an act of Congress. The FTCA bars claims for fraud or misrepresentation. At least one federal court, in a case involving a federal agency, has held that the United States may assert its sovereign immunity to claims brought under the federal securities laws. In addition, Section 3(c) of the Exchange Act provides that the selling shareholder and its officers, agents and employees are exempt from liability for any violation or alleged violation of any provision of the Exchange Act, including the anti-fraud provisions of Section 10(b) of the Exchange Act. Accordingly, any attempt to assert such a claim against the officers, agents or employees of the selling shareholder for a violation of the Securities Act or the Exchange Act resulting from an alleged material misstatement in or material omission from this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein or the registration statement, or resulting from any other act or omission in connection with the offering by the selling shareholder, would likely be barred.

REGULATION

The following updates the information contained under “Business — Regulation — Supervisory Coordinator” and “Business — Regulation — Dodd-Frank Wall Street Reform and Consumer Protection Act” in Item 1 of Part I of our Annual Report on Form 10-K.

AIG’s operations around the world are subject to regulation by many different types of regulatory authorities, including insurance, securities, investment advisory, banking and thrift regulators in the United States and abroad.

Federal Reserve Supervision; European Supervisory Coordinator

In 1999, AIG became a unitary savings and loan holding company (a “unitary SLHC”), which is a SLHC that controls only one savings association, within the meaning of the Home Owners’ Loan Act (“HOLA”) when the U.S. Office of Thrift Supervision (“OTS”) granted AIG approval to organize AIG Federal Savings Bank. Companies that are majority owned by the United States are excluded from the definition of SLHC under HOLA and therefore not subject to regulation as SLHCs. AIG was subject to OTS regulation, examination, supervision and reporting requirements before Treasury held majority voting control over AIG. After Treasury obtained majority voting control, the OTS withdrew as AIG’s supervisor, which was effective in March 2010, and AIG was thus no longer subject to regulation as an SLHC.

Before 1999, a unitary SLHC, such as AIG, was not restricted as to the types of business in which it could engage, as long as its savings association subsidiary continued to be a qualified thrift lender under HOLA. The Gramm-Leach-Bliley Act of 1999 (“GLBA”) provides that no company may acquire control of a savings association after May 4, 1999 unless it engages only in the financial activities permitted for financial holding companies under the law or for SLHCs that control multiple savings associations. The GLBA, however, grandfathers the unrestricted authority for activities of a unitary SLHC existing prior to May 4, 1999, as long as its savings association subsidiary continues to be a qualified thrift lender. As a unitary SLHC whose application was pending as of May 4, 1999, AIG is grandfathered under GLBA and generally is not restricted under existing laws as to the types of business activities in which it may engage, as long as AIG Federal Savings Bank continues to be a qualified thrift lender.

Dodd-Frank, signed into law on July 21, 2010 and described more fully below, dissolved the OTS and transferred its functions and personnel to the Office of the Comptroller of the Currency (“OCC”), the Federal Deposit Insurance Corporation (“FDIC”) and the FRB. Supervision of federal savings associations, such as AIG Federal Savings Bank, has been transferred to the OCC, and supervision of SLHCs has been transferred to the FRB. Elements of Dodd-Frank also align the regulation of SLHCs more closely to that of bank holding companies, and the FRB is taking additional steps to do so under both Dodd-Frank and the FRB’s supervisory and rulemaking authority over SLHCs. Changes mandated by Dodd-Frank include requiring the FRB to promulgate capital requirements for SLHCs and imposing enhanced prudential standards on SLHCs with consolidated assets of $50 billion or more. Although Dodd-Frank in general further restricts the ability of an SLHC to engage in financial holding company activities, by requiring it to meet all of the requirements applicable to a bank holding company, these changes do not restrict the activities of grandfathered unitary SLHCs, which retain their GLBA exemption.

Upon completion of this offering, Treasury will cease to own at least 50 percent of the outstanding shares of AIG common stock, and, consequently, AIG will be regulated and subject to FRB examination, supervision and enforcement authority and reporting requirements as an SLHC. As discussed in further detail below, the FRB, OCC and FDIC have also recently proposed revised minimum leverage and risk-based capital requirements that would apply to all bank holding companies and SLHCs, as well as to insured depository institutions, such as AIG Federal Savings Bank. In addition, the FRB is required by Dodd-Frank to propose enhanced prudential standards for bank holding companies with over $50 billion in assets and SIFIs and, to a more limited extent in connection with stress testing requirements, SLHCs with over $50 billion in assets, such as AIG, once Treasury owns less than 50 percent of our common stock. The FRB has proposed enhanced prudential standards for bank holding companies and SIFIs and has stated its intention to propose enhanced prudential standards for SLHCs pursuant to HOLA. The proposed regulations are described below. AIG cannot predict whether the capital regulations will be adopted as proposed or what enhanced prudential standards the FRB will promulgate for SLHCs, either generally or as applicable to insurance businesses. Further, AIG cannot predict how the FRB will exercise general supervisory authority over AIG, although the FRB could, as a prudential matter, for example, limit AIG’s ability to pay dividends, repurchase shares of its common stock or acquire or enter into other businesses.

In addition, Dodd-Frank requires SIFIs to be subject to regulation, examination and supervision by the FRB. SIFIs will be designated by the Council created by Dodd-Frank. If AIG is designated as a SIFI, AIG will be regulated by the FRB both in that capacity and in its capacity as an SLHC. The regulations applicable to SIFIs and to SLHCs, when all have been adopted as final rules, may differ materially from each other.

Directive 2002/87/EC (the Directive) issued by the European Parliament provides that certain financial conglomerates with regulated entities in the European Union, such as AIG, are subject to supplementary supervision. Pursuant to the Directive, the Commission Bancaire, the French banking regulator, was appointed as AIG’s supervisory coordinator. From February 2007 until March 2010, with the approval of the Commission Bancaire, the OTS acted as AIG’s equivalent supervisor, as permitted by the Directive in circumstances in which a financial conglomerate organized outside the European Union, such as AIG, has proposed to have one of its existing regulators recognized as its coordinator and such regulator’s supervision is determined to be equivalent to that required by the Directive. Since March 2010, AIG has been in discussions with, and has provided information to, the Autorité de Contrôle Prudentiel (formerly, the Commission Bancaire) and the UK Financial Services Authority regarding the possibility of proposing another of AIG’s existing regulators as its equivalent supervisor.

Dodd-Frank Wall Street Reform and Consumer Protection Act

Dodd-Frank effects comprehensive changes to the regulation of financial services in the United States and will subject AIG to substantial additional federal regulation. Dodd-Frank is intended to enhance the safety and soundness of U.S. financial institutions and increase public confidence in them. Dodd-Frank directs existing and newly-created government agencies and oversight bodies to promulgate regulations implementing the law, an ongoing process that has begun and is anticipated to continue over the next few years. While a number of regulations have been adopted, other regulations have only been proposed or have yet to be proposed. Therefore, AIG cannot predict with certainty the requirements of the regulations ultimately adopted or how or whether Dodd-Frank and such regulations will affect the financial markets generally, impact AIG’s businesses, results of operations, cash flows or financial condition, or require AIG to raise additional capital or result in a downgrade of AIG’s credit ratings.

Capital Requirements

Before Dodd-Frank, the OTS did not subject SLHCs to consolidated regulatory capital requirements. Section 171 of Dodd-Frank, the so-called “Collins Amendment,” subjects SLHCs to capital requirements that are not less stringent than the requirements generally applicable to insured depository institutions or quantitatively lower than the requirements in effect for insured depository institutions as of July 21, 2010.

The regulatory capital requirements currently applicable to insured depository institutions, such as AIG Federal Savings Bank, are computed in accordance with the U.S. federal banking agencies’ generally applicable risk-based capital requirements, which are based on the “Basel I” Capital Accord of the Basel Committee on Banking Supervision (“Basel Committee”). These capital requirements are minimum ratios of two measures of capital (“Tier 1” capital and the total of “Tier 1” and “Tier 2” capital) to risk-weighted assets (“RWAs”). RWAs are calculated based on the amount of market risk and credit risk for both on-balance sheet assets and off-balance sheet exposures. All such assets and amounts are assigned a risk weight depending on, among other things, the characteristics of the asset or exposure and the nature of the issuer or counterparty. In addition, although not required by Basel I, U.S. insured depository institutions have long been subject to a minimum Tier 1 leverage ratio, which is defined as Tier 1 capital under Basel I divided by average adjusted total assets (which includes adjustments for, among other things, disallowed goodwill, intangible assets and deferred tax assets).

In November 2007, the FRB and the other federal banking agencies adopted final rules implementing certain aspects of the Revised Framework for the International Convergence of Capital Measurement and Capital Standards (“Basel II”) issued by the Basel Committee in June 2004. Basel II provides two approaches for setting capital standards for credit risk — an advanced internal ratings-based approach tailored to individual institutions’ circumstances and a standardized approach that bases risk weightings on external credit assessments to a much greater extent than permitted in existing risk-based capital guidelines. Basel II also sets capital requirements for operational risk and refines the existing capital requirements for market risk exposures. In the U.S., the federal banking agencies have fully implemented the advanced approaches.

In the U.S., the Basel II advanced approaches are mandatory for “core” banking institutions having either total consolidated assets of $250 billion or more or foreign exposures of $10 billion or more and change the way that RWAs are calculated compared to Basel I, with the goal of making capital measurements more risk-sensitive. The U.S. Basel II-based advanced approaches rules for “core” banking institutions require those institutions to apply Basel II’s Advanced Internal Ratings Based (“A-IRB”) approach for credit risk and Advanced Measurement Approach (“AMA”) for operational risk. The U.S. Basel II advanced approaches final rule became effective on April 1, 2008. Under the final rule, 2009 was the first year that a “core” banking institution could begin its first of three transitional floor periods during which institutions subject to the advanced approaches calculate their capital requirements under both the Basel I-based rules and the advanced approaches. The U.S. Basel II advanced approaches rules originally provided that “core” institutions would calculate their capital requirements only under the advanced approaches after completion of the three transitional floor periods. In response to the Collins Amendment, the federal banking agencies have amended their capital rules so that minimum capital as required under the capital regulations generally applicable to insured depository institutions (currently, the Basel I-based rules) will act as a floor for minimum capital requirements calculated in accordance with the advanced approaches. Accordingly, the transitional floor periods for “core” institutions subject to the advanced approaches have been eliminated and replaced with a permanent floor based on the capital regulations generally applicable to insured depository institutions.

In December 2010, the Basel Committee issued new capital final guidelines (“Basel III”) that significantly revised the Basel I guidelines. The most significant changes include (i) revisions to the definition of Tier 1 capital, including new deductions from Tier 1 capital, and the definition of “tier 1 common equity” as a subset of Tier 1 capital, (ii) higher minimum capital and leverage ratios, (iii) the introduction of a new minimum ratio of Tier 1 common equity to RWAs, (iv) new capital conservation and counter-cyclical capital buffers, and (v) an additional leverage ratio, which, unlike its U.S. counterpart, includes measures of off-balance sheet exposures.

In June 2012, the FRB and the other federal banking agencies proposed modifications to their existing capital adequacy regulations to address both the Collins Amendment and Basel III. The FRB would apply these revised capital adequacy regulations to SLHCs upon the effective date of the regulations, which is proposed to be January 1, 2013, matching the international Basel III phase-in calendar. The federal banking agencies have also proposed to replace their existing Basel I-based rules for determining RWAs with a modified version of the Basel II standardized approach to make them more risk-sensitive. This proposal to implement the standardized approach would take effect on January 1, 2015.

Under the Collins Amendment and the proposed rules, the standardized approach (as well as the current Basel I-based general risk based capital rules prior to the implementation of the standardized approach) would serve as a floor for determining RWAs and resulting capital ratios for institutions subject to the advanced approaches. Under the proposed rules, AIG would be subject to the advanced approaches and would be required to begin their implementation, subject to a parallel run period.

If the revised capital adequacy rules are adopted as proposed, they will become effective on January 1, 2013, and fully phased in by January 1, 2019. On January 1, 2019, the rules will require:

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a minimum ratio of Tier 1 common equity to RWAs of at least 4.5%, plus a 2.5% “capital conservation buffer” (which is added to the 4.5% Tier 1 common equity ratio as that buffer is phased in, effectively resulting in a minimum ratio of Tier 1 common equity to RWAs of at least 7%);

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a minimum ratio of Tier 1 capital to RWAs of at least 6.0%, plus the capital conservation buffer (which is added to the 6.0% Tier 1 capital ratio as that buffer is phased in, effectively resulting in a minimum Tier 1 capital ratio of 8.5% upon full implementation);

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a minimum ratio of Total (that is, Tier 1 plus Tier 2) capital to RWAs of at least 8.0%, plus the capital conservation buffer (which is added to the 8.0% total capital ratio as that buffer is phased in, effectively resulting in a minimum total capital ratio of 10.5% upon full implementation);

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for advanced approaches institutions, as a newly adopted international standard, a minimum leverage ratio of 3%, calculated as the ratio of Tier 1 capital to average balance sheet exposures plus certain average off-balance sheet exposures; and

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under some circumstances, a “countercyclical capital buffer” applicable only to institutions subject to the advanced approaches, generally to be imposed when national regulators determine that excess aggregate credit growth becomes associated with a buildup of systemic risk, that would be a Tier 1 common equity add-on to the capital conservation buffer in the range of 0% to 2.5% when fully implemented (potentially resulting in total buffers of between 2.5% and 5%).

The capital conservation buffer is designed to absorb losses during periods of economic stress. Banking institutions with a ratio of Tier 1 common equity to RWAs above the minimum but below the conservation buffer (or below the combined capital conservation buffer and countercyclical capital buffer, when the latter is applied) will face progressive constraints on dividends, equity repurchases and compensation based on the amount of the shortfall. As proposed, the capital buffer would phase in at 0.625% per year beginning on January 1, 2016 until it reaches its 2.5% fully phased in level on January 1, 2019.

Also in June 2012, the FRB and the other federal banking agencies issued revised final rules that modify their market risk regulatory capital requirements for banking institutions with significant trading activities. These modifications are designed to address the adjustments to the market risk regulatory capital framework that were announced by the Basel Committee in June 2010 (“Basel II.5”), as well as the prohibition on the use of external credit ratings, as required by Dodd-Frank. These changes will also be implemented in January 2013 and will result in increased regulatory capital requirements for market risk.

If the rules are adopted as proposed, AIG will be required to meet the following initial minimum capital ratios on January 1, 2013:

•	3.5% Tier 1 common equity to risk-weighted assets;

•	4.5% Tier 1 capital to risk-weighted assets; and

•	8.0% Total capital to risk-weighted assets.

Although AIG is still considering the full impact of the Basel III, Basel II and Basel II.5-based rules on its capital levels, AIG believes that, if the FRB’s proposed rules become effective and apply to AIG as an SLHC, it will meet all revised minimum capital requirements as of January 1, 2013.

The Basel III final framework provides for a number of new deductions from and adjustments to Tier 1 common equity, which will begin on January 1, 2014 and will be phased-in over a five-year period (20% per year). The implementation of the capital conservation buffer will begin on January 1, 2016 at 0.625% and be phased in over a four-year period (increasing by that amount on each subsequent January 1, until it reaches 2.5% on January 1, 2019).

The Basel Committee has also published its final provisions for assessing the global systemic importance of banking institutions and the range of additional Tier 1 common equity that should be maintained by banking institutions deemed to be globally systemically important. The additional capital for these institutions would initially range from 1% to 2.5% of Tier 1 common equity and could be as much as 3.5%. AIG was not one of the institutions identified by the Financial Stability Board (established at the direction of the leaders of the Group of 20) as a global systemically important bank under the Basel Committee’s methodology. The final determination of whether an institution will be classified as a global systemically important bank and the calculation of the required additional capital amount is expected to be disclosed by the Basel Committee no later than November 2014 based on data through the end of 2013. The International Association of Insurance Supervisors (“IAIS”) has proposed an assessment methodology for identifying global systemically important insurance companies, which could also be subject to additional capital requirements, and has committed to make its final recommendations to the Financing Stability Board by March 2013.

In June 2012, the Basel Committee also released a consultation paper proposing approaches for calculating incremental capital requirements for domestic systemically important banks. The recommendation is complementary to the framework outlined above for global systemically important banks, but is more principles-based in order to provide an appropriate degree of national discretion. These proposals may impact the regulatory capital requirements of AIG, but the exact impact will depend on the final framework and how it is implemented by the U.S. federal banking agencies, both in general and as specifically applied to insurance companies.

In May 2012, the Basel Committee released a consultation paper proposing a “Fundamental Review of the Trading Book.” The paper proposes a series of comprehensive changes to the regulatory capital requirements for market risk which, if enacted by the U.S. federal banking agencies, would likely replace the Basel II.5 requirements that, as outlined above, become effective in January 2013.

Heightened Prudential Standards

In January 2012, the FRB published for public comment a notice of proposed rulemaking implementing the enhanced prudential standards and early remediation requirements mandated by Dodd-Frank that will apply to bank holding companies and SIFIs. If those rules are adopted in the form proposed and AIG is designated as a non-bank SIFI, AIG would be required, among other things,

•	to calculate AIG’s minimum risk-based and leverage capital requirements, each as if it were a bank holding company;

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to submit annually to the FRB for approval a capital plan detailing our projected capital distributions and demonstrating that we will meet all minimum regulatory capital ratios and maintain a ratio of Basel I Tier 1 common equity to RWAs currently of at least 5% on a pro forma basis under expected and stressful conditions throughout the nine-quarter planning horizon covered by the capital plan;

•	to maintain a ratio of Tier 1 common equity to risk weighted assets of 5.0% under both expected and stressed conditions in order to be able to engage in capital distributions;

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to comply with additional liquidity-related requirements, such as to produce comprehensive cash flow projections, to regularly stress test cash flow projections, to maintain a liquidity buffer of highly liquid assets that are unencumbered, to establish and maintain a contingency funding plan for liquidity stress events, and to establish or maintain limits on potential sources of liquidity risk;

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not to have aggregate net credit exposure to any single unaffiliated counterparty that exceeds 25 percent of AIG’s consolidated capital stock and surplus, or 10 percent if the counterparty has $500 billion or more in total consolidated assets;

•	to be subject to an annual stress test conducted by the FRB and semi-annual self-administered stress tests;

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to be subject to early remediation actions upon occurrence of trigger events (such as failure to maintain the capital that is commensurate with the level and nature of the risks to which AIG is exposed, or non-compliance with the FRB’s stress test), which early remediation actions could vary from heightened supervisory review by the FRB to an FRB-recommended resolution of AIG, based on the seriousness of the trigger events;

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to maintain a debt-to-equity ratio, measured by “total liabilities” and “total equity capital”, of no more than 15-to-1 upon a determination by the Council that (i) the company poses a grave threat to the financial stability of the United States and (ii) the imposition of such requirement is necessary to mitigate the risk that such company poses to the financial stability of the United States; and

•	to comply with certain corporate governance requirements, such as additional responsibilities of the Board of Directors and the creation of a separate risk committee of the Board of Directors.

In addition, as discussed above, certain of Dodd-Frank’s stress test requirements separately apply to SLHCs irrespective of whether AIG is designated as a non-bank SIFI.

The notice of proposed rulemaking did not include the requirements that will apply to SLHCs, which will be proposed in a separate notice. AIG cannot predict whether there will be significant differences between the requirements for bank holding companies and SIFIs and the requirements for SLHCs, or whether the requirements for SLHCs will have specific provisions for companies in the insurance business.

Other Effects of Dodd-Frank

In addition, Dodd-Frank will also have the following effects on AIG:

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If AIG is designated as a SIFI, the FRB could (i) limit AIG’s ability to merge with, acquire, consolidate with, or become affiliated with another company, to offer specified financial products or to terminate specified activities; (ii) impose conditions on how we conduct our activities; or (iii) with approval of the Council, and a determination that the foregoing actions are inadequate to mitigate a threat to U.S. financial stability, require AIG to sell or otherwise transfer assets or off-balance-sheet items to unaffiliated entities.

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As an SLHC or a SIFI (or both), AIG will become subject to stress tests to determine whether, on a consolidated basis, AIG has the capital necessary to absorb losses due to adverse economic conditions. If AIG does not pass the stress tests, it may be subject to additional supervisory restrictions, which could include restrictions on acquisitions, payments of dividends or repurchases of shares.

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If AIG is designated as a SIFI, AIG must periodically report to regulators a resolution plan for its rapid and orderly resolution in the event of material financial distress or failure. If the regulators determine that AIG’s resolution plan is not credible, they may impose restrictions on AIG including additional capital requirements or limits on growth.

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The Council may recommend that state insurance regulators or other regulators apply new or heightened standards and safeguards for activities or practices that AIG and other insurers or other financial services companies engage in.

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In October 2011, federal regulators issued a proposed rule implementing certain provisions in Dodd-Frank referred to as the “Volcker Rule”. Under the proposed rule, if AIG continues to control AIG Federal Savings Bank, AIG and its affiliates would be considered banking entities and would become subject to the provisions of Dodd-Frank prohibiting, subject to the rule’s exceptions, “proprietary trading” and the sponsorship of, or investment in, hedge, private equity or similar funds and the provision of guarantees related to such activities. Even if AIG no longer controlled an insured depository institution, Dodd-Frank authorizes the FRB to subject SIFIs to additional capital and quantitative limitations if they engage in activities prohibited under the Volcker Rule. The Volcker Rule, as proposed, contains an exemption for proprietary trading by insurance companies for their general account, but the final breadth and scope of this exemption is uncertain.

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Title II of Dodd-Frank provides that a financial company whose largest United States subsidiary is an insurer may be subject to a special liquidation process outside the federal bankruptcy code. That process is to be administered by the FDIC upon a coordinated determination by the Secretary of the Treasury, the director of the Federal Insurance Office and the FRB, in consultation with the FDIC, that such a financial company is in default or in danger of default and presents a systemic risk to U.S. financial stability. AIG is a financial company and its largest U.S. subsidiary is an insurer.

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Title VII of Dodd-Frank establishes a new framework for regulation of the OTC derivatives markets and certain market participants that could affect various activities of AIG and its insurance subsidiaries. These regulations could impose margin or collateral requirements on derivative transactions entered into by AIG prior to the passage of Dodd-Frank or intercompany derivative transactions between AIG and one or more of its affiliates or between affiliates. Any such margin or collateral requirements could adversely affect AIG’s liquidity and credit ratings. The Commodity Futures Trading Commission (“CFTC”) and SEC have published rules governing major swap participants and major security-based swap participants. If AIG or one or more of its subsidiaries meet the tests adopted by the CFTC or SEC, AIG or one or more of its subsidiaries may become subject to derivative transaction clearing, execution and reporting requirements, capital and margin requirements and business conduct rules.

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Dodd-Frank mandated a study to determine whether stable value contracts should be included in the definition of “swap.” If that study concludes that stable value contracts are swaps, Dodd-Frank authorizes certain federal regulators to determine whether an exemption from the definition of a swap is appropriate and in the public interest. Certain affiliates of AIG are in or may participate in the stable value contract business. AIG cannot predict what regulations might emanate from the aforementioned study or be promulgated applicable to this business in the future.

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Dodd-Frank established a Federal Insurance Office (“FIO”) within Treasury headed by a director appointed by the Secretary of the Treasury. While not having a general supervisory or regulatory authority over the business of insurance, the director of this office performs various functions with respect to insurance (other than health insurance), including serving as a non-voting member of the Council and participating in the Council’s decisions regarding insurers, potentially including AIG, to be designated as a SIFI. The director is also required to conduct a study on how to modernize and improve the system of insurance regulation in the United States, including by increased national uniformity through either a federal charter or effective action by the states. The FIO may also recommend enhanced regulations to state insurance regulatory bodies.

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Dodd-Frank established the Consumer Financial Protection Bureau (“CFPB”) as an independent agency within the FRB to regulate consumer financial products and services offered primarily for personal, family or household purposes. Insurance products and services are not within the CFPB’s general jurisdiction, though the U.S. Department of Housing and Urban Development has since transferred authority to the CFPB to investigate mortgage insurance practices. Broker-dealers and investment advisers are not subject to the CFPB’s jurisdiction when acting in their registered capacity.

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Title XIV of Dodd-Frank also restricts certain terms for mortgage loans, such as loan fees, prepayment fees and other charges, and imposes certain duties on a lender to ensure that a borrower can afford to repay the loan.

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Dodd-Frank seeks to increase efficiency, reduce transaction costs and improve consumer access in the nonadmitted property and casualty insurance market (excess and surplus lines). AIG expects that these measures will make certain of our insurance operations, including Chartis’ operations, within the U.S. more streamlined and efficient, although they could lead to greater competition in these markets.

•	Dodd-Frank includes various securities law reforms that may affect AIG’s business practices and the liabilities and/or exposures associated therewith, including:

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The SEC completed a staff report on registered broker-dealers who provide personalized investment advice to retail investors, such as certain of SunAmerica’s operations. The staff report recommended to Congress a uniform fiduciary standard of conduct for broker-dealers and investment advisers. The SEC may also require broker-dealers selling proprietary or a limited range of products to make certain disclosures and obtain customer consents or acknowledgements.

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The SEC and other regulators proposed regulations requiring the originator of certain asset-backed securities to retain at least five percent of the credit risk of securities sold, which, if adopted, may apply to activities of subsidiaries of AIG as part of their funding activities in the future.

Dodd-Frank imposes various assessments on financial companies, including, as applicable to AIG, ex-post assessments to provide funds necessary to repay any borrowing and to cover the costs of any special resolution of a financial company conducted under Title II (although the regulatory authority would have to take account of the amounts paid by AIG into state guaranty funds). AIG cannot predict the potential effects the new legislation will have on its organizational structure, financial condition or results of operations. However, it is possible that such effect could be materially adverse.

In addition to the adoption of Dodd-Frank in the United States, regulators and lawmakers around the world are actively reviewing the causes of the financial crisis and taking steps to avoid similar problems in the future. The Financial Stability Board (“FSB”), consisting of representatives of national financial authorities of the G20 nations, has issued a series of frameworks and recommendations intended to produce significant changes in how financial companies, particularly systematically important financial institutions, should be regulated. These frameworks and recommendations address such issues as financial group supervision, capital and solvency standards, systemic economic risk, corporate governance including compensation, and a host of related issues associated with responses to the financial crisis. The FSB has directed the IAIS, headquartered in Basel, Switzerland, to create standards relative to these areas and incorporate them within that body’s Insurance Core Principles. IAIS Insurance Core Principles form the baseline threshold for how countries’ financial services regulatory efforts are measured relative to the insurance sector. That measurement is made by periodic Financial Sector Assessment Program reviews conducted by the World Bank and the International Monetary Fund and the reports thereon spur the development of country-specific additional or amended regulatory changes. Lawmakers and regulatory authorities in a number of jurisdictions in which AIG’s subsidiaries conduct business have already begun implementing legislative and regulatory changes consistent with these recommendations, including proposals governing consolidated regulation of insurance holdings companies by the Financial Services Agency in Japan, financial and banking regulation adopted in France and compensation regulations proposed or adopted by the financial regulators in Germany and the United Kingdom Financial Services Authority. In July 2012, the IAIS released a working draft of its Common Framework for the Supervision of Internationally Active Insurance Groups, which provides for global, coordinated supervision of internationally active insurance groups (“IAIGs”). AIG is likely to be designated an IAIG.

AIG cannot predict whether these actions will become effective or the effect they may have on the financial markets or on AIG’s business, results of operations, cash flows, financial condition and credit ratings.

USE OF PROCEEDS

The shares of our common stock offered by this prospectus supplement are being sold for the account of the selling shareholder. Any proceeds from the sale of the shares will be received by the selling shareholder for its own account, and we will not receive any such proceeds. We will pay the underwriting discount with respect to the shares sold by the selling shareholder, but no underwriting discount will be paid to the underwriters with respect to the shares purchased by us in this offering. We will pay our share of the offering expenses, which include the fees and expenses of counsel for the selling shareholder.

PRICE RANGE OF COMMON STOCK AND DIVIDENDS

Our common stock is listed on the NYSE under the symbol “AIG” and is also listed on the Tokyo stock exchange. The following table sets forth the high and low closing sale prices per share of our common stock on the NYSE during the periods shown.

	Low Closing Sale Price		High Closing Sale Price
2012:
Third Quarter (through September 7, 2012)	$30.15		$34.81
Second Quarter	27.21		34.76
First Quarter	23.54		30.83
2011:
Fourth Quarter	20.07		26.52
Third Quarter	21.61		30.21
Second Quarter	27.23		35.00
First Quarter	34.95	*	61.18	*
2010:
Fourth Quarter	38.86		59.38
Third Quarter	33.10		41.64
Second Quarter	34.05		44.51
First Quarter	22.16		36.24

*	Includes the effect of our common stock trading with due bills for the dividend paid in the form of warrants.

During the periods shown above, no cash dividends were declared or paid. In January 2011, as part of the Recapitalization, we declared a dividend of 0.533933 warrants for each share of our common stock owned by the common shareholders of record as of January 13, 2011. Each of such 10-year warrants entitles the holder to purchase one share of our common stock at an initial exercise price of $45.00 per share, subject to anti-dilution adjustments for certain events. On January 19, 2011, 74,997,777.598 warrants were issued to our common shareholders, of which 67,650.196 warrants were retained by us to satisfy tax withholding. In addition, in connection with the adoption of the Plan, on March 9, 2011, our Board of Directors declared a dividend of one right for each outstanding share of our common stock, held of record as of the close of business on March 18, 2011 or issued thereafter. See “Description of Common Stock — The Tax Asset Protection Plan” for a description of the rights.

As of August 31, 2012, there were 1,630,132,809 shares of common stock outstanding, held by approximately 40,500 record holders. On September 7, 2012, the last reported sale price of our common stock on the NYSE was $33.99 per share.

Payment of future dividends is dependent on the regulatory regime that will ultimately be applicable to us, and dividends will be payable on our common stock only when, as and if declared by our Board of Directors in its discretion, from funds legally available for such purpose. In considering whether to pay a dividend or repurchase shares of common stock, our Board of Directors will take into account such matters as our financial position, the performance of our businesses, our consolidated financial condition, results of operations and liquidity, available capital, the existence of investment opportunities, contractual, legal and regulatory restrictions on the payment of dividends by our subsidiaries to us, rating agency considerations, including the potential effect on our debt ratings, and such other factors as our Board of Directors may deem relevant. We do not expect to pay cash dividends in the foreseeable future. In addition, the FRB could limit our ability to pay dividends, since we will be considered an SLHC as a result of this offering. In addition, if we are treated as a SIFI, we will be subject to an additional regulatory framework that could further limit our ability to pay dividends. For a discussion of certain regulatory restrictions that might apply to our ability to pay dividends on our common stock, see “Risk Factors — We may be unable to pay dividends or repurchase shares of our common stock and we currently do not pay cash dividends and do not expect to pay cash dividends in the foreseeable future” and “Risk Factors — Upon the completion of this offering, we will become regulated by the FRB, and the enactment of Dodd-Frank will subject us to substantial additional federal regulation, either or both of which may materially and adversely affect our businesses, results of operations, cash flows, financial condition and credit ratings.” For a discussion of certain restrictions on the payment of dividends to AIG by our insurance subsidiaries, see “Risk Factors — Our holding company structure and certain regulatory and other constraints could affect our ability to pay our obligations.”

In addition, subject to certain exceptions, the terms of our outstanding junior subordinated debentures may restrict our ability to declare or pay dividends on our common stock upon an event of default under or deferral of interest payments on those junior subordinated debentures. As of the date of this prospectus supplement, we have not deferred any interest payments under those junior subordinated debentures. See “Description of Common Stock — Impact of Other Securities and Contractual Obligations of AIG — Junior Subordinated Debentures” for a more detailed discussion of these restrictions.

DESCRIPTION OF COMMON STOCK

This section summarizes some of the terms of our capital stock, plans, securities exercisable for our common stock and debt instruments and agreements containing restrictions relating to our capital stock. This summary does not purport to be complete and is qualified by the documents governing those terms which contain the full legal text of the matters described in this section. Such documents have been filed with the SEC or incorporated by reference as exhibits to the registration statement of which the accompanying prospectus forms a part or to our Annual Report on Form 10-K. You should refer to these documents for more information.

This summary supplements and amends the general description of our common stock contained in the accompanying prospectus. Any information regarding the common stock contained in this prospectus supplement that is inconsistent with information in the accompanying prospectus will apply and will supersede the inconsistent information in the accompanying prospectus.

General

AIG’s authorized capital stock includes 5,000,000,000 shares of common stock (par value $2.50 per share). As of August 31, 2012, there were 1,630,132,809 shares of our common stock outstanding.

All of the outstanding shares of our common stock are fully paid and nonassessable. Subject to the prior rights of the holders of shares of preferred stock that may be issued and outstanding, the holders of common stock are entitled:

•

to receive dividends when, as and if declared by our Board of Directors out of funds legally available for the payment of dividends (AIG is subject to contractual and potentially other restrictions on its ability to pay dividends in certain circumstances. See “Price Range of Common Stock and Dividends” and “Regulation” above and “— Impact of Other Securities and Contractual Obligations of AIG” below); and

•

in the event of dissolution of AIG, to share ratably in all assets remaining after payment of liabilities and satisfaction of the liquidation preferences, if any, of then outstanding shares of preferred stock, as provided in AIG’s restated certificate of incorporation.

Each holder of common stock is entitled to one vote for each share held of record on all matters presented to a vote at a shareholders meeting, including the election of directors. Holders of common stock have no cumulative voting rights or preemptive rights to purchase or subscribe for any additional shares of common stock or other securities, and there are no conversion rights or redemption or sinking fund provisions with respect to the common stock. Authorized but unissued shares of common stock may be issued without shareholder approval.

AIG has adopted direct company registration of its common stock. Holders of shares of common stock will not receive stock certificates evidencing their share ownership. Instead, they will be provided with a statement reflecting the number of shares registered in their accounts.

The transfer agent for our common stock is Wells Fargo Bank, N.A.

Protective Amendment

Our Board of Directors and our shareholders approved the Protective Amendment, which has been included in our restated certificate of incorporation. The purpose of the Protective Amendment is to prevent certain transfers of our securities that could result in an ownership change under Section 382 (“Section 382”) of the Code, and, therefore, materially inhibit our ability to use certain net operating loss carryforwards, capital loss carryforwards and foreign tax credits carryforwards to reduce future income taxes (the “Tax Attributes”).

The Protective Amendment generally restricts any direct or indirect transfer of our common stock (such as transfers of our securities that result from the transfer of interests in other entities that own our common stock) if the effect would be to:

•

increase the direct, indirect or constructive ownership by any Person (as defined below) to 4.99 percent or more of our common stock then outstanding or certain other classes of stock then outstanding (a “Five Percent Shareholder”); or

•	increase the percentage of our stock owned directly, indirectly or constructively by a Five Percent Shareholder.

“Person” means any individual, firm, partnership, limited liability company, trust, association, limited liability partnership, corporation or other “entity” within the meaning of Treasury regulation §1.382-3(a)(1)(i), and includes any successor (by merger or otherwise) of such entity. Restricted transfers include sales to Persons whose resulting percentage ownership (direct, indirect or constructive) of our common stock would equal or exceed the 4.99 percent threshold discussed above, or to Persons whose direct or indirect ownership of our common stock would by attribution cause another Person to equal or exceed such threshold. Complicated stock ownership rules prescribed by the Code (and Treasury regulations promulgated thereunder) apply in determining whether a Person is a Five Percent Shareholder under the Protective Amendment.

These transfer restrictions may result in the delay or refusal of certain requested transfers of our common stock, or prohibit ownership (thus requiring dispositions) of our common stock due to a change in the relationship between two or more persons or entities or to a transfer of an interest in an entity that, directly or indirectly, owns our common stock. The transfer restrictions will also apply to proscribe the creation or transfer of certain “options” (which are broadly defined by Section 382) with respect to AIG securities to the extent that, in certain circumstances, the creation, transfer or exercise of the option would result in a proscribed level of ownership. These restrictions also apply to the exercise of the Dividend Warrants, the Series D Warrant and Series F Warrant (each as defined below).

Any direct or indirect transfer attempted in violation of the Protective Amendment will be void as of the date of the prohibited transfer as to the purported transferee (or, in the case of an indirect transfer, the direct owner of our securities will be deemed to have disposed of, and required to dispose, the excess stock (as defined below), with such disposition being deemed to occur simultaneously with the transfer), and the purported transferee (or in the case of any indirect transfer, the direct owner) will not be recognized as the owner of the securities owned in violation of the Protective Amendment for any purpose, including for purposes of voting and receiving dividends or other distributions in respect of our common stock, or in the case of options, receiving our common stock in respect of their exercise. In this prospectus supplement, the common stock purportedly acquired in violation of the Protective Amendment is referred to as “excess stock.”

In addition to a prohibited transfer being void as of the date it is attempted, upon demand, the purported transferee must transfer the excess stock to our agent along with any dividends or other distributions paid with respect to such excess stock. Our agent is required to sell such excess stock in an arm’s-length transaction (or series of transactions) that would not constitute a violation under the Protective Amendment. The net proceeds of the sale, together with any other distributions with respect to such excess stock received by our agent, after deduction of all costs incurred by the agent, will be distributed first to the purported transferee in an amount, if any, up to the cost (or, in the case of gift, inheritance or similar transfer, the fair market value of the excess stock on the date of the prohibited transfer) incurred by the purported transferee to acquire such excess stock, and the balance of the proceeds, if any, will be distributed to the transferor in the prohibited transfer, or to a charitable beneficiary if the transferor cannot be readily identified. If the excess stock is sold by the purported transferee, such person will be treated as having sold the excess stock on behalf of our agent, and will be required to remit all proceeds to our agent (except to the extent we grant written permission to the purported transferee to retain an amount, not to exceed the amount such person otherwise would have been entitled to retain had our agent sold such shares for an amount equal to the proceeds of such sale (taking into account the actual costs incurred by our agent)).

The transfer restrictions in the Protective Amendment are subject to certain exceptions. Among other things, a transfer from one member of a “public group” (as defined under Section 382) to another member of the same public group that does not result in such transferee being treated as a “5-percent shareholder” (as defined under Section 382) does not increase the percentage interests taken into account for purposes of determining an ownership change and, therefore, such transfers are generally not restricted. In addition, our Board of Directors will have the discretion to approve a transfer of our securities that would otherwise violate the transfer restrictions if it determines that the transfer is in our best interests or if the Board of Directors receives a report, at the Board of Directors’ request, from our advisors that the proposed transfer does not create a significant risk of material adverse tax consequences to us. The Board of Directors is also required to approve any proposed transfer by Treasury if that transfer and all prior and anticipated transfers or other transactions during the relevant testing period do not result in an “owner shift” of more than 40 percent under Section 382.

The Protective Amendment expires on the earliest of (i) the close of business on the third anniversary of the annual meeting of our shareholders in 2011, (ii) the date on which our Board of Directors receives, at its request, a report from our advisors that the Protective Amendment is no longer necessary for the preservation of the Tax Attributes because of the amendment or repeal of Section 382 or any other change in law, (iii) the first day of a taxable year to which our Board of Directors receives a report, at its request, from our advisors that no Tax Attributes may be carried forward, and (iv) such date as the Board of Directors determines for the restrictions in the Protective Amendment to terminate.

The Tax Asset Protection Plan

Our Board of Directors adopted the Plan on March 9, 2011 and our shareholders ratified the Plan at our annual meeting of shareholders on May 11, 2011. Subject to certain limited exceptions, the Plan is intended to act as a deterrent to any person or group acquiring 4.99 percent or more of our outstanding common stock (an “Acquiring Person”) without the approval of our Board of Directors. Shareholders who owned 4.99 percent or more of our common stock as of the close of business on March 9, 2011 generally will not trigger the Plan so long as they do not acquire any additional shares of our common stock. Treasury is the only shareholder who owned 4.99 percent or more of our common stock as of the close of business on March 9, 2011. Our Board of Directors may, in its sole discretion, exempt any person or group from being deemed an Acquiring Person for purposes of the Plan with respect to which it receives, at its request, a report from our advisors to the effect that such exemption would not create a significant risk of material adverse tax consequences to us, or our Board of Directors otherwise determines it is in our best interests.

The Rights. Our Board of Directors authorized the issuance of one right per each outstanding share of our common stock payable to our shareholders of record as of the close of business on March 18, 2011. Subject to the terms, provisions and conditions of the Plan, if these rights become exercisable, each right would initially represent the right to purchase from us one ten-thousandth of a share of our Participating Preferred Stock, par value $5.00 per share (the “Participating Preferred Stock”), for a purchase price of $185.00 per right (the “Exercise Price”). If issued, each one ten-thousandth of a share of Participating Preferred Stock would generally give a shareholder approximately the same dividend, voting and liquidation rights as does one share of our common stock. However, prior to exercise, a right does not give its holder any rights as a shareholder, including without limitation any dividend, voting or liquidation rights.

Exercisability. The rights will not be exercisable until the earlier of (i) a public announcement by us that a person or group has become an Acquiring Person (the date of such public announcement is referred to herein as the “Stock Acquisition Date”) and (ii) 10 business days after the commencement of a tender or exchange offer by a person or group if upon consummation of the offer the person or group would directly, indirectly or constructively own 4.99 percent or more of our outstanding common stock. We refer to the date on which the rights become exercisable as the “Separation Time.”

Until the Separation Time, our common stock certificates (or the registration of uncertificated shares on our stock transfer books) will evidence the rights and may contain a notation to that effect. Any transfer of shares of our common stock prior to the Separation Time will constitute a transfer of the associated rights. After the Separation Time, the rights may be transferred other than in connection with the transfer of the underlying shares of our common stock.

If there is an Acquiring Person on the Separation Time or a person or group becomes an Acquiring Person after the Separation Time, each holder of a right, other than rights that are or were beneficially owned by an Acquiring Person (which will be void), will thereafter have the right to receive upon exercise of a right and payment of the Exercise Price that number of shares of our common stock (or, at AIG’s election, Participating Preferred Stock) having a market value of two times the exercise price of the right.

Exchange. At any time after the Stock Acquisition Date, provided the Acquiring Person does not hold 50 percent or more of the outstanding common stock, our Board of Directors may exchange the rights, other than rights that are or were beneficially owned by an Acquiring Person, which will be void, in whole or in part, at an exchange ratio equal to one share of our common stock (or one ten-thousandth of a share of Participating Preferred Stock) per right.

Redemption. At any time until the Stock Acquisition Date, the Board of Directors may redeem all of the then-outstanding rights in whole, but not in part, at a price of $0.001 per right, subject to adjustment (the “Redemption Price”). Immediately upon action of the Board of Directors ordering redemption of the rights, the right to exercise the rights will terminate, and the only right of the holders of rights will be to receive the Redemption Price.

Anti-Dilution Provisions. The Exercise Price and the number of outstanding rights are subject to adjustment to prevent dilution that may occur as a result of certain events, including, among others, a stock dividend, a stock split or a reclassification of our common stock.

Amendments. Any of the provisions of the Plan may be amended by our Board of Directors at any time and in any manner.

Expiration. The rights issued pursuant to the Plan will expire on the earliest of (i) the close of business on March 9, 2014, provided that the Board of Directors may determine to extend the Plan prior to such date as long as our shareholders are asked to ratify such extension at the next succeeding annual meeting, (ii) the time at which the rights are redeemed, (iii) the time at which the rights are exchanged, (iv) the time at which our Board of Directors receives, at its request, a report from our advisors that the Tax Attributes are utilized in all material respects or no longer available in any material aspect or that an ownership change under Section 382 or any applicable state law would not adversely impact in any material respect the time period in which we could use the Tax Attributes, or materially impair the amount of the Tax Attributes that could be used.

Impact of Other Securities and Contractual Obligations of AIG

Preferred Stock

We currently have no preferred stock issued or outstanding. However, we may issue shares of Participating Preferred Stock pursuant to the Plan or issue other classes or series of preferred stock without consent of or any action on the part of holders of our common stock. See “Description of Common Stock — The Tax Asset Protection Plan” above for a more detailed description of the Participating Preferred Stock and “Description of Preferred Stock and Depositary Shares AIG May Offer” in the accompanying prospectus for a more detailed description of the preferred stock AIG may offer from time to time.

Series D Warrant

On November 25, 2008, we issued to Treasury a warrant (the “Series D Warrant”) to purchase up to 2,689,938 shares of our common stock, as adjusted to reflect the effect of the one-for-twenty reverse stock split of our common stock. The Series D Warrant is currently exercisable at an exercise price of $50 per share. The ultimate number of shares of common stock to be issued under the terms of the Series D Warrant and the exercise price of the Series D Warrant is also subject to certain customary anti-dilution adjustments as set forth in the Series D Warrant certificate, including, among others, upon the issuances, in certain circumstances, of common stock or securities convertible into common stock.

The Series D Warrant has a term of 10 years and is exercisable at any time, in whole or in part. The Series D Warrant is not subject to any contractual restrictions on transfer other than such as are necessary to ensure compliance with U.S. federal and state securities laws. Treasury has agreed that it will not exercise any voting rights with respect to the common stock issued upon exercise of the Series D Warrant.

Series F Warrant

On April 17, 2009, we issued to Treasury a warrant (the “Series F Warrant”) to purchase up to 150 shares of our common stock, as adjusted to reflect the effect of the one-for-twenty reverse stock split of our common stock. The Series F Warrant is currently exercisable at an exercise price of $0.00002 per share. The ultimate number of shares of common stock to be issued under the terms of the Series F Warrant and the exercise price of the Series F Warrant are subject to certain customary anti-dilution adjustments as set forth in the Series F Warrant certificate, including, among others, upon the issuances, in certain circumstances, of common stock or securities convertible into common stock.

The Series F Warrant has a term of 10 years and is exercisable at any time, in whole or in part. The Series F Warrant is not subject to any contractual restrictions on transfer other than such as are necessary to ensure compliance with U.S. federal and state securities laws. Treasury has agreed that it will not exercise any voting rights with respect to the common stock issued upon exercise of the Series F Warrant.

Warrants to Common Stock Holders as Dividend

As part of the Recapitalization, on January 19, 2011, we issued to the holders of record of our common stock on January 13, 2011, by means of a dividend, 10-year warrants (the “Dividend Warrants”) to purchase a total of up to 74,997,777.598 shares of our common stock at an initial exercise price of $45.00 per share, subject to anti-dilution adjustment for certain events specified in the Warrant Agreement, dated January 6, 2011, between Wells Fargo Bank, N.A., as Warrant Agent, and us. We retained 67,650.196 Dividend Warrants to satisfy tax withholding. The exercise of the Dividend Warrants will be subject to the restrictions set forth in the Protective Amendment.

Junior Subordinated Debentures

We have previously issued junior subordinated debentures that contain provisions that restrict our activities with respect to our common stock. Specifically, the issued debentures provide that if an event of default has occurred and is continuing with respect to the issued debentures or we have given notice of our election to defer interest payments on the issued debentures but the related deferral period has not yet commenced or a deferral period is continuing, then, subject to certain exceptions, we will not, and will not permit any of our subsidiaries to: (a) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any shares of our capital stock, (b) make any payment of principal of, or interest or premium, if any, on, or repay, purchase or redeem any of our debt securities that upon our liquidation rank pari passu with or junior to the issued debentures or (c) make any guarantee payments with respect to any of our guarantees of the securities of any subsidiary if such guarantee ranks pari passu with, or junior in interest to, the issued debentures. In addition, if any deferral period for certain of the issued debentures lasts longer than one year, neither we nor any of our subsidiaries will be permitted to purchase, redeem or otherwise acquire any securities ranking junior to or pari passu with any common stock, certain qualifying warrants and certain qualifying non-cumulative preferred stock, the proceeds of which were used to settle deferred interest during the relevant deferral period until the first anniversary of the date on which all deferred interest has been paid, subject to the exceptions listed above. However, if we are involved in a business combination where immediately after its consummation more than 50 percent of the surviving or resulting entity’s voting stock is owned by the shareholders of the other party to the business combination or directors of AIG who were directors at the time of the initial approval of the definitive agreement relating to the business combination cease for any reason to constitute a majority of the surviving or resulting entity’s board of directors, then the one-year restriction on repurchases described in the previous sentence will not apply to any deferral period that is terminated on the next interest payment date following the date of consummation of the business combination.

As of June 30, 2012, we had $9.303 billion aggregate principal amount of such junior subordinated debentures outstanding in various series, and we have not deferred any interest payment under such junior subordinated debentures.

THE SELLING SHAREHOLDER

On January 14, 2011, upon the closing of the Recapitalization, we issued 1,655,037,962 shares of our common stock to Treasury, in exchange for shares of various classes of our preferred stock held by Treasury and the Trust prior to the completion of the Recapitalization as more fully described below. On May 27, 2011, Treasury sold 200,000,000 shares of our common stock in a registered offering. On March 13, 2012, Treasury sold 206,896,552 shares of our common stock in a registered offering, including 103,448,276 shares we purchased in the offering. On May 10, 2012, Treasury sold 188,524,589 shares of our common stock in a registered offering, including 65,573,770 shares we purchased in the offering. On August 8, 2012, Treasury sold 188,524,590 shares of our common stock in a registered offering, including 98,360,656 shares we purchased in the offering. The shares of our common stock held by Treasury represented approximately 53 percent of our outstanding common stock as of August 31, 2012.

The following description of the selling shareholder was provided by Treasury and derived from the website of Treasury. Treasury is the executive agency of the United States government responsible for promoting economic prosperity and ensuring the financial security of the United States. Treasury is responsible for a wide range of activities, such as advising the President of the United States on economic and financial issues, encouraging sustainable economic growth and fostering improved governance in financial institutions. Treasury operates and maintains systems that are critical to the nation’s financial infrastructure, such as the production of coin and currency, the disbursement of payments to the American public, revenue collection and the borrowing of funds necessary to run the federal government. Treasury works with other federal agencies, foreign governments, and international financial institutions to encourage global economic growth, raise standards of living and, to the extent possible, predict and prevent economic and financial crises. Treasury also performs a critical and far-reaching role in enhancing national security by implementing economic sanctions against foreign threats to the United States, identifying and targeting the financial support networks of national security threats and improving the safeguards of our financial systems. In addition, under the Emergency Economic Stabilization Act of 2008, as amended, Treasury was given certain authority and facilities to restore the liquidity and stability of the financial system.

The table below sets forth information with respect to the number of shares of our common stock beneficially owned by the selling shareholder as of September 7, 2012, the number of shares of our common stock being offered by the selling shareholder in this offering, and the number of shares of our common stock to be beneficially owned by the selling shareholder assuming all the shares of our common stock offered by the selling shareholder in this offering are sold (but assuming no exercise of the underwriters’ over-allotment option to purchase additional              shares from the selling shareholder).

Selling Shareholder	Number of Shares of Common Stock Beneficially Owned Prior to the Offering (1)	Number of Shares of Common Stock Being Offered	Number of Shares of Common Stock Beneficially Owned After the Offering (2)
United States Department of the Treasury	871,092,231

(1)	Represents approximately 53 percent of our common stock outstanding as of August 31, 2012.
(2)	Represents approximately percent of our common stock outstanding as of August 31, 2012, as adjusted for our repurchase of shares of common stock in this offering.

In addition to the shares of our common stock, Treasury currently holds the Series D Warrant to purchase up to 2,689,938 shares of our common stock and the Series F Warrant to purchase up to 150 shares of our common stock, each subject to certain customary anti-dilution adjustments. See “Description of Common Stock” in this prospectus supplement for more information about such other securities held by Treasury. Treasury and AIG are also parties to certain agreements, including the Master Transaction Agreement, dated as of December 8, 2010, among AIG, AM Holdings LLC (formerly known as ALICO Holdings LLC) (the “ALICO SPV”), AIA Aurora

LLC (the “AIA SPV”), the FRBNY, Treasury and the Trust, as amended by an amendment dated as of March 7, 2012, the Registration Rights Agreement and the Agreement to Terminate Intercompany Loan, dated as of March 21, 2012, among AIG, the AIA SPV, the ALICO SPV and Treasury. Under the Registration Rights Agreement, we have agreed to pay the underwriting discounts and commissions payable with respect to the shares of our common stock sold by Treasury in this offering (excluding the shares purchased by AIG in the offering) and the fees and expenses of counsel for Treasury, and to indemnify Treasury for certain liabilities in connection with this offering, including any liabilities under the Securities Act. Such agreement also grants Treasury the right to demand no more than twice in any 12-month period that we effect a registered fully marketed offering of its shares.

Before the completion of the Recapitalization, Treasury also held (i) 400,000 shares of our Series E Preferred Stock, which were issued in exchange for our Series D Fixed Rate Cumulative Perpetual Preferred Stock, par value $5.00 per share, then held by Treasury, and (ii) 300,000 shares of our Series F Preferred Stock. In addition, the Trust, a trust established for the sole benefit of the Treasury, held 100,000 shares of our Series C Perpetual, Convertible, Participating Preferred Stock, par value $5.00 per share (the “Series C Preferred Stock”). Upon the closing of the Recapitalization, the Series C Preferred Stock, Series E Preferred Stock and Series F Preferred Stock were exchanged for, among other things, an aggregate of 1,655,037,962 shares of our common stock and 20,000 shares of our Series G Cumulative Mandatory Convertible Preferred Stock, par value $5.00 per share (“Series G Preferred Stock”). The Series C Preferred Stock, Series E Preferred Stock and Series F Preferred Stock were all cancelled upon the closing of the Recapitalization. The Series G Preferred Stock was cancelled in connection with our public offering of common stock in May 2011.

In connection with the Recapitalization, Treasury also obtained certain preferred interests in the AIA SPV and the ALICO SPV, which were previously held by the FRBNY. As of the end of March 2012, all of Treasury’s preferred interests in the AIA SPV and the ALICO SPV had been paid down in full.

Governmental Immunity

The doctrine of sovereign immunity, as limited by the FTCA, provides that claims may not be brought against the United States of America or any agency or instrumentality thereof unless specifically permitted by an act of Congress. The FTCA bars claims for fraud or misrepresentation. At least one federal court, in cases involving a federal agency, has held that the United States may assert its sovereign immunity to claims brought under the federal securities laws. In addition, Section 3(c) of the Exchange Act provides that Treasury and its officers, agents, and employees are exempt from liability for any violation or alleged violation of any provision of the Exchange Act, including the anti-fraud provisions of Section 10(b). Accordingly, any attempt to assert such a claim against the officers, agents or employees of Treasury for a violation of the Securities Act or the Exchange Act resulting from an alleged material misstatement in or material omission from this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein or the registration statement of which the accompanying prospectus is a part, or resulting from any other act or omission in connection with the offering by Treasury, would likely be barred.

UNDERWRITING

AIG, the selling shareholder and the underwriters named below have entered into an underwriting agreement with respect to the shares of AIG common stock being offered. Subject to certain conditions, each underwriter has severally agreed to purchase the number of shares of common stock indicated in the following table. Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman, Sachs & Co. and J.P. Morgan Securities LLC are acting as joint global coordinators of the offering and are the representatives of the underwriters (the “representatives”).

Underwriters	Number of Shares of Common Stock Sold by the Selling Shareholder
Citigroup Global Markets Inc.
Deutsche Bank Securities Inc.
Goldman, Sachs & Co.
J.P. Morgan Securities LLC
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Barclays Capital Inc.
Morgan Stanley & Co. LLC
RBC Capital Markets, LLC
UBS Securities LLC
Wells Fargo Securities, LLC
Credit Suisse Securities (USA) LLC
Macquarie Capital (USA) Inc.

Total

The underwriters are committed to take and pay for all of the shares being offered, if any are taken, other than the shares covered by the over-allotment option from the selling shareholder described below unless and until that option is exercised.

The underwriters have an option to purchase up to an additional              shares from the selling shareholder to cover over-allotments, if any. They may exercise that option for 30 days from the date of this prospectus supplement. If any shares are purchased pursuant to that option, the underwriters will severally purchase shares in approximately the same proportion as set forth in the table “Number of Shares of Common Stock Sold by the Selling Shareholder” above.

AIG has agreed to pay the underwriting discount with respect to the shares sold by the selling shareholder, excluding the shares purchased by AIG in this offering. Such amounts are shown in the following table assuming both no exercise and full exercise of the underwriters’ over-allotment option to purchase                 additional shares of common stock from the selling shareholder. AIG has also agreed to reimburse the selling shareholder for the fees and expenses of counsel for the selling shareholder. No underwriting discount will be paid to the underwriters with respect to the shares purchased by AIG in this offering.

Paid by AIG in Respect of the Shares Sold by the Selling Shareholder

	No Exercise		Full Exercise
Per Share	$		$
Total	$	(a)	$	(b)

(a)	Reflecting shares sold to investors other than AIG in this offering.
(b)	Reflecting shares sold to investors other than AIG assuming full exercise of the underwriters’ over-allotment option to purchase additional shares from the selling shareholder.

Shares sold by the underwriters to the public will initially be offered at the initial price to public set forth on the cover of this prospectus supplement. Any shares sold by the underwriters to securities dealers may be sold at a discount of up to $         per share from the initial price to public. If all the shares are not sold at the initial price to public, the representatives may change the offering price and the other selling terms. The offering of the shares by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

Subject to the completion of this offering, AIG intends to purchase up to $5.0 billion of common stock in this offering at a price per share equal to the initial price to public.

AIG and the selling shareholder have agreed with the underwriters, subject to certain exceptions, not to dispose of, hedge or announce the sale of any of their common stock or any securities of AIG that are substantially similar to the common stock, such as securities convertible into or exchangeable for shares of common stock, during the period from the date of this prospectus supplement continuing through the date 60 days after the date of this prospectus supplement, except with the prior written consent of the representatives. These restrictions will not prevent AIG from issuing shares of common stock (or other stock-based awards) or securities convertible into or exchangeable for common stock (i) under its current employee benefit plans and related plans, (ii) in connection with its obligations with respect to awards previously made by Starr International Company, Inc., (iii) pursuant to certain acquisitions of other companies or businesses for common stock so long as the total number of shares of common stock issued or issuable does not exceed 3 percent of AIG’s then outstanding common stock, or (iv) under its outstanding convertible or exchangeable securities or securities exercisable for our common stock.

In connection with the offering, the underwriters may purchase and sell shares of common stock in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering. “Covered” short sales are short sales made in an amount not greater than the underwriters’ over-allotment option to purchase additional shares from the selling shareholder in the offering. The underwriters may close out any covered short position by either exercising their over-allotment option to purchase additional shares from the selling shareholder or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase additional shares pursuant to the option granted to them by the selling shareholder. “Naked” short sales are any short sales in excess of such option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of shares of common stock made by the underwriters in the open market prior to the completion of the offering.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of AIG’s common stock, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of the common stock. As a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued at any time. These transactions may be effected on the NYSE, in the over-the-counter market or otherwise.

AIG estimates that its share of the total expenses of the offering, excluding the underwriting discount in respect of the shares being sold by the selling shareholder, will be approximately $        , which includes estimated fees and expenses of counsel for the selling shareholder.

AIG has agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make for these liabilities.

Certain of the underwriters and their respective affiliates have rendered and may in the future render various investment banking, lending and commercial banking services and other advisory services to AIG and its subsidiaries. Certain of these relationships involve transactions that were material to AIG and for which the underwriters received significant fees. Merrill Lynch, Pierce, Fenner & Smith Incorporated and Citigroup Global Markets Inc. also acted as financial advisors to us in connection with the Recapitalization. AIG’s Chief Executive Officer, Robert H. Benmosche, is a member of the board of directors of Credit Suisse A.G., the parent company of Credit Suisse Securities (USA) LLC. Additionally, Wells Fargo Bank, N.A., an affiliate of Wells Fargo Securities, LLC, is the transfer agent for our common stock and the warrant agent for our Dividend Warrants. Certain of the underwriters have received, and may in the future receive, customary compensation from AIG and its subsidiaries for such services.

In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of AIG. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

As previously announced, AIG has been conducting a comprehensive review of its dealings with the counterparties with which it did securities and related business before and during the recent financial crisis to determine if those counterparties harmed AIG by their conduct. These counterparties include a large number of financial institutions, including many of the underwriters and various of their affiliates. In connection with this review, AIG has entered into agreements with a number of such counterparties, including certain of the underwriters, tolling the statute of limitations in respect of certain claims AIG may have against those counterparties and, in some cases, that the counterparties may have against AIG. In addition, AIG has formally commenced litigation against one of the underwriters with respect to related matters.

Selling Restrictions

No action has been or will be taken by AIG, the selling shareholder or any underwriter that would permit a public offering of shares of common stock, or possession or distribution of this prospectus supplement or the accompanying prospectus or any other offering or publicity material relating to shares of common stock, in any country or jurisdiction outside the United States where, or in any circumstances in which, action for that purpose is required. Accordingly, shares of common stock offered hereby may not be offered or sold, directly or indirectly, and this prospectus supplement, the accompanying prospectus and any other offering or publicity material relating to the shares of common stock may not be distributed or published, in or from any country or jurisdiction outside the United States except under circumstances that will result in compliance with applicable laws and regulations.

Argentina

The issuer has not made, and will not make, any application to obtain an authorization from the Comisión Nacional de Valores (“CNV”) for the public offering of the shares of common stock in Argentina. The CNV has not approved the shares of common stock, the offering nor any document relating to the offering of the shares of common stock. The shares of common stock will not be offered or sold in Argentina, except in transactions that will not constitute a public offering of securities within the meaning of Section 16 of the Argentine Public Offering Law N° 17,811, as amended. Argentine insurance companies may not purchase the shares of common stock.

Australia

This document has not been lodged with the Australian Securities & Investments Commission and does not constitute an offer except to the following categories of exempt persons:

(i) “sophisticated investors” under section 708(8)(a) or (b) of the Corporations Act 2001 (Cth) of Australia (“Corporations Act”);

(ii) “sophisticated investors” under section 708(8)(c) or (d) of the Corporations Act who have provided an accountant’s certificate to AIG which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before any offer has been made; and

(iii) “professional investors” within the meaning of section 708(11)(a) or (b) of the Corporations Act.

By purchasing shares of common stock, you warrant and agree that:

(i) you are an exempt investor under one of the above categories; and

(ii) you will not offer any shares of common stock issued or sold to you pursuant to this document for sale in Australia within 12 months of those shares being issued or sold unless any such sale offer is exempt from the requirement to issue a disclosure document under sections 708 or 708A of the Corporations Act.

Bahamas

The offer is not open to the public. The offering of each share of common stock directly or indirectly in or from within The Bahamas may only be made by an entity or person who is licensed as a Broker Dealer or securities investment advisor by the Securities Commission of The Bahamas. Persons deemed “resident” of The Bahamas pursuant to the Exchange Control Regulations, 1956 of The Bahamas must receive the prior approval of The Central Bank of The Bahamas before accepting an offer to purchase or purchasing the common shares.

Bahrain

This offer is a private placement. It is not subject to regulations of the Central Bank of Bahrain that apply to public offerings of securities, and the extensive disclosure requirements and other protections that such regulations contain. This prospectus supplement and the accompanying prospectus are therefore intended only for “accredited investors.”

The shares of common stock of AIG offered by way of this private placement may only be offered in minimum subscriptions of US$100,000 (or the equivalent in other currencies).

The Central Bank of Bahrain assumes no responsibility for the accuracy and completeness of the statements and information contained in this prospectus supplement and the accompanying prospectus and expressly disclaims any liability whatsoever for any loss or damage howsoever arising from reliance upon the whole or any part of the contents of this prospectus supplement and the accompanying prospectus.

The Board of Directors and the management of AIG accept responsibility for the information contained in this prospectus supplement and the accompanying prospectus. To the best of the knowledge and belief of the Board of Directors and the management, who have taken all reasonable care to ensure that such is the case, the information contained in this prospectus supplement and the accompanying prospectus is in accordance with the facts and does not omit anything likely to affect the reliability of such information.

Brazil

For purposes of Brazilian law, this offer of shares of common stock is addressed to you personally, upon your request and for your sole benefit, and is not to be transmitted to anyone else, to be relied upon elsewhere or for any other purpose either quoted or referred to in any other public or private document or to be filed with anyone without our prior express and written consent.

Therefore, as this prospectus supplement and the accompanying prospectus do not constitute or form part of any public offering to sell or solicitation of a public offering to buy any shares or assets, THE SHARES OF COMMON STOCK OFFERED HEREBY HAVE NOT BEEN, AND WILL NOT BE, AND MAY NOT BE OFFERED FOR SALE OR SOLD IN BRAZIL EXCEPT IN CIRCUMSTANCES WHICH DO NOT CONSTITUTE A PUBLIC OFFERING OR DISTRIBUTION UNDER BRAZILIAN LAWS AND REGULATIONS. DOCUMENTS RELATING TO THE SHARES OF COMMON STOCK, AS WELL AS THE INFORMATION CONTAINED THEREIN, MAY NOT BE SUPPLIED TO THE PUBLIC IN BRAZIL OR USED IN CONNECTION WITH ANY OFFER FOR SUBSCRIPTION OR SALE OF SHARES OF COMMON STOCK TO THE PUBLIC IN BRAZIL.

British Virgin Islands

This prospectus supplement, the accompanying prospectus and the shares of common stock offered herein have not been, and will not be, recognized or registered under the laws and regulations of the British Virgin Islands (“BVI”). The shares of common stock may not be offered or sold in the BVI except in circumstances in which AIG, this prospectus supplement, the accompanying prospectus and the shares of common stock do not require recognition by or registration with the authorities of the BVI. This prospectus supplement and the accompanying prospectus are not a solicitation or offer of interests to members of the public in the BVI.

Brunei

NOTICE TO RESIDENTS OF BRUNEI DARUSSALAM

This document and the shares of common stock described herein are not an offer to sell or a solicitation of an offer to buy and/or to subscribe for any shares to the public or any member of the public in Brunei Darussalam but for information purposes only and directed solely to such persons as the law in Brunei Darussalam would regard as a person whose ordinary business or part thereof is to buy or sell shares or debentures, whether as principal or agent. As such, this document and any other document, circular, notice or other material issued in connection therewith may not be distributed or redistributed to and may not be relied upon or used by the public or any member of the public in Brunei Darussalam. All offers, acceptances, subscriptions, sales, and allotments of the shares of common stock or any part thereof shall be made outside Brunei Darussalam. This document has not been registered as a prospectus with the Registrar of Companies under the Companies Act, Cap. 39 of Brunei Darussalam and the shares of common stock have not been approved by the Registrar of Companies or by any other government agency in Brunei Darussalam.

Cayman Islands

This is not an offer to the members of the public in the Cayman Islands to subscribe for shares, and applications originating from the Cayman Islands will only be accepted from sophisticated persons or high net worth persons, in each case within the meaning of the Cayman Islands Securities Investment Business Law (as amended).

Chile

Neither AIG nor the shares of common stock are registered in the Securities Registry (Registro de Valores) or the Foreign Securities Registry (Registro de Valores Extranjeros) of the Chilean Securities and Insurance Commission (Superintendencia de Valores y Seguros de Chile) (“SVS”), or subject to the control and supervision of the SVS. This prospectus supplement, the accompanying prospectus and other offering materials relating to the offer of the shares of common stock do not constitute a public offer of, or an invitation to subscribe for or purchase, the shares of common stock in the Republic of Chile, other than to individually identified purchasers pursuant to a private offering within the meaning of Article 4 of the Chilean Securities Market Act (Ley de Mercado de Valores) (an offer that is not “addressed to the public at large or to a certain sector or specific group of the public”).

People’s Republic of China

This prospectus supplement and the accompanying prospectus may not be circulated or distributed in the People’s Republic of China (“China”) and the shares of common stock may not be offered or sold, and will not be offered or sold, to any person for re-offering or resale directly or indirectly to any resident of China except pursuant to applicable laws and regulations of China. For the purpose of this paragraph, China does not include Taiwan or the special administrative regions of Hong Kong and Macau.

Colombia

The shares of common stock of AIG have not been and will not be registered on the Colombian National Registry of Securities and Issuers or in the Colombian Stock Exchange. Therefore, this prospectus supplement and the accompanying prospectus are not a public offering of securities, as these shares of common stock will not be publicly offered in Colombia. If you are interested in obtaining further information, please contact the underwriters. This material is for your sole and exclusive use as a specific person, including any of your shareholders, administrators or employees, as applicable. You acknowledge that Colombian laws and regulations (specifically foreign exchange and tax regulations) are applicable to any transaction or investment consummated pursuant hereto and represent that you are the sole liable party for full compliance with any such laws and regulations.

Denmark

This prospectus supplement and the accompanying prospectus do not constitute a prospectus under any Danish law and have not been filed with or been approved by the Danish Financial Supervisory Authority (Finanstilsynet) as this prospectus supplement and the accompanying prospectus have not been prepared in the context of either (i) a public offering of securities in Denmark within the meaning of the Danish Securities Trading Act or any Executive Orders issued pursuant thereto or (ii) an offering of a collective investment scheme comprised by the Danish Investment Associations etc. Act or any Executive Orders issued pursuant thereto. The offering of the shares of common stock will only be directed to investors in Denmark in accordance with the exemptions from the prospectus requirement set forth in Executive Order No. 222 of March 10, 2010 or in Executive Order No. 223 of March 10, 2010. This prospectus supplement and the accompanying prospectus may not be made available nor may the shares of common stock be marketed and/or offered for sale in Denmark other than in circumstances which are exempt from the prospectus requirement in Denmark.

Egypt

The shares of common stock may not be offered or sold in any form of general solicitation or general advertising or in a public offering in Egypt, unless the pre-approval of the Egyptian Financial Supervisory Authority (“EFSA”) has been obtained. Shares of common stock offered and sold in the offering may only be offered or sold in Egypt through a private placement to Egyptian QIBs or Professional High Net Worth Investors (each as defined below) whose ordinary activities involve them in acquiring, holding, managing or disposing of investments for the purposes of their business and only in accordance with applicable Egyptian law and regulations including the applicable provisions of the Capital Market Law (“CMA”) and the provisions of the CMA’s Directives No. 31 for the year 2002 concerning private placements.

Each purchaser of the shares of common stock offered in the private placement in Egypt will be deemed to have represented that it is either an Egyptian QIB or a Professional High Net Worth Investor within the meaning of the CMA and the CMA’s Directives No. 31 of the year 2002 concerning private placements.

An “Egyptian QIB” is an institutional investor having (i) a minimum asset book value of 20.0 million Egyptian Pounds (“EGP”); (ii) a minimum equity book value of EGP 10.0 million; (iii) a minimum investment in securities (excluding securities related to the offering) of EGP 5.0 million as of date of the placement; or (iv) a license to operate in the field of securities and permitted to acquire securities within its objects. In addition, an Egyptian QIB should also have at least five years experience in capital markets and stock exchanges locally and internationally.

A “Professional High Net Worth Investor” is an individual investor: (i) who owns assets with a minimum value of EGP 2.0 million; (ii) with a minimum annual income of EGP 500,000; (iii) with a minimum bank savings account balance of EGP 500,000; (iv) who, as of the placement date, holds securities in two joint stock companies (excluding the offering) with a minimum value of EGP 2.0 million; or (v) who has at least five years experience in capital markets and stock exchanges locally or internationally.

European Economic Area

In relation to each Member State of the European Economic Area (“EEA”) which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”), an offer to the public of any shares of common stock which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus (the “Securities”) may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any Securities may be made at any time with effect from and including the Relevant Implementation Date under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

(a) to legal entities which are qualified investors as defined in the Prospectus Directive;

(b) to fewer than 100, or, if the Relevant Member State has implemented the relevant provisions of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives of the underwriters for any such offer; or

(c) in any other circumstances falling within Article 3(2) of the Prospectus Directive; provided that no such offer of Securities shall require AIG or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any Securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any Securities to be offered so as to enable an investor to decide to purchase any Securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State; the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in each Relevant Member State; and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

This EEA selling restriction is in addition to any other selling restrictions set out in this prospectus supplement and the accompanying prospectus.

France

This prospectus supplement and the accompanying prospectus have not been prepared in a context of a public offering of securities in France (offre au public) within the meaning of Article L. 411-1 of the French Code monétaire et financier and Articles 211-1 et seq. of the regulations of the French Autorité des marches financiers (“AMF”) and have therefore not been filed for prior approval or submitted for clearance to the AMF.

The shares of common stock have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France and neither this prospectus supplement and the accompanying prospectus nor any other offering material relating to the shares of common stock has been distributed or caused to be distributed nor may be distributed or caused to be distributed to the public in France, except only (i) to persons licensed to provide the investment service of portfolio management for the account of third parties and/or (ii) to “qualified investors” (as defined in Article L.411-2, D.411-1 to D.411-3 of the French Code monétaire et financier) acting for their own account and/or (iii) to a restricted circle of investors (as defined in Article L.411-2, D.411-4 of the French Code monétaire et financier) acting for their own account.

Such “qualified investors” are notified that they must act for their own account in accordance with the terms set out by Article L.411-2 of the French Code monétaire et financier and by Article 211-3 of the AMF regulations. The shares of common stock may not be re-transferred, directly or indirectly, in France, other than in compliance with applicable laws and regulations and in particular those relating to a public offering (i.e., Articles L.411-1, L.411-2, L.412-1 and L.621-8 et seq. of the French Code monétaire et financier).

Guernsey

The shares of common stock may only be offered or sold in or from within the Bailiwick of Guernsey either (i) by persons licensed to do so under the Protection of Investors (Bailiwick of Guernsey) Law, 1987 (as amended) (the “POI Law”); or (ii) to persons licensed under the POI Law, the Insurance Business (Bailiwick of Guernsey) Law, 2002, the Banking Supervision (Bailiwick of Guernsey) Law, 1994, or the Regulation of Fiduciaries, Administration Businesses and Company Directors, etc. (Bailiwick of Guernsey) Law, 2000.

Hong Kong

The common stock may not be offered or sold by means of any document other than (i) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571 of Hong Kong) and any rules made thereunder; or (ii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32 of Hong Kong) or which do not constitute an offer to the public within the meaning of the Ordinance; and no advertisement, invitation or document relating to the common stock may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to the shares of common stock which are, or are intended to be, disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance and any rules made thereunder.

WARNING

The contents of this prospectus supplement and the accompanying prospectus have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this prospectus supplement and the accompanying prospectus, you should obtain independent professional advice.

Hungary

Pursuant to Section 19 of Act CXX of 2001 on the capital markets, this document was prepared in connection with a private placement in Hungary.

India

This document is for information purposes only and does not constitute an offer or invitation for any investment or subscription for shares of common stock in India. Any person who is in possession of this document is hereby notified that no action has been or will be taken that would allow an offering of the shares of common stock in India and neither this document nor any offering material relating to the shares of common stock has been and/or will be registered as a prospectus or a statement in lieu of prospectus with any registrar of companies in India or the Securities and Exchange Board of India for prior review or approval. This document has not been and will not be reviewed or approved by any regulatory authority in India, including the Securities and Exchange Board of India, any registrar of companies in India or any stock exchange in India. Other than in compliance with the private placement exemptions under applicable laws and regulations in India, including the Companies Act, 1956, as amended, the shares of common stock have not been, and will not be, offered or sold to the public or any member of the public in India. This document is strictly personal to the recipient and neither this document nor the offering of the shares is calculated to result, directly or indirectly, in the shares of common stock becoming available for subscription or purchase by persons other than those receiving the invitation or offer. Accordingly, the shares of common stock may not be offered, sold, transferred or delivered and neither this document nor any offering material relating to the shares of common stock may be distributed or made available (in whole or in part) in India, directly or indirectly in connection with any offer or invitation for any investment or subscription for the shares of common stock in India.

Ireland

The shares of common stock may not be issued, placed, offered or sold in Ireland, and no other action may be taken in relation to the shares of common stock, except, to the extent applicable, in compliance with:

(i) the EU Directive 2003/6/EC on insider dealing and market manipulation;

(ii) the provisions of (A) the Investor Compensation Act, 1998 including, without limitation, Section 21 thereof; (B) the Irish Investment Intermediaries Act, 1995 (as amended) and any codes of conduct, other requirements and guidance issued in connection therewith; and (C) the European Communities (Markets in Financial Instruments) Regulations, 2007 (S.I. 60 of 2007) (as amended) including, without limitation, Parts 6, 7 and 12 thereof and any codes of conduct, other requirements and guidance issued in connection therewith (as each of the foregoing may be amended, supplemented, varied and/or replaced from time to time); and

(iii) the provisions of the Central Bank Acts 1942-2010 and any codes of conduct made under Section 117(1) of the Central Bank Act, 1989 (as amended).

NOTICE TO INVESTORS IN IRELAND

This prospectus supplement and the accompanying prospectus do not comprise a prospectus for the purposes of Article 5(4) of Directive 2003/71/EC, the Investment Funds, Companies and Miscellaneous Provisions Act 2005 of Ireland, the Prospectus (Directive 2003\71\EC) Regulations 2005 of Ireland or the Prospectus Handbook issued by the Central Bank of Ireland (in each case as amended, supplemented, varied and/or replaced from time to time). Neither this document nor any other offering or marketing material relating to the offering of the shares of common stock have been prepared in accordance with Directive 2003/71/EC on prospectuses or any measures made under that directive or the laws of Ireland implementing that directive or of any EU Member State or EEA treaty adherent state that implements that directive or those measures.

This prospectus supplement and the accompanying prospectus are only being made available to certain prospective investors in Ireland (“Prospective Irish Investors”) on the understanding that any written or oral information contained herein or otherwise made available to them will be kept strictly confidential. The opportunity described in this prospectus supplement and the accompanying prospectus is personal to the addressees in Ireland. This prospectus supplement and the accompanying prospectus must not be copied, reproduced, redistributed or passed by any Prospective Irish Investor to any other person or published in whole or in part for any purpose without the consent of the underwriters. By accepting this prospectus supplement and the accompanying prospectus, Prospective Irish Investors are deemed to undertake and warrant to the underwriters and AIG that they will keep this prospectus supplement and the accompanying prospectus confidential.

Prospective Irish Investors are recommended to seek their own independent financial advice in relation to the opportunity described in this document from their own suitably qualified stockbroker, bank manager, solicitor, accountant or other independent financial adviser who is duly authorized or exempted under the Investments Intermediaries Act 1995 of Ireland (as amended) and/or the European Communities (Markets in Financial Instruments) Regulations 2007 of Ireland as appropriate.

Nothing herein shall constitute, or is intended to constitute, or shall be treated as constituting or shall be deemed to constitute, any offer or sale of the shares of common stock or other securities to the public in Ireland or the marketing of a collective investment scheme or any other form of offer, sale, marketing, advertising or provision of facilities for the participation by the public, as beneficiaries, in profits or income arising from the acquisition, holding, management or disposal of securities or any other property whatsoever, otherwise than in accordance with Irish Prospectus Law (as defined in the Investment Funds, Companies and Miscellaneous Provisions Act, 2005 of Ireland), the Central Bank Acts, 1942-2010, the Unit Trusts Act, 1990 (as amended), the European Communities (Markets in Financial Instruments) Regulations, 2007 (S.I. No. 60 of 2007) (as amended), the Investment Intermediaries Act, 1995 (as amended) and any regulations made thereunder and any codes of conduct, guidance and any other requirements issued in connection therewith (as each of the foregoing may be amended, supplemented, varied and/or replaced from time to time) (“Irish Securities Laws”).

Neither this document nor any other offering or marketing material relating to the offering of the shares of common stock have been approved by the Central Bank of Ireland or any other authority or exchange in Ireland and therefore may not contain all the information required where a document is prepared pursuant to Irish Securities Laws. An investment in the shares of common stock may not provide a level of investor protection equivalent to schemes authorized under Irish Securities Laws and subject to Irish regulations and conditions.

An investment in any shares of common stock does not have the status of a bank deposit and is not within the scope of the Deposit Protection Scheme operated by the Central Bank of Ireland nor any other Irish government guarantee scheme and AIG would not be regulated by the Central Bank of Ireland arising from the issue of any shares of common stock.

Israel

This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, and has not been filed with or approved by the Israel Securities Authority. In Israel, this prospectus supplement and the accompanying prospectus are being distributed only to, and are directed only at, investors listed in the first addendum (the “Addendum”) to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters purchasing for their own account, venture capital funds, and entities with shareholders’ equity in excess of 250 million Israeli new sheqels, each as defined in the Addendum (as it may be amended from time to time, collectively referred to as “institutional investors”). Institutional investors may be required to submit written confirmation that they fall within the scope of the Addendum. In addition, we may distribute and direct this prospectus supplement and the accompanying prospectus in Israel, at our sole discretion, to certain other exempt investors or to investors who do not qualify as institutional or exempt investors, provided that the number of such non-qualified investors in Israel shall be no greater than 35 in any 12-month period.

Italy

The offering of the shares of common stock has not been registered with the Commissione Nazionale per le Società e la Borsa (“CONSOB”), in accordance with Italian securities legislation. Accordingly, the shares of common stock may not be offered, and copies of this prospectus supplement, the accompanying prospectus or any other document relating to the shares of common stock may not be distributed in the Republic of Italy (“Italy”) except to “qualified investors”, as defined in Article 34-ter, subsection 1, paragraph b) of CONSOB Regulation No. 11971 of May 14, 1999, as amended (the “Issuers’ Regulation”), or in any other circumstance where an express exemption to comply with public offering restrictions provided by Legislative Decree No. 58 of February 24, 1998, as amended (the “Consolidated Financial Act”), or Issuers’ Regulation applies, including those provided for under Article 100 of the Consolidated Financial Act and Article 34-ter of the Issuers’ Regulation, and provided, however, that any such offer or sale of the shares of common stock or distribution of copies of this prospectus supplement, the accompanying prospectus or any other document relating to the shares in Italy must (i) be made in accordance with all applicable Italian laws and regulations, (ii) be conducted in accordance with any relevant limitations or procedural requirements that CONSOB, the Bank of Italy or other Italian authorities may impose upon the offer or sale of the shares of common stock, and (iii) be made only by (a) banks, investment firms or financial intermediaries allowed to engage in the placement and/or underwriting of financial instruments in Italy in accordance with Legislative Decree No. 385 of September 1, 1993, as amended (the “Italian Banking Act”), the Consolidated Financial Act and the relevant implementing regulations; or (b) foreign banks or financial institutions (the controlling shareholding of which is owned by one or more banks located in the same EU Member State) authorized to place and distribute securities in Italy pursuant to Articles 15, 16 and 18 of the Italian Banking Act, in each case acting in compliance with all applicable laws and regulations.

Article 100-bis of the Consolidated Financial Act affects the transferability of the shares of common stock in Italy to the extent that any placement of the shares of common stock is made solely with “qualified investors” and such shares are then systematically resold to non-qualified investors on the secondary market at any time in the 12 months following such placement. Should this occur without the publication of a prospectus, and outside of the application of one of the exemptions referred to above, retail purchasers of shares may have their purchase declared void and claim damages from any intermediary which sold them the shares.

Japan

The shares of common stock to be offered in this offering have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (the “Financial Instruments and Exchange Act”), and each underwriter has agreed that it will not offer or sell any of the shares of common stock to be offered in this offering, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan.

Jersey

Nothing in this prospectus supplement and the accompanying prospectus, nor anything communicated to holders or potential holders of shares of common stock by AIG or the underwriters is intended to constitute or should be construed as advice on the merits of the purchase of or subscription for the shares of common stock or the exercise of any rights attached thereto for the purposes of the Financial Services (Jersey) Law 1998, as amended.

Jordan

The shares of common stock have not been presented to, or approved by, the Jordanian Securities Commission or the Board for Regulating Transactions in Foreign Exchanges. The underwriters have confirmed that they will not offer the shares of common stock to potential investors in Jordan (i) except pursuant to a prospectus that is filed and approved by the Jordanian Securities Commission and (ii) by persons licensed to do so pursuant to the Jordanian Securities Law and the Law Regulating Trading in Foreign Exchanges, or exemptions from such filing and licenses apply or have been obtained.

Kuwait

The shares of common stock have not been licensed for offering in Kuwait by the Ministry of Commerce and Industry or the Central Bank of Kuwait or any other relevant Kuwaiti government agency. The offering of the shares of common stock in Kuwait on any basis is, therefore, subject to restrictions in accordance with Decree Law No. 31 of 1990, as amended, and Ministerial Order No. 113 of 1992, as amended.

Mexico

The shares of common stock described in this prospectus supplement and the accompanying prospectus are not being offered, sold or traded in Mexico pursuant to, and do not constitute, an oferta pública (public offering) in accordance with the Ley del Mercado de Valores, as amended (Mexican Securities Market Law, or “LMV”), or Disposiciones de carácter general aplicables a las emisoras de valores y a otros participantes del mercado de valores (the general rules, regulations and other general provisions issued by the Comisión Nacional Bancaria y de Valores (Mexican Banking and Securities Commission, or “CNBV”), or “General Issuer’s Rules”), nor is the offering contemplated hereby being authorized by the CNBV; therefore, any such shares of common stock may not be offered or sold publicly, or otherwise be the subject of brokerage activities, in Mexico, except pursuant to a private placement exemption or other exemptions set forth in the Mexican Securities Market Law. As such, this offering can be made to any person in Mexico so long as the offering is conducted on a direct and personal basis and it complies, among other requirements as set forth under the LMV and the General Issuer’s Rules, with the following:

(i) it is made to persons who are inversionistas institucionales (institutional investors) within the meaning of Article 2, Roman numeral XVII, of the LMV and regarded as such pursuant to the laws of Mexico, or inversionistas calificados (qualified investors) within the meaning of Article 2, Roman numeral XVI, of the LMV, and have the income, assets or qualitative characteristics provided for under Article 1, Roman numeral XIII of the General Issuer’s Rules, which require maintenance, in average over the past year, of investments in securities (within the meaning of the LMV) for an amount equal or greater than 1,500,000 Unidades de Inversión (Investment Units or “UDIs”), or in each of the last 2 years had a gross annual income equal to or greater than 500,000 UDIs; or

(ii) it is made to persons who are stockholders of companies which fulfill their corporate purpose exclusively or substantially with such securities (e.g., investment companies authorized to invest in such securities); or

(iii) it is made pursuant to a plan or applicable program for employees or groups of employees of AIG or affiliates of AIG; or

(iv) it is made to less than 100 persons, to the extent such persons do not qualify under (i), (ii) or (iii) above.

In identifying proposed purchasers for the shares of common stock in Mexico, the underwriters will only contact persons or entities whom they reasonably believe are within one of the four categories described in the immediately preceding paragraph in items (i) through (iv). The underwriters may further require you to expressly reiterate that you fall into one of the above mentioned categories, that you further understand that the private offering of shares of common stock has less documentary and information requirements than public offerings do, and to waive the right to claim on any lacking thereof.

This prospectus supplement and the accompanying prospectus may not be publicly distributed in Mexico, whether through mass media to indeterminate subjects or otherwise, and they are not intended to serve as an application for the registration of the shares of common stock before the CNBV or listing of the shares of common stock before the Bolsa Mexicana de Valores, S.A.B. de C.V. (Mexican Stock Exchange, or “BMV”), nor as a prospectus in connection with a public offering in Mexico. This prospectus supplement and the accompanying prospectus are solely our responsibility and have not been reviewed or authorized by the CNBV. The CNBV has not assessed or passed on the investment quality of the shares of common stock, our solvency, liquidity or credit quality or the accuracy or completeness of the information provided in this prospectus supplement or the accompanying prospectus. In making an investment decision, all investors, including any Mexican investors who may acquire shares of common stock from time to time, must rely on their own review and examination of our company. The acquisition of the shares of common stock by an investor who is a resident of Mexico will be made under its own responsibility.

Monaco

The shares of common stock may not be offered or sold, directly or indirectly, to the public in Monaco other than by a Monaco duly authorized intermediary acting as a professional institutional investor which has such knowledge and experience in financial and business matters as to be capable of evaluating the risks and merits of an investment in the shares of common stock. Consequently, this prospectus supplement and the accompanying prospectus may only be communicated to banks duly licensed by the Autorité de Contrôle Prudentiel and by the Ministère d’Etat and/or to portfolio management companies duly licensed by the Commission de Contrôle des Activités Financières by virtue of Laws n° 1.144 of July 26, 1991 and Law 1.338 of September 7, 2007.

The investors are perfectly fluent in English and waive the possibility of receiving a French version of this document.

Les investisseurs reconnaissent être à même de prendre connaissance en langue anglaise de ce document et d’en comprendre le contenu, et renoncent expressément à sa traduction en langue française.

Oman

The information contained in this prospectus supplement and the accompanying prospectus neither constitutes a public offer of securities in the Sultanate of Oman as contemplated by the Commercial Companies Law of Oman (Royal Decree 4/74) or the Capital Market Law of Oman (Royal Decree 80/98), nor does it constitute an offer to sell, or the solicitation of any offer to buy Non-Omani securities in the Sultanate of Oman as contemplated by Article 139 of the Executive Regulations of the Capital Market Law (issued by Capital Market Authority Decision No. 1/2009).

The recipient of this prospectus supplement and the accompanying prospectus in Oman represents that it is a financial institution and is a financially solvent, experienced investor (as described in Article 139 of the Executive Regulations of the Capital Market Law) and that its officers/employees have such experience in business and financial matters that they are capable of evaluating the merits and risks of investments.

This prospectus supplement and the accompanying prospectus have been sent at the request of the investor in Oman, and by receiving this prospectus supplement and the accompanying prospectus, the person or entity to whom they have been issued and sent understands, acknowledges and agrees that this prospectus supplement and the accompanying prospectus have not been approved by the Capital Market Authority (“CMA”) or any other regulatory body or authority in Oman, nor has any authorization, license or approval been received from the CMA or any other regulatory authority in Oman, to market, offer, sell, or distribute the shares of common stock within Oman.

The distributor of this prospectus supplement and the accompanying prospectus is neither a company licensed by the CMA to provide investment advisory, brokerage, or portfolio management services in Oman, nor a bank licensed by the Central Bank of Oman to provide investment banking services in Oman. The distributor of this prospectus supplement and the accompanying prospectus does not advise persons or entities resident or based in Oman as to the appropriateness of investing in or purchasing or selling securities or other financial products.

Nothing contained in this prospectus supplement and the accompanying prospectus is intended to constitute Omani investment, legal, tax, accounting or other professional advice. This prospectus supplement and the accompanying prospectus are for your information only, and nothing herein is intended to endorse or recommend a particular course of action. You should consult with an appropriate professional for specific advice on the basis of your situation.

Any recipient of this prospectus supplement and the accompanying prospectus and any purchaser of the shares of common stock pursuant to this prospectus supplement and the accompanying prospectus shall not market, distribute, resell, or offer to resell the shares within Oman without complying with the requirements of applicable Omani law, nor copy or otherwise distribute this prospectus supplement or the accompanying prospectus to others.

Portugal

This prospectus supplement and the accompanying prospectus do not constitute an offer or an invitation by or on behalf of AIG to subscribe or purchase any shares of common stock. This prospectus supplement and the accompanying prospectus may not be used for or in connection with any offer to, or solicitation by, anyone in any jurisdiction in which such offer or solicitation is not authorized or to any person to whom it is unlawful to make such offer or solicitation. The distribution of this prospectus supplement and the accompanying prospectus and the marketing of the shares of common stock in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus supplement and accompanying prospectus comes are required to inform themselves about and to observe any such restrictions.

No action has been taken or will be taken by AIG that would permit a public offering of shares of common stock, or the circulation or distribution of this prospectus supplement and the accompanying prospectus or any material in relation to AIG or the shares of common stock, in any country or jurisdiction where action for that purpose is required.

Prospective investors should understand the risks of investing in the shares of common stock before they make their investment decision. They should make their own independent decision to invest in the shares of common stock and as to whether an investment in such shares of common stock are appropriate or proper for them based upon their own judgment and upon advice from such advisors as they consider necessary.

This offer is addressed only to institutional investors, as so qualified pursuant to the Portuguese Securities Code (Decree-Law 486/99, dated November 13, 2000, as amended) and pre-determined investors, and does not qualify as a public offer. The offer has not been and will not be registered with the Portuguese Securities Market Commission (Comissão do Mercado de Valores Mobiliários).

Qatar

In the State of Qatar, the offer of the shares of common stock is made on an exclusive basis to the specifically intended recipient thereof, upon that person’s request and initiative, for personal use only and will not be provided, offered, sold or delivered, at any time, directly or indirectly in the State of Qatar to any other person. This offer shall in no way be construed as a general public offer for the sale of securities to the public or an attempt to do business as a bank, an investment company or otherwise in the State of Qatar. This prospectus supplement, the accompanying prospectus and the shares of common stock have not been registered with, approved or licensed by the Qatar Central Bank or the Qatar Financial Markets Authority or any other regulator in the State of Qatar and may not be publicly distributed. The information contained in this prospectus supplement and the accompanying prospectus is for the recipient only and may not be shared with any third party in Qatar. They are not for general circulation in the State of Qatar, and any distribution or reproduction of this prospectus supplement or the accompanying prospectus by the recipient to third parties in Qatar is not permitted and shall be at the liability of such recipient.

Russia

Information contained in this prospectus supplement and the accompanying prospectus is not an offer of, or an invitation to make offers of, to sell, to purchase, to exchange or to transfer any securities in Russia or to or for the benefit of any Russian person, and does not constitute an advertisement, or offering of any securities in Russia. The shares of common stock have not been and will not be registered in Russia and are not intended for “offering,” “placement” or “circulation” in Russia unless and to the extent permitted under Russian law. The shares of common stock will not be offered, transferred or sold as part of their initial distribution or at any time thereafter to or for the benefit of any persons (including legal entities) resident, incorporated, established or having their usual residence in the Russian Federation or to any person located within the territory of the Russian Federation unless and to the extent otherwise permitted under Russian law.

Saudi Arabia

This document (this prospectus supplement and the accompanying prospectus) may not be distributed in the Kingdom of Saudi Arabia except to such persons as are permitted under the Offers of Securities Regulations issued by the Capital Market Authority.

The Capital Market Authority does not make any representation as to the accuracy or completeness of this document, and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of this document. Prospective purchasers of the securities offered hereby should conduct their own due diligence on the accuracy of the information relating to the securities. If you do not understand the contents of this document, you should consult an authorized financial adviser.

Singapore

This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement, the accompanying prospectus and any other document or material used in connection with the offer or sale, or invitation for subscription or purchase, of the shares of common stock may not be circulated or distributed, nor may the shares of common stock be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares of common stock are subscribed or purchased under Section 275 by a relevant person which is:

(a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)), the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments, and each beneficiary of the trust is an individual who is an accredited investor,

securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares of common stock pursuant to an offer made under Section 275 except:

(1) to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(2) where no consideration is or will be given for the transfer;

(3) where the transfer is by operation of law; or

(4) as specified in Section 276(7) of the SFA.

South Korea

The shares of common stock may not be offered, sold and delivered directly or indirectly, or offered or sold to any person for re-offering or resale, directly or indirectly, in South Korea or to any resident of South Korea except pursuant to the applicable laws and regulations of South Korea, including the Financial Investment Services and Capital Markets Act and the Foreign Exchange Transaction Law and the decrees and regulations thereunder. The shares of common stock have not been registered with the Financial Services Commission of South Korea for public offering in South Korea. Furthermore, the shares of common stock may not be re-sold to South Korean residents unless the purchaser of the shares complies with all applicable regulatory requirements (including but not limited to government approval requirements under the Foreign Exchange Transaction Law and its subordinate decrees and regulations) in connection with their purchase.

Switzerland

This prospectus supplement and the accompanying prospectus may be communicated in Switzerland to a small number of selected investors only. Each copy of this prospectus supplement and the accompanying prospectus is addressed to a specifically named recipient and may not be copied, reproduced, distributed or passed on to third parties. The shares of common stock may not be publicly offered in Switzerland and will not be listed on the Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This prospectus supplement and the accompanying prospectus have been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus supplement and the accompanying prospectus nor any other offering or marketing material relating to the shares of common stock or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this prospectus supplement and the accompanying prospectus nor any other offering or marketing material relating to the offering, AIG or the shares of common stock have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement and the accompanying prospectus will not be filed with, and the offer of shares of common stock will not be supervised by, the Swiss Financial Market Supervisory Authority, and the offer of shares of common stock has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares of common stock.

Taiwan

Shares of common stock cannot be offered, distributed, sold or resold to the public in Taiwan unless prior approval from, or effective registration with, the Republic of China government authorities has been obtained pursuant to the applicable laws or a private placement exemption is available under the applicable securities laws.

United Arab Emirates

UAE. The offering contemplated hereunder has not been approved or licensed by the Central Bank of the United Arab Emirates (“UAE”), the Securities and Commodities Authority of the UAE and/or any other relevant licensing authority in the UAE including any licensing authority incorporated under the laws and regulations of any of the free zones established and operating in the territory of the UAE, in particular the Dubai Financial Services Authority (“DFSA”), a regulatory authority of the Dubai International Financial Centre (“DIFC”). This offering does not constitute a public offer of shares in the UAE, DIFC and/or any other free zone in accordance with the Commercial Companies Law, Federal Law No. 8 of 1984 (as amended), DFSA Offered Securities Rules and NASDAQ Dubai Listing Rules, or otherwise. The shares of common stock may not be offered to the public in the UAE and/or any of the free zones. The shares of common stock may be offered and issued only to a limited number of investors in the UAE or any of its free zones who qualify as sophisticated investors under the relevant laws and regulations of the UAE or the free zone concerned.

Dubai International Financial Centre. This document relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority. This document is intended for distribution only to Persons of a type specified in those rules. It must not be delivered to, or relied on by, any other Person. The Dubai Financial Services Authority has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The Dubai Financial Services Authority has not approved this document nor taken steps to verify the information set out in it, and has no responsibility for it. The shares of common stock to which this document relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares of common stock offered should conduct their own due diligence on the shares. If you do not understand the contents of this document you should consult an authorized financial adviser.

United Kingdom

This communication is only being distributed to and is only directed at (i) persons who are outside the United Kingdom or (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (iii) high net worth companies, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). The shares of common stock are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such shares of common stock will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this prospectus supplement and the accompanying prospectus or any of their contents.

Each underwriter has represented, warranted and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”) received by it in connection with the issue or sale of shares of common stock which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus (the “Securities”) in circumstances in which Section 21(1) of the FSMA does not apply to AIG; and

(b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom.

LEGAL MATTERS

The validity of our common stock will be passed upon for us by Sullivan & Cromwell LLP. Certain legal matters relating to this offering will be passed upon for the underwriters by Cleary Gottlieb Steen & Hamilton LLP. Cleary Gottlieb Steen & Hamilton LLP has from time to time provided, and may in the future provide, legal services to AIG and its affiliates. Davis Polk  & Wardwell LLP is acting as legal counsel to the selling shareholder.

EXPERTS

The consolidated financial statements and the financial statement schedules incorporated in this prospectus supplement by reference to AIG’s Current Report on Form 8-K dated May 4, 2012 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to AIG’s Annual Report on Form 10-K for the year ended December 31, 2011, have been so incorporated in reliance upon the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of AIA Group Limited incorporated in this prospectus supplement by reference to AIG’s Amendment No. 1 on Form 10-K/A to its Annual Report on Form 10-K for the year ended December 31, 2011 have been so incorporated in reliance upon the report of PricewaterhouseCoopers, independent accountants, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS

American International Group, Inc.

Debt Securities

Common Stock

Preferred Stock

Depositary Shares

American International Group, Inc. (AIG) may offer to sell senior debt securities, common stock or preferred stock, either separately or represented, in the case of preferred stock, by depositary shares. Any series of debt securities or preferred stock may be convertible into or exercisable or exchangeable for common stock or another series of preferred stock or other securities of AIG or debt or equity securities of one or more other entities. AIG may offer and sell debt securities, common stock or preferred stock, or in the case of the preferred stock, depositary shares from time to time in amounts, at prices and on terms that will be determined at the time of the applicable offering. AIG’s common stock is listed on the New York Stock Exchange and trades under the symbol “AIG”.

AIG may issue all or a portion of the debt securities in the form of one or more permanent global certificates. The common stock and preferred stock will be issued in direct registration form on the books and records of AIG.

The United States Department of the Treasury, as a selling shareholder, may use this prospectus in connection with its resale of shares of common stock from time to time in amounts, at prices and on terms that will be determined at the time of the applicable offering. Information about the selling shareholder and its resale of shares of common stock, including the relationship between the selling shareholder and AIG and the amounts, prices and other terms of the applicable offering, will be included in the applicable prospectus supplement.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in a supplement to this prospectus. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

Investing in the securities involves certain risks. See “Risk Factors” referred to on page 1 to read about certain factors you should consider before buying the securities.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

AIG may offer and sell these securities directly to or through one or more underwriters, dealers and agents, or directly to purchasers, on an immediate, continuous or delayed basis.

The date of this prospectus is June 29, 2012.

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus to the “Company,” “AIG,” “we,” “our,” “us” and similar references mean American International Group, Inc. and its subsidiaries.

AIG is responsible only for the information contained in this prospectus, any prospectus supplement, any related free writing prospectus issued or authorized by AIG and the documents incorporated by reference in this prospectus or any prospectus supplement. Neither AIG nor the selling shareholder has authorized anyone to provide you with any other information, and AIG and the selling shareholder take no responsibility for any other information that others may give you. AIG is offering to sell the securities, and the selling shareholder is offering to sell shares of common stock, only under the circumstances and in jurisdictions where offers and sales are permitted. The information contained in this prospectus, any prospectus supplement and in the documents incorporated herein or therein by reference is accurate only as of the date on the front of those documents, regardless of the time of delivery of those documents or any sale of the securities.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

This prospectus and other publicly available documents, including the documents incorporated herein by reference, may include, and AIG’s officers and representatives may from time to time make projections, goals, assumptions and statements that may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These projections, goals, assumptions and statements are not historical facts but instead represent only AIG’s belief regarding future events, many of which, by their nature, are inherently uncertain and outside AIG’s control. These projections, goals, assumptions and statements may address, among other things:

•	the timing of the disposition of the ownership position of the United States Department of the Treasury (“Treasury”) in AIG;

•	the cash flow projections and fair value for AIG’s interest in Maiden Lane III LLC;

•	the monetization of AIG’s interests in International Lease Finance Corporation (“ILFC”);

•	AIG’s exposures to subprime mortgages, monoline insurers, the residential and commercial real estate markets, state and municipal bond issuers and sovereign bond issuers;

i

•	AIG’s exposure to European governments and European financial institutions;

•	AIG’s strategy for risk management;

•	AIG’s ability to retain and motivate its employees;

•	AIG’s generation of deployable capital;

•	AIG’s return on equity and earnings per share long-term aspirational goals;

•	AIG’s strategies to grow net investment income, efficiently manage capital and reduce expenses;

•	AIG’s strategies for customer retention, growth, product development, market position, financial results and reserves; and

•	the revenues and combined ratios of AIG’s subsidiaries.

It is possible that AIG’s actual results and financial condition will differ, possibly materially, from the results and financial condition indicated in these projections, goals, assumptions and statements. Factors that could cause AIG’s actual results to differ, possibly materially, from those in the specific projections, goals, assumptions and statements include:

•	actions by credit rating agencies;

•	changes in market conditions;

•	the occurrence of catastrophic events;

•	significant legal proceedings;

•	concentrations in AIG’s investment portfolios, including its municipal bond portfolio;

•	judgments concerning casualty insurance underwriting and reserves;

•	judgments concerning the recognition of deferred tax assets;

•	judgments concerning deferred policy acquisition costs recoverability;

•	judgments concerning the recoverability of aircraft values in ILFC’s fleet; and

•

such other factors as are discussed throughout Part I, Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations of AIG’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2012 and in Part I, Item 1A. Risk Factors and throughout Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations of AIG’s Annual Report on Form 10-K for the year ended December 31, 2011, as amended by Amendment No. 1 and Amendment No. 2 on Form 10-K/A filed on February 27, 2012 and March 30, 2012, respectively (collectively, the “Annual Report on Form 10-K”) and discussed throughout Exhibit 99.2, Management’s Discussion and Analysis of Financial Condition and Results of Operations of AIG’s Current Report on Form 8-K dated May 4, 2012.

AIG is not under any obligation (and expressly disclaims any obligation) to update or alter any projections, goals, assumptions or other statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise.

WHERE YOU CAN FIND MORE INFORMATION

AIG is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and files with the Securities and Exchange Commission (the “SEC”) proxy statements, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as required of a U.S. publicly listed company. You may read and copy any document AIG files at the SEC’s public reference room in Washington, D.C. at 100 F Street, NE, Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. AIG’s SEC filings are also available to the public through:

•	The SEC’s website at www.sec.gov; and

•	The New York Stock Exchange, 20 Broad Street, New York, New York 10005.

AIG’s common stock is listed on the New York Stock Exchange and trades under the symbol “AIG”.

AIG has filed with the SEC a registration statement on Form S-3 relating to the securities. This prospectus is part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document, please be aware that the reference is not necessarily complete and that you should refer to the exhibits that are part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC’s public reference room in Washington, D.C. as well as through the SEC’s internet site noted above.

The SEC allows AIG to “incorporate by reference” the information AIG files with the SEC (other than information that is deemed “furnished” to the SEC) which means that AIG can disclose important information to you by referring to those documents, and later information that AIG files with the SEC will automatically update and supersede that information as well as the information contained in this prospectus. AIG incorporates by reference the documents listed below and any filings made with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act until all the securities are sold (except for information in these documents or filings that is deemed “furnished” to the SEC):

(1)         Annual Report on Form 10-K for the year ended December 31, 2011 filed on February 23, 2012, Amendment No. 1 on Form 10-K/A filed on February 27, 2012 and Amendment No. 2 on Form 10-K/A filed on March 30, 2012.

(2)         The Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2012 filed on May 3, 2012.

(3)         The definitive proxy statement on Schedule 14A filed on April 5, 2012 and the definitive additional materials on Schedule 14A filed on May 10, 2012.

(4)         Current Reports on Form 8-K filed on January 11, 2012, February 23, 2012, March 5, 2012, March 6, 2012, March 8, 2012, March 13, 2012, March 13, 2012, March 22, 2012, March 22, 2012, April 10, 2012, May 3, 2012, May 4, 2012, May 10, 2012, May 10, 2012, May 16, 2012, May 24, 2012, June 21, 2012 and June 29, 2012.

(5)         The description of common stock in the registration statement on Form 8-A, dated September 20, 1984, filed pursuant to Section 12(b) of the Exchange Act, and the description of the share purchase rights associated with the common stock in the registration statement on Form 8-A, dated March 9, 2011, filed pursuant to Section 12(b) of the Exchange Act.

AIG will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all of the reports or documents referred to above that have been incorporated by reference into this prospectus excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You can request those documents from AIG’s Investor Relations Department, 180 Maiden Lane, New York, New York 10038, telephone 212-770-6293, or you may obtain them from AIG’s corporate website at www.aig.com. Except for the documents specifically incorporated by reference into this prospectus, information contained on AIG’s website or that can be accessed through its website does not constitute a part of this prospectus. AIG has included its website address only as an inactive textual reference and does not intend it to be an active link to its website.

ABOUT AMERICAN INTERNATIONAL GROUP, INC.

AIG, a Delaware corporation, is a leading international insurance organization serving customers in more than 130 countries. AIG companies serve commercial, institutional and individual customers through one of the most extensive worldwide property-casualty networks of any insurer. In addition, AIG companies are leading providers of life insurance and retirement services in the United States. AIG’s principal executive offices are located at 180 Maiden Lane, New York, New York 10038, and its main telephone number is (212) 770-7000. AIG’s internet address for its corporate website is www.aig.com. Except for the documents referred to under “Where You Can Find More Information” in this prospectus or any accompanying prospectus supplement which are specifically incorporated by reference into this prospectus or any accompanying prospectus supplement, information contained on AIG’s website or that can be accessed through its website is not incorporated into and does not constitute a part of this prospectus or any accompanying prospectus supplement. AIG has included its website address only as an inactive textual reference and does not intend it to be an active link to its website.

RISK FACTORS

Before investing in any securities offered hereby, you should consider carefully each of the risk factors set forth in Part I, Item 1A. Risk Factors of the Annual Report on Form 10-K (see “Where You Can Find More Information” in this prospectus).

USE OF PROCEEDS

Unless otherwise indicated in any prospectus supplement, AIG intends to use the net proceeds from the sale of any securities for general corporate purposes.

AIG will not receive any proceeds from the sale of shares of common stock by the selling shareholder.

DESCRIPTION OF DEBT SECURITIES AIG MAY OFFER

References to “AIG,” “us,” “we” or “our” in this section mean American International Group, Inc. and do not include the subsidiaries of American International Group, Inc. Also, in this section, references to “holders” mean those who own debt securities registered in their own names, on the books that we or the applicable trustee maintain for this purpose, and not those who own beneficial interests in debt securities registered in street name or in debt securities issued in book-entry form through one or more depositaries. When we refer to “you” in this prospectus, we mean all purchasers of the securities being offered by this prospectus, whether they are the holders or only indirect owners of those securities.

Debt Securities Will Be Senior and Unsecured

The senior debt securities will not be subordinated to any of our other obligations or be secured by any of our property or assets or the property or assets of our subsidiaries. Thus, by owning a debt security, you are one of our unsecured creditors.

The senior debt securities will be issued under our senior debt indenture described below and will rank equally with all of our other unsecured and unsubordinated debt.

The Senior Debt Indenture

The senior debt securities are governed by a document called an indenture — the senior debt indenture. The senior debt indenture is a contract between AIG and The Bank of New York Mellon, which acts as trustee.

The trustee has two main roles:

1.         The trustee can enforce the rights of holders against us if we default on our obligations under the terms of the senior debt indenture or the debt securities. There are some limitations on the extent to which the trustee acts on behalf of holders, described below under “— Events of Default — Remedies If an Event of Default Occurs.”

2.         The trustee performs administrative duties for us, such as sending interest payments and notices to holders, and transferring a holder’s debt securities to a new buyer if a holder sells.

The senior debt indenture and its associated documents contain the full legal text of the matters described in this section. The senior debt indenture and the debt securities are governed by New York law. A copy of the senior debt indenture is an exhibit to our registration statement. See “Where You Can Find More Information” above for information on how to obtain a copy.

General

We may issue as many distinct series of debt securities under the senior debt indenture as we wish. The provisions of the senior debt indenture allow us not only to issue debt securities with terms different from those previously issued but also to “reopen” a previous issue of a series of debt securities and issue additional debt securities of that series. We may issue debt securities in amounts that exceed the total amount specified on the cover of your prospectus supplement at any time without your consent and without notifying you.

This section summarizes the material terms of the debt securities that are common to all series, although the prospectus supplement which describes the terms of each series of debt securities may also describe differences from the material terms summarized here.

Because this section is a summary, it does not describe every aspect of the debt securities. This summary is subject to and qualified in its entirety by reference to all the provisions of the senior debt indenture, including definitions of certain terms used in the senior debt indenture. In this summary, we describe the meaning of only some of the more important terms. For your convenience, we also include references in parentheses to certain sections of the senior debt indenture. Whenever we refer to particular sections or defined terms of the senior debt indenture in this prospectus or in the prospectus supplement, such sections or defined terms are incorporated by reference here or in the prospectus supplement. You must look to the senior debt indenture for the most complete description of what we describe in summary form in this prospectus.

This summary also is subject to and qualified by reference to the description of the particular terms of your series of debt securities described in the prospectus supplement. Those terms may vary from the terms described in this prospectus. The prospectus supplement relating to each series of debt securities will be attached to the front of this prospectus. There may also be a further prospectus supplement, known as a pricing supplement, which contains the precise terms of debt securities you are offered.

We may issue the debt securities as original issue discount securities, which will be offered and sold at a substantial discount below their stated principal amount. (Section 101) The prospectus supplement relating to any specific series of debt securities, including original issue discount securities, may describe certain additional federal income tax considerations, if any, and any other special considerations applicable to such debt securities.

In addition, the specific financial, legal and other terms particular to a series of debt securities will be described in the prospectus supplement and, if applicable, a pricing supplement relating to the series. The prospectus supplement relating to a series of debt securities will describe the following terms of the series:

•	the title of the series of debt securities;

•	any limit on the aggregate principal amount of the series of debt securities;

•	the person to whom interest on a debt security is payable, if other than the holder on the regular record date;

•	the date or dates on which the series of debt securities will mature;

•	the rate or rates, which may be fixed or variable per annum, at which the series of debt securities will bear interest, if any, and the date or dates from which that interest, if any, will accrue;

•	the place or places where the principal of and any premium and interest on the debt securities is payable;

•	the dates on which interest, if any, on the series of debt securities will be payable and the regular record dates for the interest payment dates;

•	any mandatory or optional sinking funds or similar provisions or provisions for redemption at the option of AIG;

•

the date, if any, after which and the price or prices at which the series of debt securities may, in accordance with any optional or mandatory redemption provisions, be redeemed and the other detailed terms and provisions of those optional or mandatory redemption provisions, if any;

•

if the debt securities may be converted into or exercised or exchanged for our common stock or preferred stock or other of our securities or the debt or equity securities of third parties, the terms on which conversion, exercise or exchange may occur, including whether conversion, exercise or exchange is mandatory, at the option of the holder or at our option, the period during which conversion, exercise or exchange may occur, the initial conversion, exercise or exchange price or rate and the circumstances or manner in which the amount of common stock or preferred stock or other securities or the debt or equity securities of third parties issuable upon conversion, exercise or exchange may be adjusted;

•	if other than denominations of $1,000 and any integral multiples thereof, the denominations in which the series of debt securities will be issuable;

•	if other than U.S. dollars, the currency of payment of principal and any premium and interest on debt securities of the series;

•

if the currency of payment for principal and any premium and interest on the series of debt securities is subject to our election or that of a holder, the currency or currencies in which payment can be made and the period within which, and the terms and conditions upon which, the election can be made;

•	any index used to determine the amount of payment of principal or any premium or interest on the series of debt securities;

•	any covenants we make for the benefit of the series of debt securities;

•	the applicability of the provisions described under “— Defeasance” below;

•	any event of default under the series of debt securities if different from those described under “— Events of Default” below;

•

if the series of debt securities will be issuable in whole or in part in the form of a global security, the depositary or its nominee with respect to the series of debt securities and the circumstances under which the global security may be registered for transfer or exchange in the name of a person other than the depositary or the nominee; and

•	any other special feature of the series of debt securities.

An investment in debt securities linked to an index may involve special risks. The prospectus supplement or pricing supplement relating to a series of indexed debt securities will describe the risks relating to such series of debt securities.

Overview of Remainder of this Description

The remainder of this description summarizes:

•	Additional Mechanics relevant to the debt securities under normal circumstances, such as how holders transfer ownership and where we make payments;

•	Holders’ rights in several Special Situations, such as if we merge with another company or if we want to change a term of the debt securities;

•	Our right to release ourselves from all or some of our obligations under the debt securities and the senior debt indenture by a process called Defeasance; and

•	Holders’ rights if we Default or experience other financial difficulties.

Any covenants that apply to any series of the debt securities will be described in an applicable prospectus supplement.

Additional Mechanics

Form, Exchange and Transfer

Unless we specify otherwise in the prospectus supplement, the debt securities will be issued:

•	only in fully registered form;

•	without interest coupons; and

•	in denominations of $1,000 or integral multiples thereof. (Section 302)

If a debt security is issued as a registered global debt security, only the depositary named in your prospectus supplement will be entitled to transfer and exchange the debt security as described in this subsection, since the depositary will be the sole holder of the debt security. Those who own beneficial interests in a global security do so through participants in the depositary’s securities clearance system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We describe book-entry procedures and the special provisions that apply to a registered global debt security, the depositary and its participants under “Legal Ownership and Book-Entry Issuance.”

Holders may have their debt securities broken into more debt securities of smaller denominations of not less than $1,000 (or such integral multiple of $1,000 as may be specified in the applicable prospectus supplement) or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. (Section 305) This is called an exchange.

Holders may exchange or transfer debt securities at the office of the trustee. They may also replace lost, stolen or mutilated debt securities at that office. The trustee acts as our agent for registering debt securities in the names of holders and transferring debt securities. We may change this appointment to another entity or perform it ourselves. The entity performing the role of maintaining the list of registered holders is called the security registrar. It will also perform transfers. (Section 305) The trustee may require an indemnity before replacing any debt securities.

Holders will not be required to pay a service charge to transfer or exchange debt securities, but holders may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange will only be made if the security registrar is satisfied with your proof of ownership.

If we designate additional transfer agents, they will be named in the prospectus supplement. We may cancel the designation of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts. (Section 1002)

If the debt securities are redeemable and we redeem less than all of the debt securities of a particular series, we may block the transfer or exchange of debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers or exchanges of debt securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed. (Section 305)

The rules for exchange described above apply to exchange of debt securities for other debt securities of the same series and kind. If a debt security is convertible, exercisable or exchangeable into or for a different kind of security, such as one that we have not issued, or for other property, the rules governing that type of conversion, exercise or exchange will be described in the prospectus supplement.

Payment and Paying Agents

We will pay interest to the person listed in the trustee’s records at the close of business on a particular day in advance of each due date for interest, even if that person no longer owns the debt security on the interest due date. That particular day, usually approximately fifteen days in advance of the interest due date, is called the regular record date and will be stated in the prospectus supplement. (Section 307) Holders buying and selling debt securities should take into consideration the fact that we will pay all the interest for an interest period to the registered holder as of the regular record date. Holders commonly adjust the sale price of the securities to pro rate interest fairly between buyer and seller. This prorated interest amount is called accrued interest.

We will pay interest, principal and any other money due on the debt securities at our office or agency in The City of New York, which initially will be the corporate trust office of the trustee currently located at 101 Barclay Street, New York, New York 10286. Holders must make arrangements to have their payments picked up at or wired from that office. We may also choose to pay interest by mailing checks.

BOOK-ENTRY AND OTHER INDIRECT HOLDERS SHOULD CONSULT THEIR BANKS, BROKERS OR OTHER FINANCIAL INSTITUTIONS FOR INFORMATION ON HOW THEY WILL RECEIVE PAYMENTS.

We may also arrange for additional payment offices and may cancel or change these offices, including our use of the trustee’s corporate trust office. These offices are called paying agents. We may also choose to act as our own paying agent or choose one of our subsidiaries to do so. We must notify the trustee of changes in the paying agents for any particular series of debt securities. (Section 1002)

Notices

We and the trustee will send notices regarding the debt securities only to holders, using their addresses as listed in the trustee’s records. (Sections 101 and 106) We discuss legal ownership of debt securities held in book-entry form below under “Legal Ownership and Book-Entry Issuance.”

Regardless of who acts as paying agent, all money paid by us to a paying agent that remains unclaimed at the end of two years after the amount is due to holders will be repaid to us. After that two-year period, holders may look to us for payment and not to the trustee or any other paying agent. (Section 1003)

Special Situations

Mergers and Similar Transactions

We are generally permitted to consolidate or merge with another company or firm. We are also permitted to sell or lease our properties and assets substantially as an entirety to another company or firm. However, we may not take any of these actions unless all the following conditions are met:

•

When we merge or consolidate out of existence or sell or lease our properties and assets substantially as an entirety, the other company or firm may not be organized under a foreign country’s laws — that is, it must be a corporation, partnership or trust organized under the laws of a state of the United States or the District of Columbia or under federal law — and it must agree to be legally responsible for the debt securities.

•

The merger, sale of assets or other transaction must not cause a default on the debt securities, and we must not already be in default (unless the merger or other transaction would cure the default). For purposes of this no-default test, a default would include an event of default that has occurred and not been cured. A default for this purpose would also include any event that would be an event of default if the requirements for giving us default notice or our default having to exist for a specific period of time were disregarded. (Section 801)

If the conditions described above are satisfied with respect to any series of debt securities, we will not need to obtain the approval of the holders of those debt securities in order to merge or consolidate or to sell our assets. Also, these conditions will apply only if we wish to merge or consolidate with another entity or sell our properties and assets substantially as an entirety to another entity. We will not need to satisfy these conditions if we enter into other types of transactions, including any transaction in which we acquire the stock or assets of another entity, any transaction that involves a change of control but in which we do not merge or consolidate and any transaction in which we do not sell our properties and assets substantially as an entirety. It is possible that this type of transaction may result in a reduction in our credit rating, may reduce our operating results or may impair our financial condition. Holders of our debt securities, however, will have no approval right with respect to any transaction of this type.

Modification and Waiver of the Debt Securities

There are four types of changes we can make to the senior debt indenture and the debt securities.

Changes Requiring Approval of All Holders.    First, there are changes that cannot be made to the senior debt indenture or the debt securities without specific approval of each holder of a debt security affected in any material respect by the change under the indenture. Affected debt securities may be all or less than all of the debt securities issued under the senior debt indenture or all or less than all of the debt securities of a series. Following is a list of those types of changes:

•	change the stated maturity of the principal or interest on a debt security;

•	reduce any amounts due on a debt security;

•	reduce the amount of principal payable upon acceleration of the maturity of a debt security (including the amount payable on an original issue discount debt security) following a default;

•	change the place or currency of payment on a debt security;

•	impair a holder’s right to sue for payment;

•	reduce the percentage of holders of debt securities whose consent is needed to modify or amend the senior debt indenture;

•	reduce the percentage of holders of debt securities whose consent is needed to waive compliance with certain provisions of the senior debt indenture or to waive certain defaults; or

•	modify any other aspect of the provisions dealing with modification and waiver of the senior debt indenture. (Section 902)

Changes Requiring a Majority Vote.    The second type of change to the senior debt indenture and the debt securities is the kind that requires a vote in favor by holders of debt securities owning not less than a majority of the principal amount of the particular series affected or, if so provided and to the extent permitted by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), of particular debt securities affected thereby. Most changes fall into this category, except for clarifying changes and certain other changes that would not adversely affect in any material respect holders of the debt securities. (Section 901) We may also obtain a waiver of a past default from the holders of debt securities owning a majority of the principal amount of the particular series affected. However, we cannot obtain a waiver of a payment default or any other aspect of the senior debt indenture or the debt securities listed in the first category described above under “— Changes Requiring Approval of All Holders” unless we obtain the individual consent of each holder to the waiver. (Section 513)

Changes Not Requiring Approval.    The third type of change to the senior debt indenture and the debt securities does not require any vote by holders of debt securities. This type is limited to clarifications and certain other changes that would not adversely affect in any material respect holders of the debt securities. (Section 901)

We may also make changes or obtain waivers that do not adversely affect in any material respect a particular debt security, even if they affect other debt securities. In those cases, we do not need to obtain the approval of the holder of that debt security; we need only obtain any required approvals from the holders of the affected debt securities.

Further Details Concerning Voting.    When taking a vote, we will use the following rules to decide how much principal amount to attribute to a debt security:

•

For original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of the debt securities were accelerated to that date because of a default.

•	For debt securities whose principal amount is not known (for example, because they are based on an index), we will use a special rule for that debt security described in the prospectus supplement.

•	For debt securities denominated in one or more foreign currencies or currency units, we will use the U.S. dollar equivalent.

•	Debt securities owned by us or any other obligor upon the debt securities or any of our affiliates or such other obligor’s affiliates will be disregarded.

Debt securities will not be considered outstanding, and therefore not eligible to vote, if we have given a notice of redemption and deposited or set aside in trust for the holders money for the payment or redemption of the debt securities. Debt securities will also not be eligible to vote if they have been fully defeased as described below under “— Defeasance — Full Defeasance.” (Section 1302)

We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities that are entitled to vote or take other action under the senior debt indenture. In certain limited circumstances, the trustee will be entitled to set a record date for action by holders. If we or the trustee set a record date for a vote or other action to be taken by holders of a particular series of debt securities that vote or action may be taken only by persons who are holders of outstanding debt securities of that series on the record date. We or the trustee, as applicable, may shorten or lengthen the period during which holders may take action. (Section 104)

BOOK-ENTRY AND OTHER INDIRECT HOLDERS SHOULD CONSULT THEIR BANKS, BROKERS OR OTHER FINANCIAL INSTITUTIONS FOR INFORMATION ON HOW APPROVAL MAY BE GRANTED OR DENIED IF WE SEEK TO CHANGE THE SENIOR DEBT INDENTURE OR THE DEBT SECURITIES OR REQUEST A WAIVER.

Defeasance

The following discussion of full defeasance and covenant defeasance will be applicable to each series of debt securities that is denominated in U.S. dollars and has a fixed rate of interest and will apply to other series of debt securities if we so specify in the prospectus supplement. (Section 1301)

Full Defeasance

If there is a change in U.S. federal tax law, as described below, we can legally release ourselves from any payment or other obligations on the debt securities, called full defeasance, if we put in place the following other arrangements for holders to be repaid:

•

We must deposit in trust for the benefit of all holders of the debt securities a combination of money and notes or bonds of the U.S. government or a U.S. government agency or U.S. government-sponsored entity (the obligations of which are backed by the full faith and credit of the U.S. government) that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates.

•

There must be a change in current U.S. federal tax law or an IRS ruling that lets us make the above deposit without causing the holders to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves. (Under current federal tax law, the deposit and our legal release from the obligations pursuant to the debt securities would be treated as though we took back your debt securities and gave you your share of the cash and notes or bonds deposited in trust. In that event, you could recognize gain or loss on the debt securities you give back to us.)

•	We must deliver to the trustee a legal opinion of our counsel confirming the tax law change described above. (Sections 1302 and 1304)

If we ever did accomplish full defeasance, as described above, you would have to rely solely on the trust deposit for repayment on the debt securities. You could not look to us for repayment in the unlikely event of any shortfall.

Covenant Defeasance

Under current U.S. federal tax law, we can make the same type of deposit as described above and we will be released from the restrictive covenants under the debt securities that may be described in the prospectus supplement. This is called covenant defeasance. In that event, you would lose the protection of these covenants but would gain the protection of having money and U.S. government or U.S. government agency notes or bonds set aside in trust to repay the debt securities. In order to achieve covenant defeasance, we must do the following:

•

Deposit in trust for the benefit of all holders of the debt securities a combination of money and notes or bonds of the U.S. government or a U.S. government agency or U.S. government sponsored entity (the obligations of which are backed by the full faith and credit of the U.S. government) that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates.

•

Deliver to the trustee a legal opinion of our counsel confirming that under current U.S. federal income tax law we may make the above deposit without causing the holders to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves.

If we accomplish covenant defeasance, certain provisions of the senior debt indenture and the debt securities would no longer apply:

•	Covenants applicable to the series of debt securities and described in the prospectus supplement.

•	Any events of default relating to breach of those covenants.

If we accomplish covenant defeasance, you can still look to us for repayment of the debt securities if there were a shortfall in the trust deposit. In fact, if one of the remaining events of default occurred (such as a bankruptcy) and the debt securities become immediately due and payable, there may be such a shortfall. (Sections 1303 and 1304)

Events of Default

You will have special rights if an event of default occurs and is not cured, as described later in this subsection.

What Is An Event of Default? The term “Event of Default” means any of the following:

•	We do not pay the principal of or any premium on a debt security within 5 days of its due date.

•	We do not pay interest on a debt security within 30 days of its due date.

•	We do not deposit money in a separate account, known as a sinking fund, within 5 days of its due date.

•

We remain in breach of any covenant or warranty of the senior debt indenture for 60 days after we receive a notice of default stating we are in breach. The notice must be sent by either the trustee or holders of 25% of the principal amount of debt securities of the affected series.

•	We file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur.

•	Any other event of default described in the prospectus supplement occurs. (Section 501)

Remedies If an Event of Default Occurs.    If an event of default occurs, the trustee will have special duties. In that situation, the trustee will be obligated to use those of its rights and powers under the senior debt indenture, and to use the same degree of care and skill in doing so, that a prudent person would use in that situation in conducting his or her own affairs. If an event of default has occurred and has not been cured, the trustee or the holders of at least 25% in principal amount of the debt securities of the affected series may declare the entire principal amount (or, in the case of original issue discount securities, the portion of the principal amount that is specified in the terms of the affected debt security) of all the debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. However, a declaration of acceleration of maturity may be cancelled, but only before a judgment or decree based on the acceleration has been obtained, by the holders of at least a majority in principal amount of the debt securities of the affected series, provided that all other defaults have been cured and all payment obligations have been made current. (Section 502)

You should read carefully the prospectus supplement relating to any series of debt securities which are original issue discount securities for the particular provisions relating to acceleration of the maturity of a portion of the principal amount of original issue discount securities upon the occurrence of an event of default and its continuation.

Except in cases of default, where the trustee has the special duties described above, the trustee is not required to take any action under the senior debt indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability called an indemnity. (Section 603) If indemnity reasonably satisfactory to the trustee is provided, the holders of a majority in principal amount of the outstanding securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority holders may also direct the trustee in performing any other action under the senior debt indenture with respect to the debt securities of that series. (Section 512)

Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities the following must occur:

•	The holder of the debt security must give the trustee written notice that an event of default has occurred and remains uncured;

•

The holders of 25% in principal amount of all outstanding securities of the relevant series must make a written request that the trustee take action because of the default, and they must offer reasonable indemnity to the trustee against the costs, expenses and liabilities of taking that action; and

•	The trustee must have not taken action for 60 days after receipt of the above notice and offer of indemnity. (Section 507)

However, you are entitled at any time to bring a lawsuit for the payment of money due on your debt security on or after its due date. (Section 508)

BOOK-ENTRY AND OTHER INDIRECT HOLDERS SHOULD CONSULT THEIR BANKS, BROKERS OR OTHER FINANCIAL INSTITUTIONS FOR INFORMATION ON HOW TO GIVE NOTICE OR DIRECTION TO OR MAKE A REQUEST OF THE TRUSTEE AND TO MAKE OR CANCEL A DECLARATION OF ACCELERATION.

We will give to the trustee every year a written statement of certain of our officers certifying that to their best knowledge we are in compliance with the senior debt indenture and the debt securities, or else specifying any default. (Section 1004)

Our Relationship with the Trustee

The Bank of New York Mellon is one of our lenders and from time to time provides other banking services to us and our subsidiaries.

The Bank of New York Mellon serves as the trustee for our debt securities and our subordinated debt securities. Consequently, if an actual or potential event of default occurs with respect to either the debt securities offered by this prospectus or any series of subordinated debt securities, the trustee may be considered to have a conflicting interest for purposes of the Trust Indenture Act. In that case, the trustee may be required to resign under one or more of the indentures and we would be required to appoint a successor trustee. For this purpose, a “potential” event of default means an event that would be an event of default if the requirements for giving us default notice or for the default having to exist for a specific period of time were disregarded.

DESCRIPTION OF COMMON STOCK

References to “AIG,” “us,” “we” or “our” in this section mean American International Group, Inc. and do not include the subsidiaries of American International Group, Inc. Also, in this section, references to “holders” mean those who own common stock registered in their own names, on the books that we maintain for this purpose. When we refer to “you” in this section, we mean those who invest in the securities being offered by this prospectus.

General

AIG’s authorized capital stock includes 5,000,000,000 shares of common stock (par value $2.50 per share). As of May 31, 2012, there were 1,728,456,852 shares of common stock outstanding.

All of the outstanding shares of our common stock are fully paid and nonassessable. Subject to the prior rights of the holders of shares of preferred stock that may be issued and outstanding, the holders of common stock are entitled:

•	to receive dividends when, as and if declared by our board of directors out of funds legally available for the payment of dividends; and

•

in the event of dissolution of AIG, to share ratably in all assets remaining after payment of liabilities and satisfaction of the liquidation preferences, if any, of then outstanding shares of preferred stock, as provided in AIG’s restated certificate of incorporation.

Each holder of common stock is entitled to one vote for each share held of record on all matters presented to a vote at a shareholders meeting, including the election of directors. Holders of common stock have no cumulative voting rights or preemptive rights to purchase or subscribe for any additional shares of common stock or other securities, and there are no conversion rights or redemption or sinking fund provisions with respect to the common stock. Authorized but unissued shares of common stock may be issued without shareholder approval.

AIG has adopted direct company registration of its common stock. Holders of shares of common stock will not receive stock certificates evidencing their share ownership. Instead, they will be provided with a statement reflecting the number of shares registered in their accounts.

The transfer agent for our common stock is Wells Fargo Bank, N.A.

Protective Amendment

Our board of directors and our shareholders approved an amendment to our previous amended and restated certificate of incorporation, which amendment has been included in our current restated certificate of incorporation (such amendment, the “Protective Amendment”). The purpose of the Protective Amendment is to prevent certain transfers of our securities that could result in an ownership change under Section 382 (“Section 382”) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), and, therefore, materially inhibit our ability to use certain net operating loss carryforwards, capital loss carryforwards and foreign tax credit carryforwards to reduce future income taxes (the “Tax Attributes”).

The Protective Amendment generally restricts any direct or indirect transfer of our common stock (such as transfers of our securities that result from the transfer of interests in other entities that own our common stock) if the effect would be to:

•

increase the direct, indirect or constructive ownership by any Person (as defined below) to 4.99 percent or more of our common stock then outstanding or certain other classes of stock then outstanding (a “Five Percent Shareholder”); or

•	increase the percentage of our stock owned directly, indirectly or constructively by a Five Percent Shareholder.

“Person” means any individual, firm, partnership, limited liability company, trust, association, limited liability partnership, corporation or other “entity” within the meaning of Treasury Regulation §1.382-3(a)(1)(i), and includes any successor (by merger or otherwise) of such entity. Restricted transfers include sales to Persons whose resulting percentage ownership (direct, indirect or constructive) of our common stock would equal or exceed the 4.99 percent threshold discussed above, or to Persons whose direct or indirect ownership of our common stock would by attribution cause another Person to equal or exceed such threshold. Complicated stock ownership rules prescribed by the Code (and Treasury regulations promulgated thereunder) apply in determining whether a Person is a Five Percent Shareholder under the Protective Amendment.

These transfer restrictions may result in the delay or refusal of certain requested transfers of our common stock, or prohibit ownership (thus requiring dispositions) of our common stock due to a change in the relationship between two or more persons or entities or to a transfer of an interest in an entity that, directly or indirectly, owns our common stock. The transfer restrictions will also apply to proscribe the creation or transfer of certain “options” (which are broadly defined by Section 382) with respect to AIG securities to the extent that, in certain circumstances, the creation, transfer or exercise of the option would result in a proscribed level of ownership.

Any direct or indirect transfer attempted in violation of the Protective Amendment will be void as of the date of the prohibited transfer as to the purported transferee (or, in the case of an indirect transfer, the direct owner of our securities will be deemed to have disposed of, and required to dispose, the excess stock (as defined below), with such disposition being deemed to occur simultaneously with the transfer), and the purported transferee (or in the case of any indirect transfer, the direct owner) will not be recognized as the owner of the securities owned in violation of the Protective Amendment for any purpose, including for purposes of voting and receiving dividends or other distributions in respect of our common stock, or in the case of options, receiving our common stock in respect of their exercise. In this prospectus, the common stock purportedly acquired in violation of the Protective Amendment is referred to as “excess stock.”

In addition to a prohibited transfer being void as of the date it is attempted, upon demand, the purported transferee must transfer the excess stock to our agent along with any dividends or other distributions paid with respect to such excess stock. Our agent is required to sell such excess stock in an arm’s-length transaction (or series of transactions) that would not constitute a violation under the Protective Amendment. The net proceeds of the sale, together with any other distributions with respect to such excess stock received by our agent, after deduction of all costs incurred by the agent, will be distributed first to the purported transferee in an amount, if any, up to the cost (or, in the case of gift, inheritance or similar transfer, the fair market value of the excess stock on the date of the prohibited transfer) incurred by the purported transferee to acquire such excess stock, and the balance of the proceeds, if any, will be distributed to the transferor in the prohibited transfer, or to a charitable beneficiary if the transferor cannot be readily identified. If the excess stock is sold by the purported transferee, such person will be treated as having sold the excess stock on behalf of our agent, and will be required to remit all proceeds to our agent (except to the extent we grant written permission to the purported transferee to retain an amount, not to exceed the amount such person otherwise would have been entitled to retain had our agent sold such shares for an amount equal to the proceeds of such sale (taking into account the actual costs incurred by our agent)).

The transfer restrictions in the Protective Amendment are subject to certain exceptions. Among other things, a transfer from one member of a “public group” (as defined under Section 382) to another member of the same public group that does not result in such transferee being treated as a “5-percent shareholder” (as defined under Section 382) does not increase the percentage interests taken into account for purposes of determining an ownership change and, therefore, such transfers are generally not restricted. In addition, our board of directors will have the discretion to approve a transfer of our securities that would otherwise violate the transfer restrictions if it determines that the transfer is in our best interests or if the board of directors receives a report, at the board of directors’ request, from our advisors that the proposed transfer does not create a significant risk of material adverse tax consequences to us. The board of directors is also required to approve any proposed transfer by Treasury if that transfer and all prior and anticipated transfers or other transactions during the relevant testing period do not result in an “owner shift” of more than 40 percent under Section 382.

The Protective Amendment expires on the earliest of (i) the close of business on the third anniversary of the annual meeting of our shareholders in 2011, (ii) the date on which our board of directors receives, at its request, a report from our advisors that the Protective Amendment is no longer necessary for the preservation of the Tax Attributes because of the amendment or repeal of Section 382 or any other change in law, (iii) the first day of a taxable year to which our board of directors receives a report, at its request, from our advisors that no Tax Attributes may be carried forward, and (iv) such date as the board of directors determines for the restrictions in the Protective Amendment to terminate.

The Tax Asset Protection Plan

Our board of directors adopted our Tax Asset Protection Plan (the “Tax Asset Protection Plan”) on March 9, 2011 and our shareholders ratified the Tax Asset Protection Plan at our annual meeting of shareholders on May 11, 2011. Subject to certain limited exceptions, the Tax Asset Protection Plan is intended to act as a deterrent to any person or group acquiring 4.99 percent or more of our outstanding common stock (an “Acquiring Person”) without the approval of our board of directors. Shareholders who owned 4.99 percent or more of our common stock as of the close of business on March 9, 2011 generally will not trigger the Tax Asset Protection Plan so long as they do not acquire any additional shares of our common stock. Treasury is the only shareholder who owned 4.99 percent or more of our common stock as of the close of business on March 9, 2011. Our board of directors may, in its sole discretion, exempt any person or group from being deemed an Acquiring Person for purposes of the Tax Asset Protection Plan with respect to which it receives, at its request, a report from our advisors to the effect that such exemption would not create a significant risk of material adverse tax consequences to us, or our board of directors otherwise determines it is in our best interests.

The Rights.    Our board of directors authorized the issuance of one right per each outstanding share of our common stock payable to our shareholders of record as of the close of business on March 18, 2011. Subject to the terms, provisions and conditions of the Tax Asset Protection Plan, if these rights become exercisable, each right would initially represent the right to purchase from us one ten-thousandth of a share of our Participating Preferred Stock, par value $5.00 per share (the “Participating Preferred Stock”), for a purchase price of $185.00 per right (the “Exercise Price”). If issued, each one ten-thousandth of a share of Participating Preferred Stock would generally give a shareholder approximately the same dividend, voting and liquidation rights as does one share of our common stock. However, prior to exercise, a right does not give its holder any rights as a shareholder, including without limitation any dividend, voting or liquidation rights.

Exercisability.    The rights will not be exercisable until the earlier of (i) a public announcement by us that a person or group has become an Acquiring Person (the date of such public announcement is referred to herein as the “Stock Acquisition Date”) and (ii) 10 business days after the commencement of a tender or exchange offer by a person or group if upon consummation of the offer the person or group would directly, indirectly or constructively own 4.99 percent or more of our outstanding common stock. We refer to the date on which the rights become exercisable as the “Separation Time”.

Until the Separation Time, our common stock certificates (or the registration of uncertificated shares on our stock transfer books) will evidence the rights and may contain a notation to that effect. Any transfer of shares of our common stock prior to the Separation Time will constitute a transfer of the associated rights. After the Separation Time, the rights may be transferred other than in connection with the transfer of the underlying shares of our common stock.

If there is an Acquiring Person on the Separation Time or a person or group becomes an Acquiring Person after the Separation Time, each holder of a right, other than rights that are or were beneficially owned by an Acquiring Person (which will be void), will thereafter have the right to receive upon exercise of a right and payment of the Exercise Price that number of shares of our common stock (or, at AIG’s election, Participating Preferred Stock) having a market value of two times the exercise price of the right.

Exchange.    At any time after the Stock Acquisition Date, provided the Acquiring Person does not hold 50 percent or more of the outstanding common stock, our board of directors may exchange the rights, other than rights that are or were beneficially owned by an Acquiring Person (which will be void) in whole or in part, at an exchange ratio equal to one share of our common stock (or one ten-thousandth of a share of Participating Preferred Stock) per right.

Redemption.    At any time until the Stock Acquisition Date, the board of directors may redeem all of the then-outstanding rights in whole, but not in part, at a price of $0.001 per right, subject to adjustment (the “Redemption Price”). Immediately upon action of the board of directors ordering redemption of the rights, the right to exercise the rights will terminate, and the only right of the holders of rights will be to receive the Redemption Price.

Anti-Dilution Provisions.    The Exercise Price and the number of outstanding rights are subject to adjustment to prevent dilution that may occur as a result of certain events, including, among others, a stock dividend, a stock split or a reclassification of our common stock.

Amendments.    Any of the provisions of the Tax Asset Protection Plan may be amended by our board of directors at any time and in any manner.

Expiration.    The rights issued pursuant to the Tax Asset Protection Plan will expire on the earliest of (i) the close of business on March 9, 2014, provided that the board of directors may determine to extend the Tax Asset Protection Plan prior to such date as long as our shareholders are asked to ratify such extension at the next succeeding annual meeting, (ii) the time at which the rights are redeemed, (iii) the time at which the rights are exchanged, (iv) the time at which our board of directors receives, at its request, a report from our advisors that the Tax Attributes are utilized in all material respects or no longer available in any material aspect or that an ownership change under Section 382 or any applicable state law would not adversely impact in any material respect the time period in which we could use the Tax Attributes, or materially impair the amount of the Tax Attributes that could be used.

DESCRIPTION OF PREFERRED STOCK AND DEPOSITARY SHARES AIG MAY OFFER

References to “AIG,” “us,” “we” or “our” in this section mean American International Group, Inc. and do not include the subsidiaries of American International Group, Inc. Also, in this section, references to “holders” mean those who own shares of preferred stock or depositary shares, as the case may be, registered in their own names, on the books that we maintain or, in the case of the depositary shares, the depositary maintains for this purpose. When we refer to “you” in this section, we mean those who invest in the securities being offered by this prospectus.

We may issue preferred stock in one or more series. We may also “reopen” a previously issued series of preferred stock and issue additional preferred stock of that series. This section summarizes terms of the preferred stock that apply generally to all series. The description of most of the financial and other specific terms of your series will be in your prospectus supplement. Those terms may vary from the terms described here.

Our authorized capital stock includes 100,000,000 shares of preferred stock, par value $5.00 per share. The preferred stock will be governed by Delaware law. The prospectus supplement with respect to any offered preferred stock will include a description of the preferred stock that may be outstanding as of the date of the prospectus supplement.

The authorized but unissued shares of preferred stock are available for issuance from time to time at the discretion of our board of directors without shareholder approval. Our board of directors is authorized to divide the preferred stock into series and, with respect to each series, to determine the designations, the powers, preferences and rights and the qualifications, limitations and restrictions of the series, including:

•	dividend rights;

•	conversion or exchange rights;

•	voting rights;

•	redemption rights and terms;

•	liquidation preferences;

•	sinking fund provisions;

•	the serial designation of the series; and

•	the number of shares constituting the series.

In addition, as described below under “— Fractional or Multiple Shares of Preferred Stock Issued as Depositary Shares,” we may, at our option, instead of offering whole individual shares of any series of preferred stock, offer depositary shares evidenced by depositary receipts. The rights of holders of preferred stock may be adversely affected by the rights of holders of existing preferred stock or preferred stock that may be issued in the future. Our board of directors may cause shares of preferred stock to be issued in public or private transactions for any proper corporate purpose.

Preferred stock will be fully paid and nonassessable when issued, which means that our holders will have paid their purchase price in full and that we may not ask them to surrender additional funds. Unless otherwise provided in your prospectus supplement, holders of preferred stock will not have preemptive or subscription rights to acquire more stock of AIG.

All preferred stock will be issued in direct company registration form on the books and records of AIG. Purchasers of shares of preferred stock will be provided with a statement reflecting the number of shares registered in their accounts.

The prospectus supplement relating to any specific series of preferred stock may describe certain additional federal income tax considerations, if any, and any other special considerations applicable to such preferred stock.

Fractional or Multiple Shares of Preferred Stock Issued as Depositary Shares

If we issue depositary shares evidenced by depositary receipts instead of issuing whole individual shares of any series of preferred stock, each depositary share shall represent a fraction of a share or some multiple of shares of the particular series of preferred stock issued and deposited with a depositary. The fraction of a share or multiple of shares of preferred stock which each depositary share represents will be stated in the prospectus supplement relating to any series of preferred stock offered through depositary shares.

We will deposit the shares of preferred stock to be represented by depositary shares under a deposit agreement. The parties to the deposit agreement will be AIG, a bank or other financial institutional selected by us and named in the prospectus supplement, as preferred stock depositary, and the holders from time to time of depositary receipts issued under that deposit agreement. Under each deposit agreement, only the name of the person in whose name the depositary shares are registered on the records of the depositary is recognized as the holder of that security.

Each holder of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock, including, where applicable, dividend, voting, redemption, conversion and liquidation rights, in proportion to the applicable fraction or multiple of a share of preferred stock represented by the depositary share. The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. The depositary receipts will be distributed to those persons purchasing the fractional or multiple shares of preferred stock. A depositary receipt may evidence any number of whole depositary shares.

We will file the deposit agreement, including the form of depositary receipt, with the SEC, either as an exhibit to an amendment to the registration statement of which this prospectus forms a part or as an exhibit to a current report on Form 8-K. See “Where You Can Find More Information” above for information on how to obtain a copy of the form of deposit agreement.

We will deliver all required reports and communications to holders of the preferred stock to the preferred stock depositary, who will forward those reports and communications to the holders of depositary shares.

CONSIDERATIONS RELATING TO NON-U.S. DOLLAR DEBT SECURITIES

This prospectus and any attached prospectus supplement (including any pricing supplement) do not describe all the risks of an investment in debt securities denominated in a currency other than U.S. dollars. You should consult your own financial and legal advisors about the risks of an investment in debt securities denominated in a currency, including any composite currency, other than U.S. dollars. If you are unsophisticated with respect to foreign currency transactions, these debt securities are not an appropriate investment for you.

The information set forth in this prospectus is applicable to you only if you are a U.S. resident. We disclaim any responsibility to advise prospective purchasers who are residents of countries other than the United States with respect to any matters that may affect the purchase, holding or receipt of payments on the debt securities. If you are not a U.S. resident, you should consult your own financial and legal advisors with regard to such matters.

Information About Exchange Rates May Not Be Indicative of Future Performance

With respect to any debt security denominated in a currency other than U.S. dollars, the applicable pricing supplement may include a currency supplement on the applicable specified currency. A currency supplement may include historical exchange rates for the specified currency. Information concerning exchange rates is furnished as a matter of information only. You should not regard such information as indicative of the range of or trends in fluctuations in currency exchange rates that may occur in the future.

An Investment in a Non-U.S. Dollar Debt Security Involves Currency-Related Risks

If you invest in debt securities that are denominated in a currency other than U.S. dollars, your investment may be subject to significant risks that are not associated with a similar investment in a debt security denominated in U.S. dollars. These risks include, for example, the possibility of significant changes in rates of exchange between the U.S. dollar and the various foreign currencies or composite currencies and the possibility of the imposition or modification of foreign exchange controls by either the U.S. or foreign governments. These risks depend on events over which we have no control, such as economic and political events and the supply of and demand for the relevant currencies.

Changes in Currency Exchange Rates Can Be Volatile and Unpredictable

In recent years, rates of exchange between the U.S. dollar and many other currencies have been highly volatile, and this volatility may be expected to continue and perhaps spread to other currencies in the future. Fluctuations in currency exchange rates could adversely affect an investment in a debt security with a specified currency other than U.S. dollars. Depreciation of the specified currency against the U.S. dollar could result in a decrease in the dollar-equivalent value of payments on the debt security, including the principal payable at maturity or the settlement value payable upon exercise. That, in turn, could cause the market value of the debt security to fall. Depreciation of the specified currency against the U.S. dollar could result in a loss to the investor on a U.S. dollar basis.

Government Policy Can Adversely Affect Currency Exchange Rates and an Investment in a Non-U.S. Dollar Debt Security

Currency exchange rates can either float or be fixed by sovereign governments. From time to time, governments use a variety of techniques, such as intervention by a country’s central bank or imposition of regulatory controls or taxes, to affect the exchange rate of their currencies. Governments may also issue a new currency to replace an existing currency or alter the exchange rate or exchange characteristics by devaluation or revaluation of a currency. Thus, a special risk in purchasing non-U.S. dollar-denominated debt securities is that their U.S. dollar-equivalent yields or payouts could be significantly and unpredictably affected by governmental actions. Even in the absence of governmental action directly affecting currency exchange rates, political or economic developments in the country issuing the specified currency for a non-dollar debt security or elsewhere could lead to significant and sudden changes in the exchange rate between the U.S. dollar and the specified currency. These changes could affect the U.S. dollar equivalent value of the debt security as participants in the global currency markets move to buy or sell the specified currency or U.S. dollars in reaction to those developments.

Governments have imposed from time to time and may in the future impose exchange controls or other conditions with respect to the exchange or transfer of a specified currency that could affect exchange rates as well as the availability of a specified currency for a debt security at its maturity or on any other payment date. In addition, the ability of a holder to move currency freely out of the country in which payments are made, or to convert the currency at a freely determined market rate could be limited by governmental actions.

Non-U.S. Dollar Debt Securities May Permit Us to Make Payments in Dollars or Delay Payment if We Are Unable to Obtain the Specified Currency

Debt securities payable in a currency other than U.S. dollars will provide that, if the other currency is not available to us at or about the time when a payment on the debt securities comes due because of circumstances beyond our control, we will be entitled to make the payment in U.S. dollars or delay making the payment. These circumstances could include the imposition of exchange controls or our inability to obtain the currency because of a disruption in the currency markets. If we made payment in U.S. dollars, the exchange rate we would use may be for a date substantially before the payment date. In addition, a determination of the exchange rate may be based on limited information and would involve significant discretion on the part of our exchange rate agent, which may be an affiliate of ours. As a result, the value of the payment in U.S. dollars an investor would receive on the payment date may not reflect currency market conditions at the time of payment and may be less than the value of the payment the investor would have received in the other currency if it had been available, or may be zero. In addition, a government may impose extraordinary taxes on transfers of a currency. If that happens we will be entitled to deduct these taxes from any payment on securities payable in that currency.

Payments Due in Other Currencies May Be Made From an Overseas Bank

Currently, there are limited facilities in the United States for conversion of U.S. dollars into foreign currencies, and vice versa. Accordingly, payments on debt securities made in a specified currency other than U.S. dollars are likely to be made from an account with a bank located in the country issuing the specified currency.

We Will Not Adjust Non-U.S. Dollar Debt Securities to Compensate for Changes in Currency Exchange Rates

Except as described in the applicable prospectus supplement, we will not make any adjustment or change in the terms of a debt security payable in a currency other than U.S. dollars in the event of any change in exchange rates for that currency, whether in the event of any devaluation, revaluation or imposition of exchange or other regulatory controls or taxes or in the event of other developments affecting that currency, the U.S. dollar or any other currency. Consequently, investors in non-U.S. dollar debt securities will bear the risk that their investment may be adversely affected by these types of events.

In a Lawsuit for Payment on a Non-Dollar Debt Security, an Investor May Bear Currency Exchange Risk

The debt securities we are offering will be governed by New York law. Under New York law, a New York state court rendering a judgment on a debt security denominated in a currency other than U.S. dollars would be required to render the judgment in the specified currency; however, the judgment would be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment. Consequently, in a lawsuit for payment on a debt security denominated in a currency other than U.S. dollars, investors would bear currency exchange risk until a New York state court judgment is entered, which could be a long time.

In courts outside of New York, investors may not be able to obtain a judgment in a specified currency other than U.S. dollars. For example, a judgment for money in an action based on a non-U.S. dollar debt security in many other federal or state courts ordinarily would be enforced in the United States only in U.S. dollars. The date used to determine the rate of conversion of the currency in which any particular security is denominated into U.S. dollars will depend upon various factors, including which court renders the judgment.

Determinations Made by the Exchange Rate Agent

All determinations made by the exchange rate agent will be made in its sole discretion (except to the extent expressly provided in the applicable prospectus supplement or pricing supplement). In the absence of manifest error, its determinations will be conclusive for all purposes and will bind all holders and us. The exchange rate agent will not have any liability for its determinations.

LEGAL OWNERSHIP AND BOOK-ENTRY ISSUANCE

References to “AIG”, “us,” “we” or “our” in this section mean American International Group, Inc. and do not include the subsidiaries of American International Group, Inc. In this section, we describe special considerations that will apply to registered securities issued in global — i.e., book-entry — form. First, we describe the difference between legal ownership and indirect ownership of registered securities. Then we describe special provisions that apply to global securities. When we use the term “securities” in this section, we mean the debt securities we may offer with this prospectus.

Who is the Legal Owner of a Registered Security?

Each security in registered form will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing such securities. We refer to those who have securities registered in their own names, on the books that we or the trustee maintain for this purpose, as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those who, indirectly through others, own beneficial interests in securities that are not registered in their own names as indirect owners of those securities. As we discuss below, indirect owners are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect owners.

Book-Entry Owners

Unless otherwise noted in your prospectus supplement, we will issue each security in book-entry form only. This means securities will be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Under the senior debt indenture, only the person in whose name a security is registered on the records of the registrar is recognized as the holder of that security. Consequently, for securities issued in global form, we will recognize only the depositary described below under “— What is a Global Security?” as the holder of the securities and we will make all payments on the securities, including deliveries of any property other than cash, to that depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect owners, and not holders, of the securities.

Street Name Owners

We may terminate an existing global security or issue securities initially in non-global form. In these cases, investors may choose to hold their securities in their own names or in street name. Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities and we will make all payments on those securities, including deliveries of any property other than cash, to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect owners, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of the trustee under the senior debt indenture and the obligations, if any, of any third parties employed by us or the trustee, run only to the holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect owner of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for that payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect owners but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose — for example, to amend the senior debt indenture for a series of securities or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture — we would seek the approval only from the holders, and not the indirect owners, of the relevant securities. Whether and how the holders contact the indirect owners is up to the holders.

When we refer to “you” in this prospectus, we mean all purchasers of the securities being offered by this prospectus, whether they are the holders or indirect owners of those securities. When we refer to “your securities” in this prospectus, we mean the securities in which you will hold a direct or indirect interest.

Special Considerations for Indirect Owners

If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

What is a Global Security?

Unless otherwise noted in the applicable prospectus supplement or pricing supplement, we will issue each security in book-entry form only. Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of one or more financial institutions or clearing systems, or their nominees, which we select. A financial institution or clearing system that we select for any security for this purpose is called the “depositary” for that security. A security will usually have only one depositary but it may have more. Each series of securities will have one or more of the following as the depositaries:

•	The Depository Trust Company, New York, New York, which is known as “DTC”;

•	Euroclear System, which is known as “Euroclear”;

•	Clearstream Banking, société anonyme, Luxembourg, which is known as “Clearstream”; and

•	any other clearing system or financial institution named in the applicable prospectus supplement.

The depositaries named above may also be participants in one another’s systems. Thus, for example, if DTC is the depositary for a global security, investors may hold beneficial interests in that security through Euroclear or Clearstream, as DTC participants. The depositary or depositaries for your securities will be named in your prospectus supplement; if none is named, the depositary will be DTC.

A global security may represent one or any other number of individual securities. Generally, all securities represented by the same global security will have the same terms. We may, however, issue a global security that represents multiple securities of the same kind, such as debt securities, that have different terms and are issued at different times. We call this kind of global security a master global security. Your prospectus supplement will not indicate whether your securities are represented by a master global security.

A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under “— Holder’s Option to Obtain a Non-Global Security: Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only indirect interests in a global security. Indirect interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect owner of an interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. We describe the situations in which this can occur below under “— Holder’s Option to Obtain a Non- Global Security: Special Situations When a Global Security Will Be Terminated.” If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

As an indirect owner, an investor’s rights relating to a global security will be governed by the rules of the depositary and those of the investor’s bank, broker, financial institution or other intermediary through which it holds its interest (e.g., Euroclear or Clearstream, if DTC is the depositary), as well as general laws relating to securities transfers. We do not recognize this type of investor or any intermediary as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

•

An investor cannot cause the securities to be registered in his or her own name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

•

An investor will be an indirect holder and must look to his or her own bank, broker or other financial institution for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above under “— Who is the Legal Owner of a Registered Security?”;

•	An investor may not be able to sell interests in the securities to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form;

•

An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•

The depositary’s policies will govern payments, deliveries, transfers, exchanges, notices and other matters relating to an investor’s interest in a global security, and those policies may change from time to time. We and the trustee will have no responsibility for any aspect of the depositary’s policies, actions or records of ownership interests in a global security. Neither we nor the trustee supervise the depositary in any way;

•

The depositary may require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your bank, broker or other financial institution may require you to do so as well; and

•

Financial institutions that participate in the depositary’s book-entry system and through which an investor holds its interest in the global securities, directly or indirectly, may also have their own policies affecting payments, deliveries, transfers, exchanges, notices and other matters relating to the securities, and those policies may change from time to time. For example, if you hold an interest in a global security through Euroclear or Clearstream, when DTC is the depositary, Euroclear or Clearstream, as applicable, may require those who purchase and sell interests in that security through them to use immediately available funds and comply with other policies and procedures, including deadlines for giving instructions as to transactions that are to be effected on a particular day. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the policies or actions or records of ownership interests of any of those intermediaries.

Holder’s Option to Obtain a Non-Global Security: Special Situations When a Global Security Will Be Terminated

If we issue any series of securities in book-entry form but we choose to give the beneficial owners of that series the right to obtain non-global securities, any beneficial owner entitled to obtain non-global securities may do so by following the applicable procedures of the depositary, any transfer agent or registrar for that series and that owner’s bank, broker or other financial institution through which that owner holds its beneficial interest in the securities. If you are entitled to request a non-global certificate and wish to do so, you will need to allow sufficient lead time to enable us or our agent to prepare the requested certificate.

In addition, in a few special situations described below, a global security will be terminated and interests in it will be exchanged for certificates in non-global form representing the securities it represented. After that exchange, the choice of whether to hold the securities directly or in street name will be up to the investor. Investors must consult their own banks, brokers or other financial institutions, to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders. We have described the rights of holders and street name investors above under “— Who is the Legal Owner of a Registered Security?”

Unless otherwise set forth in the applicable prospectus supplement or pricing supplement, the special situations for termination of a global security are as follows:

•	if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security;

•	if we determine and notify the trustee that we wish to terminate that global security; or

•	if an event of default has occurred with regard to these securities and has not been cured or waived.

If a global security is terminated, only the depositary, and not we or the trustee for any securities, is responsible for deciding the names of the institutions in whose names the securities represented by the global security will be registered and, therefore, who will be the holders of those securities.

Considerations Relating to DTC

DTC has informed us as follows:

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that DTC participants deposit with DTC. DTC also facilitates the post-trade settlement among DTC participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between DTC participants’ accounts. This eliminates the need for physical movement of securities certificates. DTC participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Indirect access to the DTC system is also available to others such as both U.S. and non-U.S. brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. The rules applicable to DTC and DTC participants are on file with the SEC.

Purchases of securities within the DTC system must be made by or through DTC participants, which will receive a credit for the securities on DTC’s records. The ownership interest of each actual acquirer of new securities is in turn to be recorded on the direct and indirect participants’ records, including Euroclear and Clearstream. Transfers of ownership interests in the securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners will not receive certificates representing their ownership interests in the securities, except in the limited circumstances described above under “— Holder’s Option to Obtain a Non-Global Security: Special Situations When a Global Security Will Be Terminated.”

To facilitate subsequent transfers, the securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to its direct participants, by its direct participants to indirect participants, and by its direct and indirect participants to beneficial owners of the securities will be governed by arrangements among them, respectively, subject to any statutory or regulatory requirements as may be in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the securities are being redeemed, DTC will determine the amount of the interest of each direct participant to be redeemed in accordance with its then current procedures.

In instances in which a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to the securities. Under its usual procedures, DTC would mail an omnibus proxy to the relevant trustee as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts such securities are credited on the record date (identified in a listing attached to the omnibus proxy).

Distribution payments on the securities will be made by the relevant trustee to Cede & Co., or other nominee as may be requested by an authorized representative of DTC. DTC’s usual practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from the relevant trustee on the relevant payment date in accordance with their respective holdings shown on DTC’s records. Payments by DTC participants to beneficial owners will be governed by standing instructions and customary practices and will be the responsibility of such participants and not of DTC, the relevant trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of distributions to Cede & Co. (or other nominee as may be requested by an authorized representative of DTC) is the responsibility of the relevant trustee, disbursements of such payments to direct participants are the responsibility of DTC, and disbursements of such payments to the beneficial owners are the responsibility of direct and indirect participants.

Considerations Relating to Euroclear and Clearstream

Euroclear and Clearstream are securities clearance systems in Europe. Both systems clear and settle securities transactions between their participants through electronic, book-entry delivery of securities against payment.

Euroclear and Clearstream may be depositaries for a global security. In addition, if DTC is the depositary for a global security, Euroclear and Clearstream may hold interests in the global security as participants in DTC.

As long as any global security is held by Euroclear or Clearstream, as depositary, you may hold an interest in the global security only through an organization that participates, directly or indirectly, in Euroclear or Clearstream. If Euroclear or Clearstream is the depositary for a global security and there is no depositary in the United States, you will not be able to hold interests in that global security through any securities clearance system in the United States.

Payments, deliveries, transfers, exchanges, notices and other matters relating to the securities made through Euroclear or Clearstream must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. We have no control over those systems or their participants and we take no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, on the one hand, and participants in DTC, on the other hand, when DTC is the depositary, would also be subject to DTC’s rules and procedures.

Special Timing Considerations Relating to Transactions in Euroclear and Clearstream

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other financial institutions are open for business in the United States.

In addition, because of time-zone differences, U.S. investors who hold their interests in the securities through these systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream may need to make special arrangements to finance any purchases or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than would be the case for transactions within one clearing system.

MATERIAL UNITED STATES TAXATION CONSIDERATIONS

This section describes the material United States federal income tax consequences of owning certain of the debt securities, common stock, preferred stock and depositary shares we are offering. The material United States federal income tax consequences of owning the debt securities described below under “— Taxation of Debt Securities — United States Holders — Other Debt Securities,” and of owning preferred stock that may be convertible into or exercisable or exchangeable for securities or other property will be described in the applicable prospectus supplement. This section is the opinion of Sullivan & Cromwell LLP. It applies to you only if you hold your securities as capital assets for tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

•	a dealer in securities or currencies;

•	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings;

•	a bank;

•	an insurance company;

•	a thrift institution;

•	a regulated investment company;

•	a tax-exempt organization;

•	a person that owns debt securities, common stock, preferred stock or depositary shares that are a hedge or that are hedged against interest rate or currency risks;

•	a person subject to the alternative minimum tax;

•	a person that owns debt securities, common stock, preferred stock or depositary shares as part of a straddle or conversion transaction for tax purposes;

•	a person that purchases or sells debt securities, common stock, preferred stock or depositary shares as part of a wash sale for tax purposes; or

•	a United States holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

This section is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed regulations under the Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

If a partnership holds the debt securities, common stock, preferred stock or depositary shares, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding debt securities, common stock, preferred stock or depositary shares should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the debt securities, common stock, preferred stock or depositary shares.

Please consult your own tax advisor concerning the consequences of owning these securities in your particular circumstances under the Code and the laws of any other taxing jurisdiction.

You are a United States holder if you are a beneficial owner of a debt security, common stock, preferred stock or depositary shares, and you are:

•	a citizen or resident of the United States;

•	a domestic corporation;

•	an estate whose income is subject to United States federal income tax regardless of its source; or

•

a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

You are a United States alien holder if you are the beneficial owner of a debt security, common stock, preferred stock or depositary shares, and you are, for United States federal income tax purposes:

•	a nonresident alien individual;

•	a foreign corporation; or

•

an estate or trust that in either case is not subject to United States federal income tax on a net income basis on income or gain from a debt security, common stock, preferred stock or depositary shares.

Taxation of Debt Securities

This subsection describes the material United States federal income tax consequences of owning, selling and disposing of the debt securities we are offering, other than the debt securities described below under “— United States Holders — Other Debt Securities,” which will be described in the applicable prospectus supplement. It deals only with debt securities that are due to mature 30 years or less from the date on which they are issued. The United States federal income tax consequences of owning debt securities that are due to mature more than 30 years from their date of issue will be discussed in the applicable prospectus supplement.

United States Holders

Payments of Interest

Except as described below in the case of interest on an original issue discount debt security that is not qualified stated interest, each as defined below under “— Original Issue Discount,” you will be taxed on any interest on your debt security, whether payable in U.S. dollars or a non-U.S. dollar currency, including a composite currency or basket of currencies other than U.S. dollars, as ordinary income at the time you receive the interest or when it accrues, depending on your method of accounting for tax purposes.

Cash Basis Taxpayers

If you are a taxpayer that uses the cash receipts and disbursements method of accounting for tax purposes and you receive an interest payment that is denominated in, or determined by reference to, a non-U.S. dollar currency, you must recognize income equal to the U.S. dollar value of the interest payment, based on the exchange rate in effect on the date of receipt, regardless of whether you actually convert the payment into U.S. dollars.

Accrual Basis Taxpayers

If you are a taxpayer that uses an accrual method of accounting for tax purposes, you may determine the amount of income that you recognize with respect to an interest payment denominated in, or determined by reference to, a non-U.S. dollar currency by using one of two methods. Under the first method, you will determine the amount of income accrued based on the average exchange rate in effect during the interest accrual period or, with respect to an accrual period that spans two taxable years, that part of the period within the taxable year.

If you elect the second method, you would determine the amount of income accrued on the basis of the exchange rate in effect on the last day of the accrual period, or, in the case of an accrual period that spans two taxable years, the exchange rate in effect on the last day of the part of the period within the taxable year. Additionally, under this second method, if you receive a payment of interest within five business days of the last day of your accrual period or taxable year, you may instead translate the interest accrued into U.S. dollars at the exchange rate in effect on the day that you actually receive the interest payment. If you elect the second method, it will apply to all debt instruments that you hold at the beginning of the first taxable year to which the election applies and to all debt instruments that you subsequently acquire. You may not revoke this election without the consent of the United States Internal Revenue Service.

When you actually receive an interest payment, including a payment attributable to accrued but unpaid interest upon the sale or retirement of your debt security, denominated in, or determined by reference to, a non-U.S. dollar currency for which you accrued an amount of income, you will recognize ordinary income or loss measured by the difference, if any, between the exchange rate that you used to accrue interest income and the exchange rate in effect on the date of receipt, regardless of whether you actually convert the payment into U.S. dollars.

Original Issue Discount

If you own a debt security, other than a short-term debt security with a term of one year or less, it will be treated as an original issue discount debt security if the amount by which the debt security’s stated redemption price at maturity exceeds its issue price is more than a de minimis amount. Generally, a debt security’s issue price will be the first price at which a substantial amount of debt securities included in the issue of which the debt security is a part is sold to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers. A debt security’s stated redemption price at maturity is the total of all payments provided by the debt security that are not payments of qualified stated interest. Generally, an interest payment on a debt security is qualified stated interest if it is one of a series of stated interest payments on a debt security that are unconditionally payable at least annually at a single fixed rate, with certain exceptions for lower rates paid during some periods, applied to the outstanding principal amount of the debt security. There are special rules for variable rate debt securities that are discussed below under “— Variable Rate Debt Securities.”

In general, your debt security is not an original issue discount debt security if the amount by which its stated redemption price at maturity exceeds its issue price is less than the de minimis amount of 0.25 percent of its stated redemption price at maturity multiplied by the number of complete years to its maturity. Your debt security will have de minimis original issue discount if the amount of the excess is less than the de minimis amount. If your debt security has de minimis original issue discount, you must include the de minimis amount in income as stated principal payments are made on the debt security, unless you make the election described below under “— Election to Treat All Interest as Original Issue Discount.” You can determine the includible amount with respect to each such payment by multiplying the total amount of your debt security’s de minimis original issue discount by a fraction equal to:

•	the amount of the principal payment made divided by:

•	the stated principal amount of the debt security.

Generally, if your original issue discount debt security matures more than one year from its date of issue, you must include original issue discount in income before you receive cash attributable to that income. The amount of original issue discount that you must include in income is calculated using a constant-yield method, and generally you will include increasingly greater amounts of original issue discount in income over the life of your debt security. More specifically, you can calculate the amount of original issue discount that you must include in income by adding the daily portions of original issue discount with respect to your original issue discount debt security for each day during the taxable year or portion of the taxable year that you hold your original issue discount debt security. You can determine the daily portion by allocating to each day in any accrual period a pro rata portion of the original issue discount allocable to that accrual period. You may select an accrual period of any length with respect to your original issue discount debt security and you may vary the length of each accrual period over the term of your original issue discount debt security. However, no accrual period may be longer than one year and each scheduled payment of interest or principal on the original issue discount debt security must occur on either the first or final day of an accrual period.

You can determine the amount of original issue discount allocable to an accrual period by:

•	multiplying your original issue discount debt security’s adjusted issue price at the beginning of the accrual period by your debt security’s yield to maturity; and then

•	subtracting from this figure the sum of the payments of qualified stated interest on your debt security allocable to the accrual period.

You must determine the original issue discount debt security’s yield to maturity on the basis of compounding at the close of each accrual period and adjusting for the length of each accrual period. Further, you determine your original issue discount debt security’s adjusted issue price at the beginning of any accrual period by:

•	adding your original issue discount debt security’s issue price and any accrued original issue discount for each prior accrual period; and then

•	subtracting any payments previously made on your original issue discount debt security that were not qualified stated interest payments.

If an interval between payments of qualified stated interest on your original issue discount debt security contains more than one accrual period, then, when you determine the amount of original issue discount allocable to an accrual period, you must allocate the amount of qualified stated interest payable at the end of the interval, including any qualified stated interest that is payable on the first day of the accrual period immediately following the interval, pro rata to each accrual period in the interval based on their relative lengths. In addition, you must increase the adjusted issue price at the beginning of each accrual period in the interval by the amount of any qualified stated interest that has accrued prior to the first day of the accrual period but that is not payable until the end of the interval. You may compute the amount of original issue discount allocable to an initial short accrual period by using any reasonable method if all other accrual periods, other than a final short accrual period, are of equal length.

The amount of original issue discount allocable to the final accrual period is equal to the difference between:

•	the amount payable at the maturity of your debt security, other than any payment of qualified stated interest; and

•	your debt security’s adjusted issue price as of the beginning of the final accrual period.

Acquisition Premium

If you purchase your debt security for an amount that is less than or equal to the sum of all amounts, other than qualified stated interest, payable on your debt security after the purchase date but is greater than the amount of your debt security’s adjusted issue price, as determined above, the excess is acquisition premium. If you do not make the election described below under “— Election to Treat All Interest as Original Issue Discount,” then you must reduce the daily portions of original issue discount by a fraction equal to:

•	the excess of your adjusted basis in the debt security immediately after purchase over the adjusted issue price of the debt security divided by:

•	the excess of the sum of all amounts payable, other than qualified stated interest, on the debt security after the purchase date over the debt security’s adjusted issue price.

Pre-Issuance Accrued Interest

An election may be made to decrease the issue price of your debt security by the amount of pre-issuance accrued interest if:

•	a portion of the initial purchase price of your debt security is attributable to pre-issuance accrued interest;

•	the first stated interest payment on your debt security is to be made within one year of your debt security’s issue date; and

•	the payment will equal or exceed the amount of pre-issuance accrued interest.

If this election is made, a portion of the first stated interest payment will be treated as a return of the excluded pre-issuance accrued interest and not as an amount payable on your debt security.

Debt Securities Subject to Contingencies Including Optional Redemption

Your debt security is subject to a contingency if it provides for an alternative payment schedule or schedules applicable upon the occurrence of a contingency or contingencies, other than a remote or incidental contingency, whether such contingency relates to payments of interest or of principal. In such a case, you must determine the yield and maturity of your debt security by assuming that the payments will be made according to the payment schedule most likely to occur if:

•	the timing and amounts of the payments that comprise each payment schedule are known as of the issue date; and

•	one of such schedules is significantly more likely than not to occur.

If there is no single payment schedule that is significantly more likely than not to occur, other than because of a mandatory sinking fund, you must include income on your debt security in accordance with the general rules that govern contingent payment obligations. These rules will be discussed in the applicable prospectus supplement.

Notwithstanding the general rules for determining yield and maturity, if your debt security is subject to contingencies, and either you or we have an unconditional option or options that, if exercised, would require payments to be made on the debt security under an alternative payment schedule or schedules, then:

•

in the case of an option or options that we may exercise, we will be deemed to exercise or not exercise an option or combination of options in the manner that minimizes the yield on your debt security; and

•

in the case of an option or options that you may exercise, you will be deemed to exercise or not exercise an option or combination of options in the manner that maximizes the yield on your debt security.

If both you and we hold options described in the preceding sentence, those rules will apply to each option in the order in which they may be exercised. You may determine the yield on your debt security for the purposes of those calculations by using any date on which your debt security may be redeemed or repurchased as the maturity date and the amount payable on the date that you chose in accordance with the terms of your debt security as the principal amount payable at maturity.

If a contingency, including the exercise of an option, actually occurs or does not occur contrary to an assumption made according to the above rules then, except to the extent that a portion of your debt security is repaid as a result of this change in circumstances and solely to determine the amount and accrual of original issue discount, you must redetermine the yield and maturity of your debt security by treating your debt security as having been retired and reissued on the date of the change in circumstances for an amount equal to your debt security’s adjusted issue price on that date.

Election to Treat All Interest as Original Issue Discount

You may elect to include in gross income all interest that accrues on your debt security using the constant-yield method described above, with the modifications described below. For purposes of this election, interest will include stated interest, original issue discount, de minimis original issue discount, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium, described below under “— Debt Securities Purchased at a Premium,” or acquisition premium.

If you make this election for your debt security, then, when you apply the constant-yield method:

•	the issue price of your debt security will equal your cost;

•	the issue date of your debt security will be the date you acquired it; and

•	no payments on your debt security will be treated as payments of qualified stated interest.

Generally, this election will apply only to the debt security for which you make it; however, if the debt security has amortizable bond premium, you will be deemed to have made an election to apply amortizable bond premium against interest for all debt instruments with amortizable bond premium, other than debt instruments the interest on which is excludible from gross income, that you hold as of the beginning of the taxable year to which the election applies or any taxable year thereafter. Additionally, if you make this election for a market discount debt security, you will be treated as having made the election discussed below under “— Market Discount” to include market discount in income currently over the life of all debt instruments having market discount that you acquire on or after the first day of the first taxable year to which the election applies. You may not revoke any election to apply the constant-yield method to all interest on a debt security or the deemed elections with respect to amortizable bond premium or market discount debt securities without the consent of the United States Internal Revenue Service.

Variable Rate Debt Securities

Your debt security will be a variable rate debt security if:

•	your debt security’s issue price does not exceed the total noncontingent principal payments by more than the lesser of:

•	.015 multiplied by the product of the total noncontingent principal payments and the number of complete years to maturity from the issue date; or

•	15 percent of the total noncontingent principal payments; and

•	your debt security provides for stated interest, compounded or paid at least annually, only at:

•	one or more qualified floating rates;

•	a single fixed rate and one or more qualified floating rates;

•	a single objective rate; or

•	a single fixed rate and a single objective rate that is a qualified inverse floating rate.

Your debt security will have a variable rate that is a qualified floating rate if:

•	variations in the value of the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which your debt security is denominated; or

•	the rate is equal to such a rate multiplied by either:

•	a fixed multiple that is greater than 0.65 but not more than 1.35; or

•	a fixed multiple greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate; and

•

the value of the rate on any date during the term of your debt security is set no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

If your debt security provides for two or more qualified floating rates that are within 0.25 percentage points of each other on the issue date or can reasonably be expected to have approximately the same values throughout the term of the debt security, the qualified floating rates together constitute a single qualified floating rate.

Your debt security will not have a qualified floating rate, however, if the rate is subject to certain restrictions (including caps, floors, governors, or other similar restrictions) unless such restrictions are fixed throughout the term of the debt security or are not reasonably expected to significantly affect the yield on the debt security.

Your debt security will have a variable rate that is a single objective rate if:

•	the rate is not a qualified floating rate;

•

the rate is determined using a single, fixed formula that is based on objective financial or economic information that is not within the control of or unique to the circumstances of the issuer or a related party; and

•

the value of the rate on any date during the term of your debt security is set no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

Your debt security will not have a variable rate that is an objective rate, however, if it is reasonably expected that the average value of the rate during the first half of your debt security’s term will be either significantly less than or significantly greater than the average value of the rate during the final half of your debt security’s term.

An objective rate as described above is a qualified inverse floating rate if:

•	the rate is equal to a fixed rate minus a qualified floating rate and

•	the variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the cost of newly borrowed funds.

Your debt security will also have a single qualified floating rate or an objective rate if interest on your debt security is stated at a fixed rate for an initial period of one year or less followed by either a qualified floating rate or an objective rate for a subsequent period, and either:

•	the fixed rate and the qualified floating rate or objective rate have values on the issue date of the debt security that do not differ by more than 0.25 percentage points; or

•	the value of the qualified floating rate or objective rate is intended to approximate the fixed rate.

In general, if your variable rate debt security provides for stated interest at a single qualified floating rate or objective rate, or one of those rates after a single fixed rate for an initial period, all stated interest on your debt security is qualified stated interest. In this case, the amount of original issue discount, if any, is determined by using, in the case of a qualified floating rate or qualified inverse floating rate, the value as of the issue date of the qualified floating rate or qualified inverse floating rate, or, for any other objective rate, a fixed rate that reflects the yield reasonably expected for your debt security.

If your variable rate debt security does not provide for stated interest at a single qualified floating rate or a single objective rate, and also does not provide for interest payable at a fixed rate other than a single fixed rate for an initial period, you generally must determine the interest and original issue discount accruals on your debt security by:

•	determining a fixed rate substitute for each variable rate provided under your variable rate debt security;

•	constructing the equivalent fixed rate debt instrument, using the fixed rate substitute described above;

•	determining the amount of qualified stated interest and original issue discount with respect to the equivalent fixed rate debt instrument; and

•	adjusting for actual variable rates during the applicable accrual period.

When you determine the fixed rate substitute for each variable rate provided under the variable rate debt security, you generally will use the value of each variable rate as of the issue date or, for an objective rate that is not a qualified inverse floating rate, a rate that reflects the reasonably expected yield on your debt security.

If your variable rate debt security provides for stated interest either at one or more qualified floating rates or at a qualified inverse floating rate, and also provides for stated interest at a single fixed rate other than at a single fixed rate for an initial period, you generally must determine interest and original issue discount accruals by using the method described in the previous paragraph. However, your variable rate debt security will be treated, for purposes of the first three steps of the determination, as if your debt security had provided for a qualified floating rate, or a qualified inverse floating rate, rather than the fixed rate. The qualified floating rate, or qualified inverse floating rate, that replaces the fixed rate must be such that the fair market value of your variable rate debt security as of the issue date approximates the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate, or qualified inverse floating rate, rather than the fixed rate.

Short-Term Debt Securities

In general, if you are an individual or other cash basis United States holder of a short-term debt security, you are not required to accrue original issue discount, as specially defined below for the purposes of this paragraph, for United States federal income tax purposes unless you elect to do so (although it is possible that you may be required to include any stated interest in income as you receive it). If you are an accrual basis taxpayer, a taxpayer in a special class, including, but not limited to, a regulated investment company, common trust fund, or a certain type of pass-through entity, or a cash basis taxpayer who so elects, you will be required to accrue original issue discount on short-term debt securities on either a straight-line basis or under the constant-yield method, based on daily compounding. If you are not required and do not elect to include original issue discount in income currently, any gain you realize on the sale or retirement of your short-term debt security will be ordinary income to the extent of the accrued original issue discount, which will be determined on a straight-line basis unless you make an election to accrue the original issue discount under the constant-yield method, through the date of sale or retirement. However, if you are not required and do not elect to accrue original issue discount on your short-term debt securities, you will be required to defer deductions for interest on borrowings allocable to your short-term debt securities in an amount not exceeding the deferred income until the deferred income is realized.

When you determine the amount of original issue discount subject to these rules, you must include all interest payments on your short-term debt security, including stated interest, in your short-term debt security’s stated redemption price at maturity.

Non-U.S. Dollar Currency Original Issue Discount Debt Securities

If your original issue discount debt security is denominated in, or determined by reference to, a non-U.S. dollar currency, you must determine original issue discount for any accrual period on your original issue discount debt security in the non-U.S. dollar currency and then translate the amount of original issue discount into U.S. dollars in the same manner as stated interest accrued by an accrual basis United States holder, as described above under “— Payments of Interest.” You may recognize ordinary income or loss when you receive an amount attributable to original issue discount in connection with a payment of interest or the sale or retirement of your debt security.

Market Discount

You will be treated as if you purchased your debt security, other than a short-term debt security, at a market discount, and your debt security will be a market discount debt security if:

•	you purchase your debt security for less than its issue price as determined above; and

•

the difference between the debt security’s stated redemption price at maturity or, in the case of an original issue discount debt security, the debt security’s revised issue price, and the price you paid for your debt security is equal to or greater than 0.25 percent of your debt security’s stated redemption price at maturity or revised issue price, respectively, multiplied by the number of complete years to the debt security’s maturity. To determine the revised issue price of your debt security for these purposes, you generally add any original issue discount that has accrued on your debt security to its issue price.

If your debt security’s stated redemption price at maturity or, in the case of an original issue discount debt security, its revised issue price, exceeds the price you paid for the debt security by less than 0.25 percent multiplied by the number of complete years to the debt security’s maturity, the excess constitutes de minimis market discount, and the rules discussed below are not applicable to you.

You must treat any gain you recognize on the maturity or disposition of your market discount debt security as ordinary income to the extent of the accrued market discount on your debt security. Alternatively, you may elect to include market discount in income currently over the life of your debt security. If you make this election, it will apply to all debt instruments with market discount that you acquire on or after the first day of the first taxable year to which the election applies. You may not revoke this election without the consent of the United States Internal Revenue Service. If you own a market discount debt security and do not make this election, you will generally be required to defer deductions for interest on borrowings allocable to your debt security in an amount not exceeding the accrued market discount on your debt security until the maturity or disposition of your debt security.

If you own a market discount debt security, the market discount will accrue on a straight-line basis unless an election is made to accrue market discount using a constant-yield method. If you make this election, it will apply only to the debt security with respect to which it is made and you may not revoke it. You would, however, not include accrued market discount in income currently unless you elect to do so as described above.

Debt Securities Purchased at a Premium

If you purchase your debt security for an amount in excess of its principal amount, you may elect to treat the excess as amortizable bond premium. If you make this election, you would reduce the amount required to be included in your income each year with respect to interest on your debt security by the amount of amortizable bond premium allocable to that year, based on your debt security’s yield to maturity. If your debt security is denominated in, or determined by reference to, a non-U.S. dollar currency, you would compute your amortizable bond premium in units of the non-U.S. dollar currency and your amortizable bond premium will reduce your interest income in units of the non-U.S. dollar currency. Gain or loss recognized that is attributable to changes in foreign currency exchange rates between the time your amortized bond premium offsets interest income and the time of the acquisition of your debt security is generally taxable as ordinary income or loss. If you make an election to amortize bond premium, it will apply to all debt instruments, other than debt instruments the interest on which is excludible from gross income, that you hold at the beginning of the first taxable year to which the election applies or that you thereafter acquire, and you may not revoke it without the consent of the United States Internal Revenue Service. See also “— Original Issue Discount — Election to Treat All Interest as Original Issue Discount.”

Purchase, Sale and Retirement of the Debt Securities

Your tax basis in your debt security will generally be the U.S. dollar cost, as defined below, of your debt security, adjusted by:

•	adding any original issue discount or market discount previously included in income with respect to your debt security; and then

•	subtracting any payments on your debt security that are not qualified stated interest payments and any amortizable bond premium applied to reduce interest on your debt security.

If you purchase your debt security with non-U.S. dollar currency, the U.S. dollar cost of your debt security will generally be the U.S. dollar value of the purchase price on the date of purchase. However, if you are a cash basis taxpayer, or an accrual basis taxpayer if you so elect, and your debt security is traded on an established securities market, as defined in the applicable U.S. Treasury regulations, the U.S. dollar cost of your debt security will be the U.S. dollar value of the purchase price on the settlement date of your purchase.

You will generally recognize gain or loss on the sale or retirement of your debt security equal to the difference between the amount you realize on the sale or retirement and your tax basis in your debt security. If your debt security is sold or retired for an amount in non-U.S. dollar currency, the amount you realize will be the U.S. dollar value of such amount on the date the debt security is disposed of or retired, except that in the case of a debt security that is traded on an established securities market, as defined in the applicable Treasury regulations, a cash basis taxpayer, or an accrual basis taxpayer that so elects, will determine the amount realized based on the U.S. dollar value of the specified currency on the settlement date of the sale.

You will recognize capital gain or loss when you sell or retire your debt security, except to the extent:

•	described above under “— Original Issue Discount — Short-Term Debt Securities” or “— Market Discount;”

•	attributable to accrued but unpaid interest;

•	the rules governing contingent payment obligations apply; or

•	attributable to changes in exchange rates as described below.

Capital gain of a noncorporate United States holder is generally taxed at preferential rates where the debt security is held for more than one year.

You must treat any portion of the gain or loss that you recognize on the sale or retirement of a debt security as ordinary income or loss to the extent attributable to changes in exchange rates. However, you take exchange gain or loss into account only to the extent of the total gain or loss you realize on the transaction.

Exchange of Amounts in Other Than U.S. Dollars

If you receive non-U.S. dollar currency as interest on your debt security or on the sale or retirement of your debt security, your tax basis in the non-U.S. dollar currency will equal its U.S. dollar value when the interest is received or at the time of the sale or retirement. If you purchase non-U.S. dollar currency, you generally will have a tax basis equal to the U.S. dollar value of the non-U.S. dollar currency on the date of your purchase. If you sell or dispose of a non-U.S. dollar currency, including if you use it to purchase debt securities or exchange it for U.S. dollars, any gain or loss recognized generally will be ordinary income or loss.

Other Debt Securities

The applicable prospectus supplement will discuss the material United States federal income tax rules with respect to debt securities that may be convertible into or exercisable or exchangeable for common or preferred stock or other securities of AIG parent or debt or equity securities of one or more third parties, debt securities that are subject to the rules governing contingent payment obligations, any renewable and extendible debt securities and any debt securities providing for the periodic payment of principal over the life of the debt security.

Medicare Tax

For taxable years beginning after December 31, 2012, a U.S. holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, will be subject to a 3.8% tax on the lesser of (1) the U.S. holder’s “net investment income” for the relevant taxable year and (2) the excess of the U.S. holder’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000, depending on the individual’s circumstances). A U.S. holder’s net investment income will generally include its interest income and its net gains from the disposition of the debt securities, unless such interest income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a U.S. holder that is an individual, estate or trust, you are advised to consult your tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the debt securities.

United States Alien Holders

This subsection describes the tax consequences to a United States alien holder. This discussion assumes that the debt security is not subject to the rules of Section 871(h)(4)(A) of the Code, relating to interest payments that are determined by reference to the income, profits, changes in the value of property or other attributes of the debtor or a related party.

Under United States federal income and estate tax law, and subject to the discussion of backup withholding below, if you are a United States alien holder of a debt security:

•

we and other U.S. payors generally will not be required to deduct United States withholding tax from payments of principal, premium, if any, and interest, including original issue discount, to you if, in the case of payments of interest:

•	you do not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote;

•	you are not a controlled foreign corporation that is related to us through stock ownership;

•	the U.S. payor does not have actual knowledge or reason to know that you are a United States person and:

•

you have furnished to the U.S. payor an Internal Revenue Service Form W-8BEN or an acceptable substitute form upon which you certify, under penalties of perjury, that you are not a United States person;

•

in the case of payments made outside the United States to you at an offshore account (generally, an account maintained by you at a bank or other financial institution at any location outside the United States), you have furnished to the U.S. payor documentation that establishes your identity and your status as the beneficial owner of the payment for United States federal income tax purposes and as a person who is not a United States person;

•	the U.S. payor has received a withholding certificate (furnished on an appropriate Internal Revenue Service Form W-8 or an acceptable substitute form) from a person claiming to be:

•

a withholding foreign partnership (generally a foreign partnership that has entered into an agreement with the Internal Revenue Service to assume primary withholding responsibility with respect to distributions and guaranteed payments it makes to its partners);

•

a qualified intermediary (generally a non-United States financial institution or clearing organization or a non-United States branch or office of a United States financial institution or clearing organization that is a party to a withholding agreement with the United States Internal Revenue Service); or

•	a U.S. branch of a non-United States bank or of a non-United States insurance company;

and the withholding foreign partnership, qualified intermediary or U.S. branch has received documentation upon which it may rely to treat the payment as made to a person who is not a United States person that is, for United States federal income tax purposes, the beneficial owner of the payments on the debt securities in accordance with U.S. Treasury regulations (or, in the case of a qualified intermediary, in accordance with its agreement with the United States Internal Revenue Service);

•	the U.S. payor receives a statement from a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business:

•

certifying to the U.S. payor under penalties of perjury that an Internal Revenue Service Form W-8BEN or an acceptable substitute form has been received from you by it or by a similar financial institution between it and you; and

•	to which is attached a copy of the Internal Revenue Service Form W-8BEN or acceptable substitute form; or

•

the U.S. payor otherwise possesses documentation upon which it may rely to treat the payment as made to a person who is not a United States person that is, for United States federal income tax purposes, the beneficial owner of the payments on the debt securities in accordance with U.S. Treasury regulations; and

•	no deduction for any United States federal withholding tax will be made from any gain that you realize on the sale or exchange of your debt security.

Further, a debt security held by an individual who at death is not a citizen or resident of the United States will not be includible in the individual’s gross estate for United States federal estate tax purposes if:

•	the decedent did not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote at the time of death; and

•	the income on the debt security would not have been effectively connected with a U.S. trade or business of the decedent at the same time.

Treasury Regulations Requiring Disclosure of Reportable Transactions

Pursuant to Treasury regulations, United States taxpayers must report certain transactions that give rise to a loss in excess of certain thresholds (a “Reportable Transaction”). Under these regulations, if the debt securities are denominated in a foreign currency, a United States holder (or a United States alien holder that holds the debt securities in connection with a U.S. trade or business) that recognizes a loss with respect to the debt securities that is characterized as an ordinary loss due to changes in currency exchange rates (under any of the rules discussed above) would be required to report the loss on Internal Revenue Service Form 8886 (Reportable Transaction Statement) if the loss exceeds the thresholds set forth in the regulations. For individuals and trusts, this loss threshold is $50,000 in any single taxable year. For other types of taxpayers and other types of losses, the thresholds are higher. You should consult with your tax advisor regarding any tax filing and reporting obligations that may apply in connection with acquiring, owning and disposing of debt securities.

Withholdable Payments to Foreign Financial Entities and Other Foreign Entities

A 30% withholding tax will be imposed on certain payments that are made to certain foreign financial institutions, investment funds and other non-U.S. persons that fail to comply with information reporting requirements in respect of their direct and indirect United States shareholders and/or United States accountholders. Such payments will include U.S.-source interest and the gross proceeds from the sale or other disposition of debt securities that can produce U.S.-source interest. However, under proposed regulations, such payments will only include interest and proceeds of debt securities issued on or after January 1, 2013. In addition, under administrative guidance and proposed regulations, withholding would only be made to payments of interest made on or after January 1, 2014, and to payments of gross proceeds from a sale or other disposition of debt securities made on or after January 1, 2015.

Backup Withholding and Information Reporting

United States Holders.    In general, if you are a noncorporate United States holder, we and other payors are required to report to the United States Internal Revenue Service all payments of principal, any premium and interest on your debt security, and the accrual of original issue discount on an original issue discount debt security. In addition, we and other payors are required to report to the United States Internal Revenue Service any payment of proceeds of the sale of your debt security before maturity within the United States. Additionally, backup withholding will apply to any payments, including payments of original issue discount, if you fail to provide an accurate taxpayer identification number, or you are notified by the United States Internal Revenue Service that you have failed to report all interest and dividends required to be shown on your federal income tax returns.

United States Alien Holders.    In general, if you are a United States alien holder, payments of principal, premium or interest, including original issue discount, made by us and other payors to you will not be subject to backup withholding and information reporting, provided that the certification requirements described above under “— United States Alien Holders” are satisfied or you otherwise establish an exemption. However, we and other payors are required to report payments of interest on your debt securities on Internal Revenue Service Form 1042-S even if the payments are not otherwise subject to information reporting requirements. In addition, payment of the proceeds from the sale of debt securities effected at a United States office of a broker will not be subject to backup withholding and information reporting provided that:

•	the broker does not have actual knowledge or reason to know that you are a United States person and you have furnished to the broker:

•	an appropriate Internal Revenue Service Form W-8 or an acceptable substitute form upon which you certify, under penalties of perjury, that you are not a United States person; or

•

other documentation upon which it may rely to treat the payment as made to a person who is not a United States person that is, for United States federal income tax purposes, the beneficial owner of the payment on the debt securities in accordance with U.S. Treasury regulations; or

•	you otherwise establish an exemption.

If you fail to establish an exemption and the broker does not possess adequate documentation of your status as a person who is not a United States person, the payments may be subject to information reporting and backup withholding. However, backup withholding will not apply with respect to payments made outside the United States to an offshore account maintained by you unless the broker has actual knowledge that you are a United States person.

In general, payment of the proceeds from the sale of debt securities effected at a foreign office of a broker will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker will be subject to information reporting and backup withholding if:

•	the proceeds are transferred to an account maintained by you in the United States;

•	the payment of proceeds or the confirmation of the sale is mailed to you at a United States address; or

•	the sale has some other specified connection with the United States as provided in U.S. Treasury regulations;

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above (relating to a sale of debt securities effected at a United States office of a broker) are met or you otherwise establish an exemption.

In addition, payment of the proceeds from the sale of debt securities effected at a foreign office of a broker will be subject to information reporting if the broker is:

•	a United States person;

•	a controlled foreign corporation for United States tax purposes;

•	a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period; or

•	a foreign partnership, if at any time during its tax year:

•	one or more of its partners are “United States persons,” as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership; or

•	such foreign partnership is engaged in the conduct of a United States trade or business;

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above (relating to a sale of debt securities effected at a United States office of a broker) are met or you otherwise establish an exemption. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a United States person.

Taxation of Common Stock, Preferred Stock and Depositary Shares

This subsection describes the material United States federal income tax consequences of owning, selling and disposing of the common stock, preferred stock and depositary shares that we may offer other than preferred stock that may be convertible into, or exercisable or exchangeable for, securities or other property, which will be described in the applicable prospectus supplement. When we refer to preferred stock in this subsection, we mean both preferred stock and depositary shares.

United States Holders

Distributions

You will be taxed on distributions on common stock or preferred stock as dividend income to the extent paid out of our current or accumulated earnings and profits for United States federal income tax purposes. If you are a noncorporate United States holder, dividends paid to you in taxable years beginning before January 1, 2013 will be taxable to you at a maximum rate of 15%, provided that you hold your shares of common stock or preferred stock for more than 60 days during the 121-day period beginning 60 days before the ex-dividend date (or, if a dividend is on preferred stock and is attributable to a period or periods aggregating over 366 days, provided that you hold your shares of preferred stock for more than 90 days during the 181-day period beginning 90 days before the ex-dividend date) and meet other holding period requirements. If you are taxed as a corporation, except as described in the next subsection, dividends would be eligible for the 70% dividends-received deduction.

You generally will not be taxed on any portion of a distribution not paid out of our current or accumulated earnings and profits if your tax basis in the common stock or preferred stock is greater than or equal to the amount of the distribution. However, you would be required to reduce your tax basis (but not below zero) in the common stock or preferred stock by the amount of the distribution, and would recognize capital gain to the extent that the distribution exceeds your tax basis in the common stock or preferred stock. Further, if you are a corporation, you would not be entitled to a dividends-received deduction on this portion of a distribution.

Limitations on Dividends-Received Deduction

Corporate shareholders may not be entitled to take the 70% dividends-received deduction in all circumstances. Prospective corporate investors in common stock or preferred stock should consider the effect of:

•

Section 246A of the Code, which reduces the dividends-received deduction allowed to a corporate shareholder that has incurred indebtedness that is “directly attributable” to an investment in certain portfolio stock;

•

Section 246(c) of the Code, which, among other things, disallows the dividends-received deduction in respect of any dividend on a share of stock that is held for less than the minimum holding period (generally at least 46 days during the 91 day period beginning on the date which is 45 days before the date on which such share becomes ex-dividend with respect to such dividend); and

•

Section 1059 of the Code, which, under certain circumstances, reduces the basis of stock for purposes of calculating gain or loss in a subsequent disposition by the portion of any “extraordinary dividend” (as defined below) that is eligible for the dividends-received deduction.

Extraordinary Dividends

If you are a corporate shareholder, you will be required to reduce your tax basis (but not below zero) in the common stock or preferred stock by the nontaxed portion of any “extraordinary dividend” if you have not held your stock for more than two years before the earliest of the date such dividend is declared, announced, or agreed. Generally, the nontaxed portion of an extraordinary dividend is the amount excluded from income by operation of the dividends-received deduction. An extraordinary dividend on the common stock or preferred stock generally would be a dividend that:

•

equals or exceeds 5% (in the case of preferred stock) or 10% (in the case of common stock) of the corporate shareholder’s adjusted tax basis in the common stock or preferred stock, treating all dividends having ex-dividend dates within an 85 day period as one dividend; or

•	exceeds 20% of the corporate shareholder’s adjusted tax basis in the common stock or preferred stock, treating all dividends having ex-dividend dates within a 365 day period as one dividend.

In determining whether a dividend paid on the common stock or preferred stock is an extraordinary dividend, a corporate shareholder may elect to substitute the fair market value of the stock for its tax basis for purposes of applying these tests if the fair market value as of the day before the ex-dividend date is established to the satisfaction of the Secretary of the Treasury. An extraordinary dividend also includes any amount treated as a dividend in the case of a repurchase or redemption that is either non-pro rata as to all stockholders or in partial liquidation of the company, regardless of the stockholder’s holding period and regardless of the size of the dividend. Any part of the nontaxed portion of an extraordinary dividend that is not applied to reduce the corporate shareholder’s tax basis as a result of the limitation on reducing its basis below zero would be treated as capital gain and would be recognized in the taxable year in which the extraordinary dividend is received.

If you are a corporate shareholder, please consult your tax advisor with respect to the possible application of the extraordinary dividend provisions of the federal income tax law to your ownership or disposition of common stock or preferred stock in your particular circumstances.

Redemption Premium

If we may redeem your preferred stock at a redemption price in excess of its issue price, the entire amount of the excess may constitute an unreasonable redemption premium which will be treated as a constructive dividend. You generally must take this constructive dividend into account each year in the same manner as original issue discount would be taken into account if the preferred stock were treated as an original issue discount debt security for United States federal income tax purposes. See “— Taxation of Debt Securities — United States Holders — Original Issue Discount” above for a discussion of the special tax rules for original issue discount. A corporate shareholder would be entitled to a dividends-received deduction for any constructive dividends unless the special rules denying a dividends-received deduction described above in “— Limitations on Dividends-Received Deduction” apply. A corporate shareholder would also be required to take these constructive dividends into account when applying the extraordinary dividend rules described above. Thus, a corporate shareholder’s receipt of a constructive dividend may cause some or all stated dividends to be treated as extraordinary dividends. The applicable prospectus supplement for preferred stock that is redeemable at a price in excess of its issue price will indicate whether tax counsel believes that a shareholder must include any redemption premium in income.

Sale or Exchange of Common Stock and Preferred Stock Other Than by Repurchase or Redemption

If you sell or otherwise dispose of your common stock or preferred stock (other than by repurchase or redemption), you will generally recognize capital gain or loss equal to the difference between the amount realized upon the disposition and your adjusted tax basis of the common stock or preferred stock. Capital gain of a noncorporate United States holder is generally taxed at preferential rates where the holder has a holding period greater than one year.

Repurchase or Redemption of Common Stock or Preferred Stock

If we repurchase or redeem your common stock or preferred stock, it generally would be a taxable event. You would be treated as if you had sold your common stock or preferred stock if the repurchase or redemption:

•	results in a complete termination of your stock interest in us;

•	is substantially disproportionate with respect to you; or

•	is not essentially equivalent to a dividend with respect to you.

In determining whether any of these tests has been met, shares of stock considered to be owned by you by reason of certain constructive ownership rules set forth in Section 318 of the Code, as well as shares actually owned, must be taken into account.

If we repurchase or redeem your common stock or preferred stock in a repurchase or redemption that meets one of the tests described above, you generally would recognize taxable gain or loss equal to the sum of the amount of cash and fair market value of property (other than stock of us or a successor to us) received by you less your tax basis in the common stock or preferred stock repurchased or redeemed. This gain or loss would be long-term capital gain or capital loss if you have held the common stock or preferred stock for more than one year.

If a repurchase or redemption does not meet any of the tests described above, you generally would be taxed on the cash and fair market value of the property you receive as a dividend to the extent paid out of our current or accumulated earnings and profits. Any amount in excess of our current and accumulated earnings and profits would first reduce your tax basis in the common stock or preferred stock and thereafter would be treated as capital gain. If a repurchase or redemption of the common stock or preferred stock is treated as a distribution that is taxable as a dividend, you should consult with your own tax advisor regarding the treatment of your basis in the repurchased or redeemed common stock or preferred stock.

Medicare Tax

For taxable years beginning after December 31, 2012, a U.S. holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, will be subject to a 3.8% tax on the lesser of (1) the U.S. holder’s “net investment income” for the relevant taxable year and (2) the excess of the U.S. holder’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000, depending on the individual’s circumstances). A U.S. holder’s net investment income will generally include its dividend income and its net gains from the disposition of the common stock and preferred stock, unless such dividends or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a U.S. holder that is an individual, estate or trust, you are advised to consult your tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the common stock and preferred stock.

United States Alien Holders

Except as described below, if you are a United States alien holder of common stock or preferred stock, dividends paid to you are subject to withholding of United States federal income tax at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate. Even if you are eligible for a lower treaty rate, we and other payors will generally be required to withhold at a 30% rate (rather than the lower treaty rate) on dividend payments to you, unless you have furnished to us or another payor:

•

a valid Internal Revenue Service Form W-8BEN or an acceptable substitute form upon which you certify, under penalties of perjury, your status as a person who is not a United States person and your entitlement to the lower treaty rate with respect to such payments; or

•

in the case of payments made outside the United States to an offshore account (generally, an account maintained by you at an office or branch of a bank or other financial institution at any location outside the United States), other documentary evidence establishing your entitlement to the lower treaty rate in accordance with U.S. Treasury regulations.

If you are eligible for a reduced rate of United States withholding tax under a tax treaty, you may obtain a refund of any amounts withheld in excess of that rate by filing a refund claim with the United States Internal Revenue Service.

If dividends paid to you are “effectively connected” with your conduct of a trade or business within the United States, and, if required by a tax treaty, the dividends are attributable to a permanent establishment that you maintain in the United States, we and other payors generally are not required to withhold tax from the dividends, provided that you have furnished to us or another payor a valid Internal Revenue Service Form W-8ECI or an acceptable substitute form upon which you represent, under penalties of perjury, that:

•	you are not a United States person; and

•	the dividends are effectively connected with your conduct of a trade or business within the United States and are includible in your gross income.

“Effectively connected” dividends are taxed at rates applicable to United States citizens, resident aliens and domestic United States corporations.

If you are a corporate United States alien holder, “effectively connected” dividends that you receive may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

Gain on Disposition of Common Stock and Preferred Stock

If you are a United States alien holder, you generally will not be subject to United States federal income tax on gain that you recognize on a disposition of common stock or preferred stock unless:

•

the gain is “effectively connected” with your conduct of a trade or business in the United States, and the gain is attributable to a permanent establishment that you maintain in the United States, if that is required by an applicable income tax treaty as a condition for subjecting you to United States taxation on a net income basis;

•

you are an individual, you hold the common stock or preferred stock as a capital asset, you are present in the United States for 183 or more days in the taxable year of the sale and certain other conditions exist; or

•	we are or have been a United States real property holding corporation for federal income tax purposes and certain other conditions are met.

If you are a corporate United States alien holder, “effectively connected” gains that you recognize may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

We have not been, are not and do not anticipate becoming a United States real property holding corporation for United States federal income tax purposes.

Federal Estate Taxes

Common stock or preferred stock held by a United States alien holder at the time of death will be included in the holder’s gross estate for United States federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

Withholdable Payments to Foreign Financial Entities and Other Foreign Entities

A 30% withholding tax will be imposed on certain payments that are made to certain foreign financial institutions, investment funds and other non-U.S. persons that fail to comply with information reporting requirements in respect of their direct and indirect United States shareholders and/or United States accountholders. Such payments would include U.S.-source dividends and the gross proceeds from the sale or other disposition of stock that can produce U.S.-source dividends. Under administrative guidance and proposed regulations, withholding would only be made on payments of interest and dividends made on or after January 1, 2014, and to payments of gross proceeds from the sale or other disposition of our common stock or preferred stock made on or after January 1, 2015.

Backup Withholding and Information Reporting

United States Holders.    In general, if you are a non-corporate United States holder, dividend payments, or other taxable distributions, made on your common stock or preferred stock, as well as the payment of the proceeds from the sale, repurchase or redemption of your common stock or preferred stock that are made within the United States will be subject to information reporting requirements. Additionally, backup withholding will apply to such payments if you are a non-corporate United States holder and you:

•	fail to provide an accurate taxpayer identification number;

•	are notified by the United States Internal Revenue Service that you have failed to report all interest or dividends required to be shown on your federal income tax returns; or

•	in certain circumstances, fail to comply with applicable certification requirements.

If you sell your common stock or preferred stock outside the United States through a non-U.S. office of a non-U.S. broker, and the sales proceeds are paid to you outside the United States, then U.S. backup withholding and information reporting requirements generally will not apply to that payment. However, U.S. information reporting will apply to a payment of sales proceeds, even if that payment is made outside the United States, if you sell your common stock or preferred stock through a non-U.S. office of a broker that is:

•	a United States person;

•	a controlled foreign corporation for United States tax purposes;

•	a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period; or

•	a foreign partnership, if at any time during its tax year:

•	one or more of its partners are “United States persons,” as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership; or

•	such foreign partnership is engaged in the conduct of a United States trade or business.

Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a United States person.

You generally may obtain a refund of any amounts withheld under the U.S. backup withholding rules that exceed your income tax liability by filing a refund claim with the United States Internal Revenue Service.

United States Alien Holders.    If you are a United States alien holder, you are generally exempt from backup withholding and information reporting requirements with respect to:

•	dividend payments; and

•	the payment of the proceeds from the sale of common stock or preferred stock effected at a United States office of a broker;

as long as the income associated with such payments is otherwise exempt from United States federal income tax, and:

•	the payor or broker does not have actual knowledge or reason to know that you are a United States person and you have furnished to the payor or broker:

•	a valid Internal Revenue Service Form W-8BEN or an acceptable substitute form upon which you certify, under penalties of perjury, that you are not a United States person; or

•

other documentation upon which it may rely to treat the payments as made to a non-United States person that is, for United States federal income tax purposes, the beneficial owner of the payments in accordance with U.S. Treasury regulations; or

•	you otherwise establish an exemption.

Payment of the proceeds from the sale of common stock or preferred stock effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale of common stock or preferred stock that is effected at a foreign office of a broker will be subject to information reporting and backup withholding if:

•	the proceeds are transferred to an account maintained by you in the United States;

•	the payment of proceeds or the confirmation of the sale is mailed to you at a United States address; or

•	the sale has some other specified connection with the United States as provided in U.S. Treasury regulations;

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above are met or you otherwise establish an exemption.

In addition, a sale of common stock or preferred stock will be subject to information reporting if it is effected at a foreign office of a broker that is:

•	a United States person;

•	a controlled foreign corporation for United States tax purposes;

•	a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period; or

•	a foreign partnership, if at any time during its tax year:

•	one or more of its partners are “United States persons,” as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership; or

•	such foreign partnership is engaged in the conduct of a United States trade or business;

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above are met or you otherwise establish an exemption. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a United States person that is, for United States federal income tax purposes, the beneficial owner of the payments.

You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by filing a refund claim with the United States Internal Revenue Service.

EMPLOYEE RETIREMENT INCOME SECURITY ACT

A fiduciary of a pension, profit-sharing or other employee benefit plan governed by the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (each, a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the securities offered hereunder. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan, and whether the investment would involve a prohibited transaction under ERISA or the U.S. Internal Revenue Code, as amended (the “Code”).

Section 406 of ERISA and Section 4975 of the Code prohibit Plans that are subject to Title I of ERISA and plans described in Section 4975(e)(1) of the Code (including, without limitation, retirement accounts, Keogh plans and any other plans that are subject to Section 4975 of the Code (also “Plans”)), from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the Plan. A violation of these prohibited transaction rules may result in excise tax or other liabilities under ERISA or the Code for those persons, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) (“Non-ERISA Arrangements”) are not subject to the requirements of Section 406 of ERISA or Section 4975 of the Code but may be subject to similar provisions under applicable federal, state, local, non-U.S. or other laws (“Similar Laws”).

The acquisition of the securities that we may offer by a Plan or any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) with respect to which we or certain of our affiliates is or becomes a party in interest or disqualified person may result in a prohibited transaction under ERISA or Section 4975 of the Code, unless those securities are acquired pursuant to an applicable exemption. AIG, directly or through its affiliates, may be considered a “party in interest” or a “disqualified person” to a large number of Plans. A purchase of offered securities by any such Plan may constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code, unless the offered securities are acquired pursuant to and in accordance with an applicable exemption. The U.S. Department of Labor has issued five prohibited transaction class exemptions, or “PTCEs”, that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the purchase or holding of a security offered hereunder. These exemptions are PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 95-60 (for transactions involving certain insurance company general accounts), and PTCE 96-23 (for transactions managed by in-house asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code provide an exemption for the purchase and sale of the securities offered hereby, provided that neither AIG nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction, and provided further that the Plan pays no more and receives no less than “adequate consideration” in connection with the transaction (the “service provider exemption”). There can be no assurance that all of the conditions of any such exemptions will be satisfied. The assets of a Plan may include the assets held in the general account of an insurance company that are deemed to be “plan assets” under ERISA.

Any purchaser or holder of any security offered hereunder or any interest therein will be deemed to have represented by its purchase and holding of the security that either (1) it is not a Plan, a Plan Asset Entity or a Non-ERISA Arrangement and is not purchasing the security on behalf of or with the assets of any Plan, a Plan Asset Entity or Non-ERISA Arrangement or (2) the purchase and holding of the security will not constitute or result in a non-exempt prohibited transaction or a similar violation under any applicable Similar Laws.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is important that fiduciaries or other persons considering purchasing the securities offered hereunder on behalf of or with the assets of any Plan, a Plan Asset Entity or Non-ERISA Arrangement consult with their counsel regarding the availability of exemptive relief under any of the PTCEs listed above, the service provider exemption or the potential consequences of any purchase or holding under Similar Laws, as applicable. Purchasers of the securities offered hereunder have exclusive responsibility for ensuring that their purchase and holding of the securities do not violate the fiduciary or prohibited transaction rules of ERISA or the Code or any similar provisions of Similar Laws. The sale of any security offered hereunder to a Plan, Plan Asset Entity or Non-ERISA Arrangement is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by any such Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement or that such investment is appropriate for such Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement.

VALIDITY OF THE SECURITIES

Unless otherwise specified in any prospectus supplement, the validity of the securities offered by this prospectus will be passed upon for us by Sullivan & Cromwell LLP, New York, New York, and the validity of the securities will be passed upon for any underwriters or agents by Cleary Gottlieb Steen & Hamilton LLP, New York, New York. Cleary Gottlieb Steen & Hamilton LLP has from time to time provided, and may provide in the future, legal services to AIG and its affiliates. In addition, the validity of the securities offered by this prospectus may also be passed upon for us by Kathleen E. Shannon, Senior Vice President and Deputy General Counsel of AIG, or another AIG attorney. Ms. Shannon is regularly employed by AIG, participates in various AIG employee benefit plans under which she may receive shares of common stock and currently beneficially owns less than 1 percent of the outstanding shares of common stock.

EXPERTS

The consolidated financial statements and the financial statement schedules incorporated in this prospectus by reference to AIG’s Current Report on Form 8-K dated May 4, 2012 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to AIG’s Annual Report on Form 10-K for the year ended December 31, 2011, have been so incorporated in reliance upon the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of AIA Group Limited incorporated into this prospectus by reference to AIG’s Amendment No. 1 on Form 10-K/A to its Annual Report on Form 10-K for the year ended December 31, 2011 have been so incorporated in reliance upon the report of PricewaterhouseCoopers, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                 Shares

American International Group, Inc.

Common Stock

PROSPECTUS SUPPLEMENT

Joint Global Coordinators

Citigroup	Deutsche Bank Securities	Goldman, Sachs & Co.	J.P. Morgan

Joint Book-Runners

BofA Merrill Lynch	Barclays	Morgan Stanley	RBC Capital Markets

UBS Investment Bank	Wells Fargo Securities	Credit Suisse	Macquarie Capital

September     , 2012